As filed with the U.S. Securities and Exchange Commission on September 11, 2017.

Registration Statement No. 333-218046

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-4

REGISTRATION STATEMENT

Under

the Securities Act of 1933

TELECOM ARGENTINA S.A.

(Exact Name of Registrant as Specified in its Charter)

Telecom Argentina S.A.

(Translation of Registrant’s Name into English)

Argentina	4813	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Alicia Moreau de Justo, No. 50
C1107AAB, City of Buenos Aires

Argentina
Telephone: (54-11) 4968-4000
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Telephone: (302) 738-6680
(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Adam J. Brenneman, Esq.

Emilio Minvielle, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class B Ordinary Shares, nominal value Ps.1.00 per share, of Telecom Argentina S.A.(4)	197,871,855	Not applicable	U.S.$813,455,706	U.S.$94,279.52

(1)          Represents the maximum number of Class B Ordinary Shares, nominal value Ps.1.00 per share, of Telecom Argentina S.A. that will be distributed by Nortel Inversora S.A. in connection with the reorganization contemplated herein in exchange for outstanding shares of Series B Preferred Shares, nominal value Ps.10.00 per share, of Nortel Inversora S.A.

(2)          Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(f)(1), the proposed maximum aggregate offering price is equal to the product of (x) U.S.$ 27.66, the average of the high and low market prices of the American Depositary Shares (“ADSs”) representing rights to Series B Preferred Shares of Nortel Inversora S.A. as of May 10, 2017 and (y) 29,409,100, the total number of ADSs representing rights to Series B Preferred Shares of Nortel Inversora S.A. eligible to be exchanged in the reorganization (as of May 10, 2017).

(3)          Computed in accordance with Rule 457(f) under the Securities Act as the proposed maximum offering price of U.S.$ 813,455,706 multiplied by 0.0001159.

(4)          ADSs representing rights to Class B Ordinary Shares of Telecom Argentina S.A. registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-201061).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, in which this prospectus is included, is declared effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.  The Reorganization contemplated herein has not yet been authorized by the Argentine National Securities Commission.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2017

NORTEL INVERSORA  S.A.

REORGANIZATION PROPOSED — YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Series B Preferred Shares and American Depositary Share (“ADS”) Holders of Nortel Inversora S.A.:

This document sets forth information that is relevant for holders of Series B Preferred Shares, par value of Ps.10.00 per share (the “Nortel Preferred Shares”) of Nortel Inversora S.A. (“Nortel”) who are cordially invited to attend the special meeting of holders of Nortel Preferred Shares scheduled to be held on             , 2017, at Alicia Moreau de Justo 50, Buenos Aires (such meeting, the “Nortel Preferred Special Meeting”).  At the Nortel Preferred Special Meeting, you will be asked to approve (1) the absorption of Nortel by Telecom Argentina S.A., a company organized under the laws of the Republic of Argentina and controlled by Nortel (“Telecom”) (such transaction, the “Nortel Reorganization”), (2) the loss of preferential rights of the Nortel Preferred Shares in connection with the Nortel Reorganization and (3) the deletion of Section 9 from the terms of issuance governing the Nortel Preferred Shares, as described herein.

Concurrently with the Nortel Reorganization, Telecom has also agreed to absorb Sofora Telecomunicaciones S.A., a company organized under the laws of the Republic of Argentina and the parent company of Nortel (“Sofora”) and Telecom Personal S. A., a company organized under the laws of the Republic of Argentina and 100% owned by Telecom Argentina S.A. (“Personal,” and together with Nortel and Sofora, the “Absorbed Companies,” and together with Telecom, the “Participating Companies”), such that Telecom continues as the surviving company still to be known as “Telecom Argentina S.A.” (such reorganization, the “Reorganization”).

Under the preliminary reorganization agreement (Compromiso Previo de Fusión, or the “Preliminary Reorganization Agreement”), dated March 31, 2017, Nortel has, subject to the approval by holders at the Nortel Preferred Special Meeting and to certain other conditions described herein, including approval by the holders of common stock of Nortel  and receipt of certain regulatory approvals, agreed to (i) the dissolution of Nortel, (ii) the conversion of up to 161,039,447 Telecom Class A Ordinary Shares, par value Ps.1.00 (“Telecom Class A Shares”), held by Nortel into Telecom Class B Ordinary Shares, par value Ps.1.00 and entitled to one vote per share (“Telecom Class B Shares”) at a 1:1 ratio, (iii) the distribution by Nortel of its Telecom Class B Shares (including Telecom Class B Shares issued upon conversion of Telecom Class A Shares), to holders of Nortel Preferred Shares, at a rate of 134.565053 Telecom Class B Shares for each Nortel Preferred Share (such rate, the “Preferred B Share Distribution Ratio”) (or 1.34565053 ADSs of Telecom, each representing the rights to five Telecom Class B Shares (each, a “Telecom ADS”), for each ADS of Nortel, each representing the rights to 1/20th of a Nortel Preferred Share, (each, a “Nortel ADS”); such rate, the “ADS Distribution Ratio”), (iv) the distribution by Nortel of its remaining 340,994,852 Telecom Class A Shares to the holders of the common stock of Sofora, at a rate of 1.14046108 Telecom Class A Shares for each common share of Sofora (“Sofora Common Shares”) (the “Ordinary Distribution Ratio”) and (v) the cancellation of all issued Nortel Preferred Shares, Nortel ADSs and shares of Nortel’s common stock, par value Ps.10.00 (“Nortel Common Shares,” and together with the Nortel Preferred Shares, “Nortel Shares”).  For further information on the terms and conditions of the Reorganization, see “The Reorganization” in this prospectus.

Nortel Preferred Shares generally do not have voting rights.  However, in the case of the Nortel Reorganization, (i) the Nortel Reorganization must be approved by holders representing at least two-thirds of the outstanding Nortel Preferred Shares in accordance with Section 9(i) of the terms of issuance of the Nortel Preferred Shares, and (ii) holders representing more than 50% of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting must approve the loss of preferential rights of the Nortel Preferred Shares.  The Nortel Preferred Shares will lose their preferential rights because the holders of Nortel Preferred Shares will receive Telecom Class B Shares with voting rights but no economic preferential rights as a result of the Nortel Reorganization.  In addition,

(continuation of cover)

holders representing at least two-thirds of the outstanding Nortel Preferred Shares are required to approve the deletion of Section 9 from the terms of issuance of the Nortel Preferred Shares.

As of the date of this prospectus, Nortel owns 36,832,408 Telecom Class B Shares and 502,034,299 Class A Ordinary Shares, par value Ps.1.00, of Telecom (“Telecom Class A Shares” and together with Telecom Class B Shares and the Telecom ADSs, “Telecom Securities”).  Based on the number of Nortel Preferred Shares issued and outstanding on the date hereof, Nortel expects that (i) holders of Nortel Preferred Shares and the Nortel ADSs will receive a total of 197,871,855 Telecom Class B Shares (directly or in the form of Telecom ADSs), representing approximately 20.42% of the total outstanding capital stock of Telecom and (ii) holders of the common stock of Sofora will receive Nortel’s remaining 340,994,852 Telecom Class A Shares, representing approximately 35.18% of the total outstanding capital stock of Telecom.  As a result of the Reorganization, all Nortel Shares and Nortel ADSs (together, “Nortel Securities”) will be cancelled.

All Telecom Class B Shares outstanding at the effective time of the Reorganization will remain outstanding following effectiveness of the Reorganization.  No additional distribution or consideration in cash or in kind will be made or paid by Nortel or Telecom to the shareholders of Nortel in connection with the Reorganization or Nortel’s distribution of Telecom Class B Shares (other than as a result of the conversion of Telecom Class A Shares into Telecom Class B Shares).

The Telecom Class B Shares and the Nortel Preferred Shares are listed on Bolsas y Mercados Argentinos S.A., or “BYMA,” the successor entity to Mercado de Valores de Buenos Aires S.A. or “MERVAL.”  The Nortel ADSs and the Telecom ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “NTL” and “TEO,” respectively, and in addition, Nortel ADSs are listed on the Luxembourg Stock Exchange.

The Participating Companies currently expect that the Reorganization will become effective as of the date (the “Reorganization Effectiveness Date”) on which each of the following conditions will have been satisfied: (i) approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Participating Companies at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora, (ii) approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders at the Nortel Preferred Special Meeting and the special meeting of holders of Nortel Common Shares (the “Nortel Common Special Meeting”) in the case of Nortel, (iii) Telecom has prepared its technical and operational systems with the capacity to absorb the operations of Personal, Nortel and Sofora, (iv) the execution of a definitive reorganization agreement (the “Final Reorganization Agreement”), as required under Argentine law; (v) the receipt of the authorization from ENACOM (Ente Nacional de Comunicaciones) in connection with the amortization of Sofora Common Shares  representing 15.0% of Sofora’s outstanding capital stock (the “ENACOM Amortization Authorization”); (vi) the receipt of the authorization from ENACOM to dissolve Nortel and to convert Telecom Class A Shares into Telecom Class B shares for distribution to the holders of Nortel Preferred Shares (the “ENACOM Nortel Authorization”); (vii) the receipt of the authorization from ENACOM for the transfer of all telecommunications licenses held by Personal, and required for the use of wireless spectrum in Personal’s operations, from Personal to Telecom (the “ENACOM Licenses Authorization,” and, together with the ENACOM Amortization Authorization and the ENACOM Nortel Authorization, the “ENACOM Authorizations”) and (viii) the amortization in full of 140,704,640 Sofora Common Shares, representing 32.0% of Sofora’s outstanding capital stock (see “The Reorganization—Effects of the Reorganization—Sofora’s Bono de Goce” in this prospectus). In addition, the Participating Companies currently expect that the Reorganization will be completed as of the date (the “Reorganization Completion Date”) on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent (conformidad administrativa) from the Argentine National Securities Commission (Comisión Nacional de Valores, or the “CNV”) with respect to the Reorganization, (ii) the registration of the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires (Inspección General de Justicia) and (iii) any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.  As of the date of this prospectus, conditions (i), (v) and (viii) have been fully satisfied.  See “The Reorganization—Conditions to the Effectiveness of the Reorganization.”

The Board of Directors of Nortel has carefully reviewed and considered the terms and conditions of the Preliminary Reorganization Agreement.  The Board of Directors of Nortel has recommended that the holders of Nortel Securities vote “FOR” the Reorganization as contemplated by the Preliminary Reorganization Agreement.

This prospectus contains information regarding a preliminary agreement that was announced on June 30, 2017 to merge Telecom and Cablevisión S.A. (“Cablevisión”), a company organized and existing under the laws of Argentina (such transaction, the “Merger”). We are not asking you to vote on this proposed merger, and you were not eligible to vote at Telecom’s general ordinary and extraordinary shareholders’ meeting in connection with such transaction, which has already been approved at such meeting held on August 31, 2017.  For further information, see the section entitled “The Merger.”

The accompanying disclosure documents (including the Preliminary Reorganization Agreement, incorporated by reference to this prospectus) contain detailed information about the Reorganization.  This is not a proxy

(continuation of cover)

statement.  We are not asking you for a proxy and you are not requested to send us a proxy.  If you are a holder of Nortel ADSs, you will be contacted by the depositary for your ADSs with further instructions on how you can instruct such depositary to vote the shares underlying your ADSs.  We encourage Nortel shareholders to read this prospectus carefully before voting, including the section entitled “Risk Factors” beginning on page 29.

By the order of the Nortel Board of Directors,

/s/Baruki Luis Alberto González
Baruki Luis Alberto González

Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be distributed under this prospectus or determined if this prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.  Telecom Class B Shares to be distributed as a result of the Reorganization may not be delivered and sold unless and until the Reorganization Effectiveness Date occurs and the deposit of the relevant Telecom Class B Shares is made to each of the corresponding accounts.  The Argentine reorganization prospectus is in a different format than this prospectus in accordance with CNV regulations.

This prospectus is dated           , 2017 and is first being mailed to Nortel shareholders on or about              , 2017.

In this prospectus, unless the context otherwise requires, we use the terms “we,” “us,” “our” and the “Company” to refer to Nortel.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this prospectus contains information that is forward-looking, including, but not limited to:

•                  our expectations for our and Telecom’s future performance, revenues, income, earnings per share, dividends, liquidity and capital structure;

•                  the synergies expected from the Reorganization and the Merger;

•                  the implementation of our and Telecom’s business strategy;

•                  the effects of operating in a competitive environment;

•                  industry conditions;

•                  regulatory and legal developments; and

•                  other factors identified or discussed under “Item 3. Key Information.  Risk Factors” in the Telecom 2016 Form 20-F and in the Nortel 2016 Form 20-F (as defined below).

This prospectus contains certain forward-looking statements and information relating to us and Telecom that are based on current expectations, estimates and projections of Telecom’s and Nortel’s management and information currently available to Telecom.  These statements include, but are not limited to, statements made in any reports on Form 6-K or annual reports on Form 20-F that may be incorporated in this prospectus by reference or a prospectus supplement.  In each of the 2016 Nortel Form 20-F and the 2016 Telecom Form 20-F, these statements include, but are not limited to, statements made in “Item 3—Key Information—Risk Factors,” “Item 5—Operating and Financial Review and Prospects” under the captions “Critical Accounting Policies” and “Trend Information,” “Item 8—Financial Information—Legal Proceedings” and other statements about Nortel and Telecom’s strategies, plans, objectives, expectations, intentions, capital expenditures and assumptions and other statements contained that are not historical facts.  When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “will,” “may” and “should” and other similar expressions are generally intended to identify forward-looking statements.

These statements reflect the current views of the management of Telecom and Nortel with respect to future events.  They are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.  In addition, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Many factors could cause actual results, performance or achievements of Telecom to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements.  These factors include, among others:

•                  our and Telecom’s ability to successfully implement our and Telecom’s business strategy;

•                  the challenges in integrating the operations of the Absorbed Companies, Cablevisión and Telecom;

•                  the possibility that the Reorganization or the Merger does not close when expected or at all because of the required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all;

•                  the integration of Personal’s and Cablevisión’s business and operations with those of Telecom may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Personal’s, Cablevisión’s or Telecom’s existing business;

•                  potential litigation relating to the Reorganization or the Merger;

•                  Telecom’s ability to introduce new products and services that enable business growth;

•                  uncertainties relating to political and economic conditions in Argentina and Paraguay and, if the Merger is completed, Uruguay;

•                  inflation, the devaluation of the peso and of the Guaraní and exchange rate risks in Argentina and Paraguay, and if the Merger is completed, the devaluation of the Uruguayan Peso and exchange risks in Uruguay;

•                  restrictions on the ability to exchange pesos into foreign currencies and transfer funds abroad;

i

•                  the way the Argentine government regulates Law No. 27,078, the Argentina Digital Law or “LAD,” as amended by Decree No. 267/15, Decree No. 1340/16, as well as the impact of the announced new project, the Telecommunications Law, which has not yet been sent to Congress;

•                  the creditworthiness of Telecom’s actual or potential customers;

•                  nationalization, expropriation and/or increased government intervention in companies;

•                  technological changes;

•                  the impact of legal, corporate or regulatory matters, changes in the interpretation of current or future regulations or reform and changes in the legal or regulatory environment in which we and Telecom operate; and

•                  the effects of increased competition.

Many of these factors are macroeconomic and regulatory in nature and therefore beyond the control of Telecom’s management.  Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, planned or projected.  The Company does not intend and does not assume any obligation to update the forward-looking statements contained in this prospectus.

These forward-looking statements are based upon a number of assumptions and other important factors that could cause our and Telecom’s actual results, performance or achievements to differ materially from our and Telecom’s future results, performance or achievements expressed or implied by such forward-looking statements.  Readers are encouraged to consult any report on Form 6-K or the annual reports on Form 20-F of Nortel and Telecom that may be incorporated in this prospectus by reference or a prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us and Telecom that is not included in or delivered with the prospectus.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents:

•                  Telecom’s annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 26, 2017 (SEC File No. 001-13464), which we refer to as the “Telecom 2016 Form 20-F”;

•                  any of Telecom’s future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the consummation of the Reorganization;

•      Telecom’s report on Form 6-K containing (i) a discussion of its results of operations, liquidity and capital resources as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 and (ii) its unaudited condensed consolidated financial statements as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 (the “Telecom Unaudited Financial Statements”), furnished to the SEC on September 11, 2017;

•                  any of Telecom’s future reports on Form 6-K furnished to the SEC after the date of this prospectus and prior to the consummation of the Reorganization that are identified in such reports as being incorporated by reference in this prospectus;

•                  our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 26, 2017 (SEC File No. 001-14270), which we refer to as the “Nortel 2016 Form 20-F”;

•                  any of our future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the consummation of the Reorganization;

•      our report on Form 6-K containing our unaudited condensed consolidated financial statements as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016, furnished to the SEC on September 11, 2017 (the “Nortel Unaudited Financial Statements”);

•      our report on Form 6-K containing (i) supplementary information prepared by Cablevisión relating to its business and the industries in which it operates (the “Cablevisión Supplementary Information”); (ii) Cablevisión’s consolidated condensed interim financial statements as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 (the “Cablevisión Unaudited Financial Statements”); (iii) Cablevisión’s consolidated financial statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 (the “Cablevisión Audited Financial Statements”) and (iv) Telecom’s unaudited pro forma consolidated statement of financial position as of June 30, 2017 and Telecom’s unaudited pro forma consolidated statement of income for the six-month period ended June 30, 2017 and for the year ended December 31, 2016, in each case giving effect to the Merger (together, “Telecom’s Unaudited Pro Forma Consolidated Financial Information”), furnished to the SEC on September 11, 2017 (such report, the “Merger 6-K”);

•                  any of our future reports on Form 6-K furnished to the SEC after the date of this prospectus and prior to the consummation of the Reorganization that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in the Telecom 2016 Form 20-F and the Nortel 2016 Form 20-F shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference important business and financial information about Telecom and Nortel that is contained in their respective filings with the SEC but that is not included in, or delivered with, this prospectus.  This information is available on the SEC’s website at www.sec.gov and from other sources.  You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Telecom at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB), Attention: Solange Barthe Dennin, telephone + (54-11) 4968-3628 and Nortel at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB), Attention: Maria Blanco Salgado, telephone + (5411) 4968-3631.

In order for you to receive timely delivery of the documents in advance of the Nortel Preferred Special Meeting, Nortel should receive your request no later than five business days prior to the Nortel Preferred Special Meeting.

Neither Nortel nor Telecom has authorized anyone to give any information or make any representation about the Reorganization or their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies pursuant to this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.  The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement, including exhibits, of the Telecom Class B Shares that has been filed with the SEC on Form F-4 under the Securities Act.  This prospectus does not contain all of the information set forth in the registration statement.  Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete.  Certain of these documents have been filed as exhibits to Telecom’s registration statement, and we refer you to those documents.  Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Telecom is a “foreign private issuer” as defined under Rule 405 of the Securities Act.  As a result, although Telecom is subject to the informational requirements of the U.S. Securities Act of 1933, as amended (the “Exchange Act”) as a foreign private issuer, Telecom is exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-profit provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events.  Telecom is also subject to the informational requirements of the BYMA and the CNV.  You are invited to read and copy reports, statements or other information, other than confidential filings, that Telecom has filed with the BYMA and the CNV.  Telecom’s public filings with the CNV are electronically available from the CNV’s Internet site at www.cnv.gob.ar.  Information contained on this website is not part of this prospectus or any accompanying prospectus supplement.

Telecom files or furnishes reports, including annual reports on Form 20-F and reports on Form 6-K, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.  You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Any filings Telecom makes electronically will be available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also inspect the information that Telecom files with the SEC at the New York Stock Exchange, Inc., at 11 Wall Street, New York, New York 10005.  You may also access the SEC filings and obtain other information about Telecom through the website it maintains, which is www.telecom.com.ar.  The information contained in that website is not incorporated by reference into this prospectus.

ABOUT THIS DOCUMENT

This prospectus, which forms part of a registration statement on Form F-4 (the “Reorganization Form F-4”) filed with the SEC by Telecom (File No. 333-218046), constitutes a prospectus of Telecom under Section 5 of the Securities Act with respect to the Telecom Class B Shares to be distributed to holders of Nortel Preferred Shares as contemplated under the Preliminary Reorganization Agreement.

EXCHANGE RATES

From April 1, 1991 until the end of 2001, the Convertibility Law established a fixed exchange rate under which the Central Bank of Argentina (Banco Central de la República Argentina, or the “Central Bank”) was obliged to sell U.S. Dollars at a fixed rate of one Peso per U.S. Dollar (the “Convertibility Regime”).  On January 6, 2002, the Argentine Congress enacted the Public Emergency Law No. 25,561 (the “Public Emergency Law”), formally putting an end to the Convertibility Regime and abandoning over ten years of U.S. Dollar-Peso parity.  The Public Emergency Law grants the Executive Branch of the Argentine government the power to set the exchange rate between the Peso and foreign currencies and to issue regulations related to the foreign exchange market.  The Public Emergency Law has been extended until December 31, 2017.  For a brief period following the end of the Convertibility Regime, the Public Emergency Law established a temporary dual exchange rate system.  Since February 2002, the Peso has been allowed to float freely against other currencies, although the government has the power to intervene by buying and selling foreign currency for its own account, a practice in which it may engage on a regular basis.

After several years of moderate variations in the nominal exchange rate, the Peso lost more than 30% of its value with respect to the U.S. Dollar in each of 2013 and 2014, and in 2015, the Peso lost approximately 52% of its value with respect to the U.S. Dollar, including a depreciation of approximately 34% mainly experienced after December 17, 2015 following the announcement of the lifting of a significant portion of exchange restrictions.  During 2016, the nominal exchange rate experienced moderate variations.  This was followed by a depreciation of the Peso with respect to the U.S. Dollar of approximately 8.24% from January 1, 2017 through September 7, 2017.  There can be no assurance that the Argentine Peso will not depreciate or appreciate again in the future.

The following table sets forth the high, low, average and period-end exchange rates for the periods indicated, expressed in pesos per U.S. dollar and not adjusted for inflation.  There can be no assurance that the peso will not depreciate or appreciate again in the future.  The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

	Exchange Rates
	(in pesos per U.S. dollar)
Period	High(1)	Low(1)	Average(1)(2)	Period End(1)
2012	4.92	4.30	4.55	4.92
2013	6.52	4.98	5.55	6.52
2014	8.55	7.87	8.23	8.55
2015	13.04	8.64	9.45	13.04
2016	15.89	13.96	14.99	15.89
2017:
March	15.65	15.39	15.52	15.39
April	15.49	15.19	15.36	15.40
May	16.19	15.29	15.72	16.10
June	16.63	15.88	16.12	16.63
July	16.80	17.79	17.19	17.64
August	17.72	17.07	17.42	17.31
September (through September 7)	17.24	17.20	17.22	17.20

(1)              Reference exchange rate (ask price) published by the National Bank of Argentina (Banco de la Nación Argentina, or “Banco Nación”).

(2)              Yearly data reflect average of month end rates; monthly data reflect average of daily rates.

v

Fluctuations in the exchange rate between the peso and the U.S. dollar affect the U.S. dollar equivalent of the peso price of the Telecom Class B Shares and the Nortel Preferred Shares on the BYMA and may also indirectly affect the market price of the Telecom ADSs and the Nortel ADSs.

This prospectus contains translations of various peso amounts into U.S. dollars at specified rates solely for your convenience.  You should not construe these translations as representations by us that the nominal peso or constant peso amounts actually represent the U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

References herein to “pesos” or “Ps.” are to Argentine pesos, and references to “U.S. dollars” or “U.S.$” are to United States dollars.

For purposes of the exchange, a “business day” means any day on which the principal offices of the SEC are open to accept filings and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

EXCHANGE CONTROLS

In January 2002, with the approval of the Public Emergency Law, Argentina declared a public emergency situation in its social, economic, administrative, financial and foreign exchange matters and authorized the Argentine Executive Branch to establish a system to determine the foreign exchange rate between the peso and foreign currencies and to issue foreign exchange-related rules and regulations.  Within this context, on February 8, 2002, through Decree No. 260/2002, the Argentine Executive Branch established (i) a single and free-floating foreign exchange market through which all foreign exchange transactions in foreign currency must be conducted and (ii) that foreign exchange transactions in foreign currency must be conducted at the foreign exchange rate to be freely agreed upon among contracting parties, subject to the requirements and regulations imposed by the Central Bank.

The following is a description of the main aspects of Central Bank regulations concerning outflows of funds from Argentina.

Outflow of Capital

Payment of Profits (Earnings and Dividends)

No limitations are imposed to access the foreign exchange market to pay earnings and dividends.  Access to the foreign exchange market for this purpose requires the presentation of an affidavit declaring compliance with the reporting regimes established by Communication “A” 3602 (dated May 7, 2002, as amended and supplemented) and Communication “A” 4237 (dated November 10, 2004, as amended and supplemented), as applicable.

Notwithstanding the above, as of December 31, 2016, pursuant to General Resolution No. 3,417/12, as amended, of the Argentine federal tax authority (Administración Federal de Ingresos Públicos, or “AFIP”), Argentine residents who accessed the foreign exchange market to pay dividends and interests abroad (among other items), were obliged to previously inform in advance the payment of interests through the AFIP’s website and obtain an Advanced Sworn Statement of Payments made Abroad (Declaración Jurada de Pagos al Exterior).  However, on March 6, 2017, this resolution was abrogated by General Resolution AFIP 4008/17.

Non-residents have access to the foreign exchange market for payment of, among others, services, earnings and current transfers collected in Argentina according to the specific regulations that apply to non-residents to access the foreign exchange market.

Other Regulations

Transactions by non-residents

In December 2015, the Argentine government implemented a series of measures to deregulate and implement more flexible rules regarding foreign exchange controls.  Communications “A” 5850, “A” 5861, “A” 5899, “A” 6037, “A” 6058, “A” 6067, “A” 6137, “A” 6150, “A” 6174, “A” 6244 and “A” 6312, in each case as amended, were implemented along with certain other reforms and collectively referred hereto as the “New Regulations.”  The New Regulations sets forth the regulations applicable to access to the foreign exchange market by non-residents.

In this respect, financial entities can grant access to the foreign exchange market to non-residents. For this purpose, financial entities must require the taxing identification number of the non-resident client (or passport number for individuals) or the taxing identification number of the argentine resident who acts as a representative of the non-resident person, in this case, the representative must in addition inform to the financial entity the complete identification information of the non-resident.

Before accessing the foreign exchange market, the intervening authority must ensure that the requirements established by the regulations are complied with.

Report of issuances of securities and other foreign indebtedness of the private financial and non-financial sector

Pursuant to Communication “A” 3602, as amended, all individuals and legal entities in the private financial and non-financial sector must report their outstanding foreign indebtedness (whether peso or foreign currency-denominated) at the end of each quarter.  The debts incurred and repaid within the same calendar quarter need not be reported.

Direct Investment Reports

Communication “A” 4237 established reporting requirements in connection with direct investments made by local residents abroad and by non-residents in Argentina, which is still in force as of the date of this prospectus.  Direct investments are defined as those that reflect the long-standing interest of a resident in one economy (direct investor) in another economy’s resident entity, such as an ownership interest representing at least 10% of a company’s capital stock or voting rights.  The reporting requirements prescribed by this Communication “A” 4237 are to be met on a biannual basis.

Notwithstanding the above, there can be no assurance that the Central Bank will not require again its prior authorization for, or restrict in some other way, the transfer of funds abroad for principal and/or interest payments by Telecom to its foreign creditors or for dividend payments by Telecom to its foreign shareholders.

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION, THE MERGER AND THE NORTEL PREFERRED SPECIAL MEETING

The following are some questions that you may have regarding the proposed Reorganization and the other matters being considered at the Nortel Preferred Special Meeting and brief answers to those questions.  We urge you to read the remainder of this prospectus carefully, including, without limitation, the Preliminary Reorganization Agreement, a copy of which is incorporated by reference to this prospectus, because the information in this section does not provide all the information that might be important to you with respect to the proposed Reorganization.  Additional important information is also contained in the documents incorporated by reference in this prospectus.

Q:          What are the reasons for the Reorganization?

A:           The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

Q:          What is the Reorganization?

A:           The Reorganization refers to the corporate organization under the Argentine General Companies Law No. 19,550, as amended (the “Argentine Corporations Law”) of Nortel, Sofora, Personal and Telecom through which the Absorbed Companies will be absorbed by Telecom, which will be the surviving company and continue to be called “Telecom Argentina S.A.”

Q:          What will happen in the Reorganization?

A:           The Reorganization consists of a series of steps and is governed by the Preliminary Reorganization Agreement and the Argentine Corporations Law.

Upon consummation of the Reorganization described in this prospectus, (a) Nortel, Sofora and Personal will be dissolved without liquidation and cease to exist, (b) all issued Nortel Securities, Sofora Common Shares and shares of capital stock of Personal will be cancelled and (c) Telecom will assume all of the rights and obligations of Nortel, Sofora and Personal.  Nortel will (i) convert a portion of its Telecom Class A Shares to Telecom Class B Shares at the ratio of one Telecom Class B Share for each Telecom Class A Share; (ii) distribute its Telecom Class B shares (including all of the Telecom Class B Shares resulting from the conversion of Nortel’s Telecom Class A Shares) to the holders of Nortel Preferred Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio); (iii) distribute its remaining Telecom Class A shares to the holders of Sofora Common Shares at the Ordinary Distribution Ratio; and (iv) cancel all of the Nortel Securities.

For more information regarding the steps and agreements involved, see “The Reorganization” in this prospectus.

Q:          Which company will survive the Reorganization?

A:           If the Reorganization is approved, the Absorbed Companies will be absorbed into Telecom, and Telecom will be the surviving company.

Q:          What will be the name of the reorganized company if the Reorganization is approved?

A:           If the Reorganization is approved, the reorganized company, which we also refer to as the “surviving company,” will be Telecom Argentina S.A.  Nortel, Sofora and Personal will no longer exist as separate entities.

Q:          What is the status of the Reorganization?

A:           As of March 31, 2017, the Preliminary Reorganization Agreement has been approved by the Boards of Directors of the Participating Companies.  The shareholders of the Participating Companies approved the terms and conditions of the Reorganization, including the Preliminary Reorganization Agreement and related documentation, at the general shareholders’ meetings on May 22, 2017, in the case of Sofora and Nortel, and on May 23, 2017, in the case of Telecom and Personal.  In addition, holders of Nortel Preferred Shares and Nortel Common Shares will be asked to approve the terms and conditions of the Reorganization, including the Preliminary Reorganization Agreement and related documentation, at the Nortel Preferred Special Meeting and the Nortel Common Special Meeting, respectively.  Once all of such shareholder approvals have been received, the Participating Companies will take such actions required to complete all other regulatory and administrative requirements related to the Reorganization, including seeking the ENACOM Authorizations and an administrative consent from the CNV.  The distribution of Telecom Class B Shares to holders of Nortel Preferred Shares (including all of the Telecom Class B Shares resulting from the conversion of Nortel’s Telecom Class A Shares) to the holders of Nortel Preferred Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio) and of Telecom Class A Shares to holders of Sofora Common Shares and the cancellation of the Nortel Securities and Sofora Common Shares will occur on the Reorganization Completion Date.

Q:          What will happen to the Nortel Preferred Shares and Nortel ADSs in the Reorganization, and what will holders of Nortel Preferred Shares and Nortel ADSs receive if the Reorganization is completed?

A:           If the Reorganization is approved and consummated, holders of Nortel Preferred Shares will receive 134.565053 Telecom Class B Shares for each Nortel Preferred Share and holders of Nortel ADSs will receive 1.34565053 Telecom ADSs for each Nortel ADS.  Upon the consummation of the Reorganization, all Nortel Securities will be cancelled.

Q:          Are the Telecom Securities and the Nortel Preferred Shares and Nortel ADSs traded on any stock exchange?

A:           Telecom Class B Shares and Nortel Preferred Shares are listed and traded on the BYMA under the symbol “TECO2” and “NORT6,” respectively.  The Telecom ADSs and the Nortel ADSs are listed and traded on the NYSE under the symbols “TEO” and “NTL,” respectively.  Nortel ADSs are also listed on the Luxembourg Stock Exchange.

Q:          If I hold Nortel ADSs, how will my fractional entitlements to Telecom ADSs be treated at the time of the Reorganization?

A:           As a result of the Reorganization, subject to compliance with the provisions of each of the Amended and Restated Deposit Agreement, dated as of May 22, 1997 (the “Nortel ADS Deposit Agreement”), among Nortel, JPMorgan Chase Bank, N.A., as depositary for the Nortel ADSs (the “Nortel ADS Depositary”) and all holders from time to time of Nortel American depositary receipts issued thereunder evidencing Nortel ADSs, the holders of Nortel ADSs will be entitled to receive 1.34565053 Telecom ADSs for each Nortel ADS.  Telecom ADSs will be issued pursuant to, and subject to the terms and conditions of, the Deposit Agreement dated as of November 8, 1994 (as amended on August 28, 1997, the “Telecom ADS Deposit Agreement”) among Telecom, JPMorgan Chase Bank, N.A., as depositary for the Telecom ADSs (the “Telecom ADS Depositary”) and all holders from time to time of Telecom American depositary receipts issued thereunder evidencing Telecom ADSs.  No fractional Telecom ADSs will be issued.  Fractional entitlements to Telecom ADSs will be aggregated and sold.  The net proceeds from the sale of fractional entitlements to Telecom ADSs will be distributed on a pro rata basis to the holders of Nortel ADSs that otherwise would have been entitled to receive a fraction of a Telecom ADS.

Q:          Will holders of Nortel Preferred Shares or Nortel ADSs have to pay brokerage commissions?

A:           Holders of Nortel Preferred Shares or Nortel ADSs will not have to pay brokerage commissions if their Nortel Preferred Shares or Nortel ADSs are registered in their name.  However, if such securities are held through a bank or broker or a custodian, holders of Nortel Preferred Shares or Nortel ADSs should inquire as to whether any other transaction fee or service charges may be charged by the broker or custodian in connection with the Reorganization.

Q:          What shareholder approvals are needed in connection with the Reorganization?

A:           The Nortel Reorganization will require the affirmative votes of holders representing at least two-thirds of the outstanding Nortel Preferred Shares pursuant to Section 9(i) of the terms of issuance of the Nortel Preferred Shares.  At the Nortel Preferred Special Meeting, holders representing more than 50% of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting must vote to approve the loss of preferential rights of the Nortel Preferred Shares caused by the Nortel Reorganization, and holders representing at least two-thirds of the outstanding Nortel Preferred Shares are required to approve the deletion of Section 9 from the terms of issuance of the Nortel Shares.  Finally, at the Nortel Common Special Meeting, holders representing more than 50% of the total outstanding Nortel Common Shares are required to approve the dilution of voting rights as a result of the Reorganization.

In addition, the Reorganization will require the affirmative votes of (i) holders representing more than 50% of the total outstanding capital stock of Nortel entitled to vote at an extraordinary general shareholders’ meeting of Nortel, (ii) holders representing more than 50% of the total outstanding capital stock of Sofora entitled to vote at an extraordinary general shareholders’ meeting of Sofora, (iii) holders representing more than 50% of the total outstanding capital stock of Personal entitled to vote at an extraordinary general shareholders’ meeting of Personal and (iv) holders representing more than 50% of the shares of Telecom present at an ordinary and extraordinary general shareholders’ meeting of Telecom that meets the quorum requirements for each matter to be voted on.  Each of these votes were obtained at the respective general shareholders’ meetings held on May 22, 2017, in the case of Nortel and Sofora, and on May 23, 2017, in the case of Personal and Telecom.

Q:          Did Sofora and Nortel vote the Nortel Shares and Telecom Shares that they directly beneficially own, respectively, in favor of the Reorganization?

A:           Yes.  With respect to Nortel, Sofora’s Board of Directors caused Sofora to vote all of its Nortel Common Shares in favor of the Reorganization at the general shareholders’ meeting of Nortel.  In addition, Sofora’s Board of Directors intends to cause Sofora to vote all of its Nortel Common Shares in favor of diluting the voting rights of the Nortel Common Shares as a result of the Reorganization at the Nortel Common Special Meeting. These votes are subject to the approval of the Reorganization by holders of Nortel Preferred Shares at the Nortel Preferred Special Meeting.

With respect to Telecom, Nortel’s Board of Directors caused Nortel to vote the 502,034,299 Telecom Class A Shares and the 36,832,408 Telecom Class B Shares that it directly owns, representing 55.60% of the total outstanding capital stock of Telecom, in favor of the Reorganization.

The votes of Sofora and Nortel were sufficient to approve the Reorganization at the extraordinary general shareholders’ meeting of Nortel and ordinary and extraordinary general shareholders’ meeting of Telecom, provided that the Reorganization will also be subject to the approval of the shareholders at the Nortel Preferred Special Meeting.

In addition, Telecom voted all of the outstanding capital stock of Personal in favor of the Reorganization.

Q:          Do the holders of Nortel Preferred Shares and Nortel ADSs have appraisal rights in connection with the Reorganization?

A:           Holders of Nortel Preferred Shares and Nortel ADSs will not have any appraisal or dissenters’ rights under the Argentine Corporations Law or under Nortel’s bylaws (estatutos sociales) in connection with the Reorganization, and neither Nortel nor Telecom will independently provide holders of Nortel Preferred Shares and Nortel ADSs with any such rights.  A dissenter’s right of appraisal is not available pursuant to Section 245 of the Argentine Corporations Law in the event of a merger between two companies where holders of listed shares of a company that is being dissolved as a result of a merger receive listed shares of the surviving entity.

Q:          Are there risks associated with the Reorganization that I should consider in deciding whether to vote for the Reorganization?

A:           Yes.  There are risks related to the Reorganization that are discussed in this document.  See, in particular, the detailed description of the risks associated with the Reorganization in “Risk Factors.”

Q:          What happens if the Reorganization is not approved?

A:           If the Reorganization is not approved, Sofora intends to retain ownership of all Nortel Securities and Telecom Securities that it holds, either directly or indirectly, and continue to treat the Absorbed Companies as subsidiaries of Sofora.

Q:          As a holder of Nortel ADSs, what should I do to receive Telecom ADSs?

A:           Upon the effectiveness of the Reorganization, Nortel will terminate the Nortel ADS Deposit Agreement, and all holders of Nortel ADSs will be required to surrender their Nortel ADSs for cancellation in order to receive, in the form of Telecom ADSs issued by the Telecom ADS Depositary, the number of Telecom Class B Shares that the Nortel ADS Depositary receives in connection with the distribution by Nortel of Nortel’s Telecom Class B Shares to which they are entitled, subject, in each case, to prior payment of applicable fees, charges and expenses, including, without limitation taxes, as provided for in the Nortel ADS Deposit Agreement (in the case of surrenders) and Telecom ADS Deposit Agreement (in the case of issuances), as the case may be.  If you are a holder of Nortel ADSs, you will be required to surrender your American depositary receipt to the Nortel ADS Depositary and make the above referenced payments in order to receive your Telecom Class B Shares in the form of Telecom ADSs.  If you are not a registered holder of your Nortel ADSs but hold your Nortel ADSs through a broker, bank, custodian or other nominee, you will need to arrange with your broker, bank, custodian or other nominee to make such surrender and to make the above-referenced payments on your behalf in order for the Nortel ADS Depositary to arrange for such Nortel ADSs to be cancelled and exchanged for Telecom ADSs.  If you hold Nortel ADSs in direct registration form (i.e., registered in your name but not represented by an American depositary receipt), upon payment of the applicable fees, charges and expenses, including taxes owing to the Nortel ADS Depositary and the Telecom ADS Depositary, the Nortel ADS Depositary will arrange for the cancellation of your Nortel ADSs, deliver the number of Telecom ADSs received in the Reorganization in respect of your Nortel ADSs to the order of the Telecom ADSs Depositary, and instruct the Telecom ADS Depositary to issue and deliver the applicable number of Telecom ADSs to you in direct registration form.

Q:          Why am I receiving this document?

A:           In connection with the Nortel Reorganization, this document is required to be delivered to all holders of Nortel Preferred Shares and Nortel ADSs that are U.S. residents.  This document is being distributed to you for informational purposes only.  You should carefully review it because as a shareholder of Nortel you will be entitled to vote, or, in the case of holders of Nortel ADSs, instruct the Nortel ADS Depositary to vote, at the Nortel Preferred Special Meeting that will be called in order for the holders of Nortel Preferred Shares to approve the Nortel Reorganization.

Q:          What are the U.S. federal income tax consequences of the Reorganization and the payment of cash in lieu of fractional Telecom B Share or Telecom ADS interests?

A:           Telecom believes that the Reorganization qualifies as a tax-free transaction for U.S. federal income tax purposes for a U.S. holder (as defined in “U.S. Federal Income Tax Consequences”).  However, no statutory, judicial or administrative guidance directly discusses how a transaction such as the Reorganization should be treated for U.S. federal income tax purposes. In particular, the application of U.S. federal income tax laws to such transactions governed by the Argentine Corporations Law and involving the simultaneous downstream mergers of multiple companies into a single company is unclear.  No assurance can be given that tax-free reorganization treatment will be achieved, or that a U.S. holder will not incur substantial U.S. federal income tax liabilities in connection with the Reorganization and related transactions (including the Merger). In addition, no assurance can be given that any ruling (or similar guidance) from any taxing authority would be sought (or, if sought, granted).

If the Reorganization is a tax-free reorganization for U.S. federal income tax purposes as intended, we expect that (i) a U.S. holder will recognize no gain or loss upon receipt of Telecom Class B Shares or Telecom ADSs pursuant to the Reorganization, except for any gain or loss that may result from your receipt of cash instead of fractional shares of Telecom Class B Shares or fractional interests in Telecom ADSs, (ii) a U.S. holder’s holding period in the Telecom Class B Shares or Telecom ADSs will include the holding period of the Nortel Preferred Shares or Nortel ADSs exchanged therefor and (iii) a U.S. holder’s tax basis in the Telecom Class B Shares or Telecom ADSs will be the same as the holder’s tax basis in the Nortel Preferred Shares or Nortel ADSs, as applicable, at the time of the distribution of Telecom Class B Shares or ADSs.

The U.S. federal income tax consequences of the Reorganization are complex.  You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Q:          What are the Argentine tax consequences of the Reorganization?

A:           The Reorganization of the Absorbed Companies and Telecom qualifies as a “tax-free reorganization” under Section 77 et seq. of Law No. 20,628, as amended (the “Argentine Income Tax Law”), and the Argentine Income Tax Law’s Decreto Reglamentario 1344/98 (the “Regulatory Decree”); therefore, we believe shareholders will not have to recognize any Argentine-source income in connection with the distribution of Nortel’s Telecom Class B Shares to holders of Nortel Preferred Shares.

In order for the Reorganization to qualify as a tax-free reorganization under the Argentine Income Tax Law and the Regulatory Decree, the companies must give formal notice of the Reorganization and submit other documentation to the AFIP within 180 calendar days from the Reorganization Effectiveness Date and comply with certain other requirements, as further described under “Argentine Tax Consequences—Tax Consequences Related to the Reorganization.”

Q:          What will be the accounting treatment of the Reorganization?

A:           The distribution by Nortel of its Telecom Class B Shares will be accounted for under the predecessor basis of accounting, as permitted by International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).  Under the predecessor basis of accounting, assets and liabilities of all Participating Companies will be consolidated into Telecom at their respective carrying amounts.

Q:          Are any other approvals necessary for the completion of the Reorganization?

A:           Except for the shareholder approvals and the regulatory and administrative authorizations described under “Regulatory and Administrative Matters,” there are no other approvals necessary to complete the Reorganization.

Q:          Are there any conditions to the Reorganization?

A:           The effectiveness of the Reorganization is subject to the satisfaction of the following conditions:

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Absorbed Companies and Telecom at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora;

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders at the Nortel Preferred Special Meeting and the special meeting of holders of Nortel Common Shares in the case of Nortel;

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of the Absorbed Companies;

•                  the execution of the Final Reorganization Agreement, as required under Argentine law;

•                  the receipt of the ENACOM Amortization Authorization;

•                  the receipt of the ENACOM Nortel Authorization;

•                  the receipt of the ENACOM Licenses Authorization; and

•                  the amortization in full of 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock (see “The Reorganization—Effects of the Reorganization—Sofora’s Bono de Goce”).

In addition, the Participating Companies currently expect that the Reorganization will be completed as of the Reorganization Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Reorganization, (ii) the registration of the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires and (iii) any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

No assurance can be given as to when or whether any of these approvals and consents will be obtained or conditions satisfied, the terms and conditions that may be imposed in connection with the consents and approvals, or the consequences of failing to obtain the consents and approvals.

On May 23, 2017, the shares representing 17% ownership stake in Sofora owned by WAI were amortized.  On June 22, 2017, following the receipt of the ENACOM Amortization Authorization, the shares representing the remaining 15% ownership stake in Sofora owned by WAI were amortized.  As a result, the closing conditions relating to the ENACOM Amortization Authorization and the amortization in full of the 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock have been fully satisfied.

The shareholders of the Participating Companies approved the terms and conditions of the Reorganization, including the Preliminary Reorganization Agreement and the related documentation, at the general shareholders’ meetings held on May 22, 2017, in the case of Sofora and Nortel, and on May 23, 2017, in the case of Telecom and Personal.  In order for all shareholder approvals for the Reorganization to be approved, the Reorganization must be approved at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel.

Q:          How will my rights as a Nortel ADS holder change after the Reorganization?

A:           By receiving Telecom ADSs, you will be entitled to certain rights as a shareholder of Telecom that are different from your rights as a shareholder of Nortel.  See “Comparison of the Rights of Shareholders of Telecom and Nortel.”  The Telecom Class B Shares and Telecom ADSs to be distributed in the Reorganization will have the same rights (including the right to receive dividends) as the Telecom Class B Shares and the Telecom ADSs prior to the Reorganization, as set forth in Telecom’s bylaws (estatutos sociales) and the Telecom Deposit Agreement.

Q:          What is the Merger?

A:           The Merger is the absorption of Cablevisión by Telecom in accordance with Sections 82 and 83 et seq. of the Argentine Corporations Law, Section 77 et seq. of the Argentine Income Tax Law, Section 105 of the Regulatory Decree and the CNV regulations.  Telecom announced the agreement to merge with Cablevisión on June 30, 2017.

Upon completion of the Merger, (i) Cablevisión will cease to exist and Telecom, as the absorbing entity, will continue as the surviving company and will assume all of the assets, liabilities and equity, and succeed to all of the rights and obligations of Cablevisión, (ii) Telecom will issue to the shareholders of Cablevisión 1,184,528,406 shares in form of Telecom Class A Shares and a newly-created class of ordinary shares, par value Ps.1.00 and entitled to one vote per share (“Telecom Class D Shares”), (iii) the shareholders of Cablevisión will receive in exchange 9,871.07005 Class A or D common shares of Telecom for each Cablevisión share they hold immediately prior to the effectiveness of the Merger and (iv) shareholders of Cablevisión will be considered shareholders of Telecom as from the Merger Effectiveness Date.  For more information see “The Merger.”

Q:          What is the current status of the Merger?

A:           As of the date of this prospectus, the preliminary merger agreement required by Argentine law has been executed and approved by the Board of Directors of Telecom and Cablevisión.  Shareholders of both Telecom and Cablevisión have approved the Merger at their respective general shareholders’ meetings held on August 31, 2017 and, having received such approvals, the companies will need to complete all regulatory requirements and formalities and execute a final merger agreement to consummate the Merger.  Holders of Nortel Preferred Shares and Nortel ADSs were not eligible to vote at the general shareholders’ meetings in connection with the Merger.

Q:          What happens if the Merger is not completed?

A:           If the Merger is not completed, Telecom will not merge with Cablevisión and Telecom and Cablevisión will continue to be managed as separate businesses with separate shareholders.

Q:          May the Merger be reversed?

A:           After the Merger Completion Date (as defined below), it may not be reversed.  If any of the closing conditions are not satisfied, including receipt of approval from ENACOM, the Merger cannot be consummated.  See “The Merger.”

Q:          Are there risks associated with the Merger that I should consider in deciding whether to vote for the Reorganization?

A:           Yes.  If the Reorganization and the Merger are both consummated, holders of Nortel Preferred Shares and Nortel ADSs will become holders of Telecom Class B Shares and Telecom ADSs, which will represent an interest in the merged companies.  The shareholders of Telecom will retain 45% of the capital stock of the combined company as a result of the Merger.  There are risks related to the merger transaction that are discussed in this prospectus.  See, in particular, the detailed description of the risks associated with the Merger in “Risk Factors—Risks Related to the Merger.”

Q:  What are the U.S. federal income tax consequences and the Argentine tax consequences of the Merger?

A:         The Merger is intended not affect the tax-free treatment of the Reorganization.  However, no statutory, judicial or administrative guidance directly discusses how a transaction such as the Merger should be treated for U.S. federal income tax purposes. In particular, the application of U.S. federal income tax laws to such transactions governed by the Argentine Corporations Law is unclear.  No assurance can be given that tax-free reorganization treatment will be achieved, or that a U.S. holder will not incur substantial U.S. federal income tax liabilities in connection with the Merger and related transactions (including the Merger). In addition, no assurance can be given that any ruling (or similar guidance) from any taxing authority would be sought (or, if sought, granted).

The U.S. federal income tax consequences of the Reorganization and the Merger are complex.  You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization and the Merger, and you should consult your own tax advisors regarding the tax consequences of the Reorganization and the Merger in your particular circumstances.

The Merger falls within the relevant definitions to qualify as a “tax-free reorganization” under Section 77 et seq. of the Argentine Income Tax Law, and the Regulatory Decree; therefore, we believe Telecom and Cablevisión shareholders will not have to recognize any Argentine-source income in connection with the Merger and the issuance of Telecom Class A Shares and Telecom Class D Shares (as defined below), each of which are convertible to Telecom Class B Shares.

In order for the Merger to be recognized as a tax-free reorganization by Argentine tax authorities under the Argentine Income Tax Law and the Regulatory Decree, the companies must give formal notice of the Merger and submit other documentation to the AFIP within 180 calendar days from the Merger Effectiveness Date and comply with certain other requirements, as further described under “Argentine Tax Consequences—Tax Consequences Related to the Merger.”

Q:          What will be the accounting treatment of the Merger?

A:           The Merger will be accounted for using the acquisition method, as outlined by International Financial Reporting Standard 3 “Business Combinations” (“IFRS 3”).  IFRS 3 requires, in a business combination effected through an exchange of equity interests, all relevant facts and circumstances to be considered when identifying the acquirer.  Based on the terms of the preliminary merger agreement between Cablevisión and Telecom, dated June 30, 2017 (the “Preliminary Merger Agreement”), Cablevisión (the legally absorbed entity) is to be considered the accounting acquirer and Telecom (the surviving entity) is to be considered the accounting acquire, which qualifies the transaction as a “reverse acquisition” in accordance with IFRS.  Accordingly, after the Merger is consummated the assets and liabilities of Cablevisión will be recognized and measured in the consolidated financial statements of the combined entity at their pre-Merger carrying amounts, while the identifiable assets and liabilities of Telecom will be recognized at fair value at the effective date of the acquisition.  Goodwill resulting from the application of the acquisition method will be measured as the excess of the fair value of the consideration paid over the net fair value of Telecom’s identifiable assets and liabilities.

The retained earnings and other equity balances to be recognized in the consolidated financial statements of the combined entity are those of Telecom and Cablevisión immediately before the Merger.

Q:          Where can I find out more information about Cablevisión?

A:           Nortel has furnished a report on Form 6-K containing the Cablevisión Supplementary Information.  This report will be available to the public over the Internet at the SEC’s web site at www.sec.gov and from other sources.  See “Information of Certain Documents.”

Q:          Who can vote, and what is the record date for the Nortel Preferred Special Meeting?

A:           Only holders of Nortel Preferred Shares who are shareholders of record as of close of business, Buenos Aires time, on the date that is three business days prior to the date of the Nortel Preferred Special Meeting will be entitled to attend and vote at such meeting.  Holders of Nortel Preferred Shares must register their intention to attend such meeting at least three business days prior to the meeting by sending a duly executed notice of attendance in writing to Nortel and a statement of account certifying the holder’s ownership of the Nortel Shares issued by Caja de Valores S.A.

The Nortel ADS Depositary shall fix a record date as soon as practicable for the determination of the holders of Nortel ADSs who shall be entitled to give instructions for the exercise of voting rights at such meeting.  Holders of Nortel ADSs will not be permitted to attend any meeting of Nortel’s shareholders.

Q:          Where and when is the Nortel Preferred Special Meeting?

A:           Nortel will hold the Nortel Preferred Special Meeting on          , 2017, at Alicia Moreau de Justo 50, City of Buenos Aires.

Q:          How do I vote, and do I have to attend the Nortel Preferred Special Meeting in person to vote?

A:           Holders of Nortel Preferred Shares

Holders of Nortel Preferred Shares may attend the Nortel Preferred Special Meeting in person or by proxy to vote.  In either case, you may also grant an Argentine power of attorney to an attorney-in-fact who must attend the meeting in person and vote your shares on your behalf.  If you are a foreign company, you will be requested to show evidence of your registration as a foreign shareholder to the Public Registry of Commerce of the City of Buenos Aires, pursuant to the terms of Section 123 of the Argentine Corporations Law.

Holders of Nortel ADSs

Holders of Nortel ADSs whose ownership is directly recorded on the registry of the Nortel ADS Depositary by the record date will receive instructions on how to provide voting instructions to the Depositary with respect to the shares underlying their Nortel ADSs, provided the Nortel ADS Depositary receives adequate advance notice of the meeting.  Upon receipt of instructions of an eligible registered holder of Nortel ADSs in the manner and on or before the date established by the Nortel ADS Depositary for such purpose, the Nortel ADS Depositary will endeavor insofar as practicable and permitted under the provisions of or governing the Nortel Shares represented thereby to vote or cause to be voted such Nortel Preferred Shares represented by the ADSs evidenced by such eligible registered holder of Nortel ADSs in accordance with such instructions.  Beneficial owners of Nortel ADSs which are held by a custodial entity such as a bank, broker, custodian or other nominee and who wish to provide voting instructions must follow the procedures established by such entity with respect to providing voting instructions.  In order to do so, beneficial owners of Nortel ADSs should contact the bank, broker, custodian or other nominee through which their Nortel ADSs are held for instructions on how to do so.  See “The Nortel Preferred Special Meeting—Manner of Voting.”

Q:          What happens if I abstain from voting or do not vote?

A:           Holders of Nortel Preferred Shares

If you hold Nortel Preferred Shares (not Nortel ADSs) and do not attend the Nortel Preferred Special Meeting, your Nortel Preferred Shares will not contribute to the quorum required at such meeting.  If you hold Nortel Preferred Shares, attend the Nortel Preferred Special Meeting and contribute to the required quorum, and abstain from voting, your abstention will be detracted from the shareholder base for the purposes of calculating the votes required to approve the Reorganization and the loss of the preferential rights of the Nortel Preferred Shares.

In order to have a quorum at the Nortel Preferred Special Meeting pursuant to Argentine law, at least 50% of the outstanding Nortel Preferred Shares must be present or represented at the meeting following the first call, or at least one Nortel Preferred Share must be present or represented at the meeting following the second call if a quorum was not reached on the first call.

Holders of Nortel ADSs

Nortel Preferred Shares underlying Nortel ADSs for which no voting instruction is submitted to the Nortel ADS Depositary will not be voted.

Q:          When will holders of Nortel Preferred Shares be entitled to receive dividends on the Telecom Class B Shares that they acquire in the Reorganization?

A:           You will be entitled to receive any dividends that have a record date that falls after the Reorganization Effectiveness Date.

Q:          Who can help answer my questions?

A:           If you have any questions about the Reorganization, you should contact Nortel at:

Alicia Moreau de Justo 50 (C1107AAB)—Buenos Aires Argentina +54-11-4968-3631 Attention: Maria Blanco Salgado www.nortelsa.com.ar

SUMMARY

The following is a summary that highlights information contained in this prospectus.  This summary may not contain all the information that is important to you.  For a more complete description of the Preliminary Reorganization Agreement and the transactions contemplated thereby, we encourage you to read carefully this entire prospectus.  In addition, we encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about Nortel and Telecom that has been filed with the SEC.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information.”

The Companies

Telecom

Telecom is one of the largest private-sector companies in Argentina in terms of revenues, net income, capital expenditures and number of employees.  Telecom has a non-expiring license to provide fixed-line telecommunications services in Argentina, and it also provides other telephone-related services such as international long-distance service, data transmission, IT solutions outsourcing and Internet services.  Through Telecom’s subsidiaries, Telecom also provides mobile telecommunications services (primarily through its wholly owned subsidiary Personal) and international wholesale services.

As of June 30, 2017, Telecom had approximately 3,861 thousand lines of service, its Internet services reached 1,735 thousand access points and its wireless services had 19,529 thousand subscribers in Argentina and 2,502 thousand in Paraguay.

Telecom is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Telecom is 99 years from the date of registration with the Public Registry of Commerce of the City of Buenos Aires (July 13, 1990).  Telecom conducts its business under the commercial name “Telecom.”  Telecom’s principal executive offices are located at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB).  Telecom’s telephone number is (54-11) 4968-4000.  Telecom’s website address is www.telecom.com.ar.  None of the information available on its website or elsewhere will be deemed to be included or incorporated by reference into this prospectus.

Selected Financial Information

In addition to the Telecom Unaudited Financial Statements, this prospectus also incorporates by reference the audited consolidated financial statements of Telecom as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 included in the Telecom 2016 Form 20-F, which we refer to as the “Telecom Audited Financial Statements.”  The Telecom Audited Financial Statements and the Telecom Unaudited Financial Statements have been prepared in accordance with IFRS as issued by the IASB and are presented in Argentine pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Telecom Unaudited Financial Statements and the Telecom Audited Financial Statements and the notes thereto.

	For the six month period ended June 30,		For the year ended December 31,
INCOME STATEMENT DATA	2017	2016	2016	2015	2014	2013	2012
		(in millions of pesos, except per share and per ADS data in pesos)
Total revenues and other income	30,583	25,435	53,323	40,540	33,388	27,350	22,196
Operating expenses (without depreciation and amortization)	(21,239)	(18,671)	(38,899)	(29,674)	(24,686)	(19,786)	(15,626)
Operating expenses - depreciation and amortization	(3,392)	(2,894)	(6,198)	(4,438)	(3,243)	(2,873)	(2,612)
Gain /(Loss) on disposal and impairment of PP&E	(101)	(149)	(383)	(199)	(16)	(173)	8
Operating income	5,851	3,721	7,843	6,229	5,443	4,518	3,966

	For the six month period ended June 30,		For the year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
		(in millions of pesos, except per share and per ADS data in pesos)
Other, net(1)	(260)	(1,046)	(2,244)	(1,102)	253	528	229
Income tax expense	(1,952)	(938)	(1,594)	(1,692)	(1,967)	(1,792)	(1,463)
Net income	3,639	1,737	4,005	3,435	3,729	3,254	2,732
Other Comprehensive Income, net of tax	97	240	263	257	243	133	91
Total Comprehensive Income	3,736	1,977	4,268	3,692	3,972	3,387	2,823
Total Comprehensive Income attributable to Telecom	3,666	1,880	4,142	3,580	3,837	3,285	2,745
Total Comprehensive Income attributable to Non-controlling Interest	70	97	126	112	135	102	78
Number of shares outstanding at year/period-end (in millions of shares)(2)	969	969	969	969	969	969	984
Net income per share (basic and diluted)(3)	3.73	1.78	4.10	3.51	3.79	3.27	2.73
Net income per ADS(4)	18.65	8.90	20.51	17.56	18.95	16.35	13.64
Dividends per share(5)	—	2.06	2.06	0.83	1.24	1.03	0.82
Dividends per ADS(6)	—	10.32	10.32	4.15	6.20	5.11	4.10

	As of June 30,	As of December 31,
FINANCIAL POSITION DATA	2017	2016	2015	2014	2013	2012
		(in millions of pesos)
Current assets	15,285	15,562	11,492	6,393	9,751	6,986
PP&E and intangible assets	32,108	30,757	25,622	19,140	12,745	10,549
Other non-current assets	4,773	1,595	1,351	784	634	274
Total assets	52,166	47,914	38,465	26,317	23,130	17,809
Current liabilities	17,912	16,511	16,914	9,097	9,050	5,883
Non-current liabilities	10,616	11,525	3,941	2,451	2,029	1,768
Total liabilities	28,528	28,036	20,855	11,548	11,079	7,651
Total equity	23,638	19,878	17,610	14,769	12,051	10,158
Equity attributable to Telecom	22,999	19,336	17,194	14,418	11,783	9,959
Non-controlling Interest	639	542	416	351	268	199
Total Capital Stock(7)	984	984	984	984	984	984

(1) Other, net includes Finance income and expenses.

(2) Number of ordinary shares outstanding at year-end (as of December 31, 2016, 2015, 2014 and 2013 excludes treasury shares).

(3) Calculated based on the weighted average number of ordinary shares outstanding during each period (969,159,605 for the years 2016, 2015 and 2014, 978,939,079 shares for the year 2013, and 984,380,978 shares for the year 2012).

(4) Calculated based on the equivalent in ADSs to the weighted average number of ordinary shares outstanding during each period (193,831,921 ADSs for the years 2016, 2015 and 2014, 195,787,816 ADSs for the year 2013 and 196,876,196 ADSs for the year 2012).

(5) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per share of Ps.2.06, payable in two installments of Ps.0.72 and Ps.1.34, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.05 and U.S.$0.09, respectively.

(6) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per ADS of Ps.10.32, payable in two installments of Ps.3.61 and Ps.6.71, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.25 and U.S.$0.45, respectively.

(7) Ordinary shares of Ps.1 of nominal value each.

Nortel

Nortel was organized by a consortium of Argentine and international investors to acquire a controlling interest in the common stock of Telecom as the first step in Argentina’s privatization of its fixed-link public telecommunications services and basic telephone services.  See “Item 7—Major Shareholders and Related Party Transactions” of the Nortel 2016 Form 20-F.  As of June 30, 2017, Nortel owned approximately 54.74% of the capital stock of Telecom.  However, Nortel’s ownership of the outstanding shares amounts to 55.60% of Telecom’s outstanding shares because, as of the date of this prospectus, Telecom owns 15,221,373 of its own Telecom Class B Shares.  See “Item 10—Additional Information—Bylaws and Terms and Conditions of Issuance of Series B Preferred Shares—Nortel’s Capital Stock” of the Nortel 2016 Form 20-F. Nortel’s sole substantial activity is owning such stock and its sole substantial source of cash income is cash dividends paid on such stock.  As of June 30, 2017, Nortel’s only significant asset was its investment in shares of Telecom.

Nortel is a stock corporation (sociedad anónima) organized under the laws of Argentina on October 31, 1990.  The duration of Nortel is 99 years from such date of organization.  The Company’s business offices are located at Alicia Moreau de Justo 50 (C1107 AAB) Buenos Aires, Argentina and its telephone number is (54-11) 4968-3631.  Nortel’s operations are limited only by its corporate purpose as stated in its bylaws, which is to invest in companies, other than financial services companies generally, and to invest in Telecom specifically.  Nortel was formed with the sole intention of investing in Telecom as required by Argentina’s privatization process.  Nortel Inversora S.A.’s commercial names are “Nortel Inversora” outside of Argentina and “Nortel” or “Nortel Inversora” in Argentina.

Selected Financial Information

In addition to the Nortel Unaudited Financial Statements, this prospectus also incorporates by reference the audited consolidated financial statements of Nortel as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 included in the Nortel 2016 Form 20-F, which we refer to as the “Nortel Audited Financial Statements.”  The Nortel Audited Financial Statements and the Nortel Unaudited Financial Statements have been prepared in accordance with IFRS as issued by the IASB and are presented in Argentine pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Nortel Unaudited Financial Statements and the Nortel Audited Financial Statements and the notes thereto.

	For the six month period ended June 30,		For the year ended December 31,
INCOME STATEMENT DATA	2017	2016	2016	2015	2014	2013	2012
		(in millions of pesos, except per share and per ADS data in pesos)

Total revenues and other income	30,583	25,435	53,322	40,539	33,388	27,350	22,196
Operating expenses (without depreciation and amortization)	(21,255)	(18,687)	(38,936)	(29,697)	(24,705)	(19,804)	(15,640)
Operating expenses - depreciation and amortization	(3,392)	(2,894)	(6,198)	(4,438)	(3,243)	(2,873)	(2,612)
Gain /(Loss) on disposal and impairment of PP&E	(101)	(149)	(383)	(199)	(16)	(173)	8
Operating income	5,835	3,705	7,805	6,205	5,424	4,500	3,952
Other, net (1)	(255)	(1,035)	(2,214)	(1,067)	277	516	187
Income tax expense	(1,955)	(942)	(1,604)	(1,704)	(1,975)	(1,807)	(1,464)
Net income	3,625	1,728	3,987	3,434	3,726	3,209	2,675
Other Comprehensive Income, net of tax	97	240	263	257	243	133	90
Total Comprehensive Income	3,722	1,968	4,250	3,691	3,969	3,342	2,765
Total Comprehensive Income attributable to Nortel	2,026	1,035	2,284	1,990	2,131	1,766	1,446
Total Comprehensive Income attributable to Non-controlling Interest	1,696	933	1,966	1,701	1,838	1,576	1,319
Number of shares of common stock outstanding at year/period-end	5,330,400	5,330,400	5,330,400	5,330,400	5,330,400	5,330,400	5,330,400
Net income per share of common stock (2)	191.25	90.98	209.92	181.04	195.27	164.72	135.32

	For the six month period ended June 30,		For the year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
		(in millions of pesos, except per share and per ADS data in pesos)

Number of Nortel Preferred Shares outstanding at year/period-end	1,470,455	1,470,455	1,470,455	1,470,455	1,470,455	1,470,455	1,470,455
Net income per Nortel Preferred Share (3)	664.81	316.26	729.73	629.52	678.79	572.60	470.39
Number of shares of Telecom outstanding at year/period-end (in millions of shares) (4)	969	969	969	969	969	969	984
Net income per share of Telecom (basic and diluted)(5)	3.73	1.78	4.10	3.51	3.79	3.27	2.73
Net income per ADS of Telecom (6)	18.65	8.90	20.51	17.56	18.95	16.35	13.64
Dividends per share of Telecom (7)	—	2.06	2.06	0.83	1.24	1.03	0.82
Dividends per ADS of Telecom (8)	—	10.32	10.32	4.15	6.20	5.11	4.10
Dividends per Nortel Preferred Share(9)	—	126.52	363.59	189.78	182.75	154.59	3.66
Dividends per share of common stock of Nortel(10)	—	36.39	104.56	54.58	52.58	44.46	1.05

	As of June 30,	As of December 31,
FINANCIAL POSITION DATA	2017	2016	2015	2014	2013	2012
		(in millions of pesos)

Current assets	15,330	15,620	11,569	6,581	9,836	7,000
PP&E and intangible assets	32,108	30,757	25,622	19,140	12,745	10,549
Other non-current assets	4,775	1,597	1,351	784	636	277
Total assets	52,213	47,974	38,542	26,505	23,217	17,826
Current liabilities	17,921	16,524	16,945	9,115	9,086	5,895
Non-current liabilities	10,619	11,527	3,944	2,454	2,029	1,768
Total liabilities	28,540	28,051	20,889	11,569	11,115	7,663
Total equity	23,673	19,923	17,653	14,936	12,102	10,163
Equity attributable to Nortel	12,823	10,797	9,605	8,185	6,603	5,457
Non-controlling Interest	10,850	9,126	8,048	6,751	5,499	4,706
Total Capital Stock (11)	68	68	68	68	68	68

(1) Other, net includes Finance income and expenses.

(2) Calculated based on the weight average number of shares of common stock outstanding during the period; excludes from net income amounts accrued for the payment of dividends to holders of preferred stock.

(3) Calculated based on the weight average number of  Nortel Preferred Shares outstanding during each year.  In April 1997, Nortel’s shareholders decided in an extraordinary meeting to amend the right to dividends, reducing the formula for the calculation of dividends on Nortel Preferred Shares from 49.46% to 48.96% beginning June 16, 1997.

(4) Number of ordinary shares of Telecom outstanding at year-end (as of December 31, 2016, 2015, 2014 and 2013 excludes treasury shares).

(5) Calculated based on Telecom’s weighted average number of ordinary shares outstanding during each period (969,159,605 for the years 2016, 2015 and 2014, 978,939,079 shares for the year 2013, and 984,380,978 shares for the year 2012).

(6) Calculated based on Telecom’ equivalent in ADSs to the weighted average number of ordinary shares outstanding during each period (193,831,921 ADSs for the years 2016, 2015 and 2014, 195,787,816 ADSs for the year 2013 and 196,876,196 ADSs for the year 2012).

(7) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per Telecom share of Ps.2.06, payable in two installments of Ps.0.72 and Ps.1.34, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.05 and U.S.$0.09, respectively.

(8) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per Telecom ADS of Ps.10.32 , payable in two installments of Ps.3.61 and Ps.6.71, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.25 and U.S.$0.45, respectively.

(9) This amount includes the dividends for the year ended December 31, 2016 approved by Nortel’s Board of Directors on April 29, 2016 and August 9, 2016 and the dividends in advance approved by Nortel’s Board of Directors on October 24, 2016 and subsequently ratified by the shareholders meeting held on April 27, 2017. The total amount represented a dividend per Nortel Preferred Share of Ps.363.59, comprising of Ps.126.52, Ps.57.28 and Ps. 179.79 per share, respectively, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$9.01, U.S.$3.84 and U.S.$12.03 per share, respectively.

(10) This amount include the dividends for the year ended December 31, 2016 approved by Nortel’s Board of Directors held on April 29, 2016 and August 9, 2016 and the dividends in advance approved by Nortel’s Board of Directors on October 24, 2016 and subsequently ratified by the shareholders meeting held on April 27, 2017. The total amount represented a dividend per Nortel Common Share of Ps.104.56, comprising of Ps.36.39, Ps.16.47 and Ps. 51.70 per share, respectively, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$2.59, U.S.$1.10 and U.S.$3.46 per share, respectively.

(11) 5,330,400 shares of common stock of Ps.10.0 of nominal value each and 1,470,455 Nortel Preferred Shares of Ps.10 of nominal value each.

Sofora

The purpose of Sofora is to invest in Nortel.  Sofora owns 100% of the common stock of Nortel as of December 31, 2016.  Sofora’s sole activity is owning such stock and its sole source of cash income is cash dividends paid on such stock.

Sofora is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Sofora is 99 years from the date of registration (September 25, 2003).

Selected Financial Information

This prospectus incorporates by reference the audited consolidated financial statements of Sofora as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 (the “Sofora Audited Financial Statements”).  The Sofora Audited Financial Statements have been prepared in accordance with IFRS as issued by the IASB and are presented in Argentine pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Sofora Audited Financial Statements. The selected financial and operating information of Sofora as of June 30, 2017 is not provided in this prospectus because there are no substantial changes compared to the consolidated financial position as of December 31, 2016 shown below, except for: (a) the increase of Sofora’s equity mainly as a consequence of consolidated total comprehensive income of Ps.3,722 million of Nortel for the six-month period ended June 30, 2017; and (b) the decrease of capital stock by Ps.141 million as a consequence of Sofora’s ordinary share amortization in two tranches (May and June of 2017). As a result of such amortizations, as of June 30, 2017, Fintech is the sole shareholder of Sofora.

	For the year ended December 31,
INCOME STATEMENT DATA	2016	2015	2014	2013	2012
	(in millions of pesos, except per share data in pesos)

Total revenues and other income	53,322	40,539	33,388	27,350	22,196
Operating expenses (without depreciation and amortization)	(38,961)	(29,708)	(24,714)	(19,807)	(15,642)
Operating expenses - depreciation and amortization	(6,198)	(4,438)	(3,243)	(2,873)	(2,612)
Gain /(Loss) on disposal of PP&E and impairment of PP&E	(383)	(199)	(16)	(173)	8
Operating income	7,780	6,194	5,415	4,497	3,950
Other, net (1)	(2,109)	(964)	337	516	187
Income tax expense	(1,639)	(1,744)	(1,990)	(1,807)	(1,465)
Net income	4,032	3,486	3,762	3,206	2,672
Other Comprehensive Income, net of tax	263	257	243	132	90
Total Comprehensive Income	4,295	3,743	4,005	3,338	2,762
Total Comprehensive Income attributable to Sofora	1,211	1,067	1,124	897	735
Total Comprehensive Income attributable to Non-controlling Interest	3,084	2,676	2,881	2,441	2,027
Number of shares outstanding at year-end (in millions of shares)	440	440	440	440	440
Net income per share (basic and diluted)(2)	2.64	2.31	2.45	1.99	1.63
Dividends per share of Sofora(3)	1.41	0.64	0.53	—	—

	As of December 31,
FINANCIAL POSITION DATA	2016	2015	2014	2013	2012
	(in millions of pesos)

Current assets	16,027	12,111	6,938	10,093	7,013
PP&E and intangible assets	30,757	25,622	19,140	12,745	10,549
Other non-current assets	1,597	1,351	790	638	277
Total assets	48,381	39,084	26,868	23,476	17,839
Current liabilities	16,571	17,084	9,148	9,112	5,908
Non-current liabilities	11,527	3,969	2,469	2,029	1,768
Total liabilities	28,098	21,053	11,617	11,141	7,676
Total equity	20,283	18,031	15,251	12,335	10,163
Equity attributable to Sofora	5,870	5,280	4,493	3,603	2,785
Non-controlling Interest	14,413	12,751	10,758	8,732	7,378
Total Capital Stock(4)	440	440	440	440	440

(1) Other, net includes finance income and expenses.

(2) Calculated based on the weighted average number of shares of common stock outstanding during the period.

(3) This amount includes the dividends approved for the year ended December 31, 2016 by the shareholders meeting held on May 16, 2016 and the dividends in advance approved by Sofora’s Board of Directors on October 24, 2016 and subsequently ratified by the shareholders meeting held on March 28, 2017. The total amount represented a dividend per Sofora Share of Ps.1.41, comprising of Ps.0.77 and Ps. 0.64 per share, respectively, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.06 and U.S.$0.04 per share, respectively.

(4)    439,702,000 shares of common stock of Ps.1.00 of nominal value each.

The Reorganization

On March 31, 2017, the Preliminary Reorganization Agreement, incorporated by reference to this prospectus, was approved by the Boards of Directors of the Participating Companies.  Under the terms of the Preliminary Reorganization Agreement, the Absorbed Companies and Telecom have, subject to the approval by each of the Absorbed Companies and Telecom at the relevant shareholders’ meeting and other authorizations, agreed to the Reorganization pursuant to which the Absorbed Companies will be absorbed by Telecom, with Telecom being the surviving entity.  In connection with the dissolution of the Absorbed Companies, Nortel will distribute to holders of Nortel Preferred Shares all of the Telecom Class B Shares held by Nortel, including certain Telecom Class B Shares which Nortel will have converted from Telecom Class A Shares to Telecom Class B Shares.  Telecom will assume, by succession, all of the assets, liabilities, operations and activities, and will succeed to all of the rights and obligations, of each of the Absorbed Companies.  The surviving company will continue to be known as “Telecom Argentina S.A.”  We encourage you to read the Preliminary Reorganization Agreement attached hereto in its entirety.

The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

The Argentine Corporations Law, the Preliminary Reorganization Agreement and the resolutions adopted at the shareholders meetings of the Participating Companies will govern the Reorganization.  Shareholders of the Absorbed Companies and Telecom voted in favor of the decision to reorganize as contemplated by the Preliminary Reorganization Agreement at the general shareholders meetings of each of the Absorbed Companies and Telecom, respectively.  Holders of Nortel Preferred Shares will be asked to vote on the Reorganization as contemplated by the Preliminary Reorganization Agreement and the terms of the Nortel Preferred Shares at the Nortel Preferred Special Meeting.

The Reorganization has been approved by the shareholders of the Participating Companies at their respective the general shareholders’ meeting.  Subject to the approval by shareholders at the Nortel Preferred Special Meeting and the Nortel Common Special Meeting, Telecom and each of the Absorbed Companies expect to enter into a Final Reorganization Agreement, which will be filed with the relevant Argentine authorities for registration and effectiveness of the Reorganization.  The cancellation of Nortel Shares and their exchange for Nortel’s Telecom Class B Shares as consequence of the Reorganization and the cancellation of Nortel ADSs and their exchange for Telecom ADSs will each take place after the Reorganization Completion Date.

The Reorganization qualifies as a tax-free reorganization under Argentine law.  Therefore, no Argentine capital gains or withholding tax would apply to investors receiving Nortel’s Telecom Class B Shares in the Reorganization in exchange for their Nortel Preferred Shares.  We can provide no assurances that the tax authorities will not challenge the Reorganization’s qualification as a tax-free reorganization.  Also, the consummation of the Reorganization may not occur for a significant period of time following the filing of this prospectus, in light of the requirements that each company to obtain shareholder approval, submit regulatory filings and complete a registration process.  In addition, the Reorganization is subject to a number of conditions, including approval by the shareholders of the four companies, and as a result we can provide no assurances as to when the Reorganization will be consummated or whether the Reorganization will be consummated at all.

If the Reorganization is not approved, Nortel will continue to be Telecom’s parent company and Telecom’s principal shareholder.

The Merger

Telecom announced the Merger on June 30, 2017.  Pursuant to the terms of the preliminary merger agreement, Cablevisión will be merged by way of absorption into Telecom, which will be the surviving entity.  As a result of the Merger, Telecom will increase its capital stock by 1,184,528,406 ordinary shares of common stock in the form of Telecom Class A Shares and Telecom Class D Shares, which will be issued as consideration to the shareholders of Cablevisión according to a fixed exchange ratio.  The exchange ratio approved by the Board of Directors of Telecom and Cablevisión is 9,871.07005 Telecom Class A Shares or Telecom Class D Shares per share of Cablevisión (which may be adjusted according to certain terms and conditions of the Preliminary Merger Agreement).  If the Merger is completed under the terms of the preliminary merger agreement, Cablevisión Holding S.A. (“CVH”), the controlling shareholder of Cablevisión, and Fintech Media LLC (“Fintech Media”), the minority shareholder of Cablevisión, will receive, directly and indirectly, though their joint-ownership of VLG Argentina LLC (“VLG”), a combined total participation in Telecom equivalent to 55% of the combined company’s total outstanding capital stock after considering the aforementioned capital stock increase.  The shareholders of Telecom will retain the remaining 45% of the capital stock of the combined company as a result of the Merger.

The Merger was approved at the general ordinary and extraordinary shareholders’ meeting of Telecom and the extraordinary shareholders’ meeting of Cablevisión held on August 31, 2017.

Following the shareholders’ approval obtained on August 31, 2017, Telecom currently expects that the Merger will become effective as of the date (the “Merger Effectiveness Date”) on which each of the following conditions have been satisfied: (i) Telecom has prepared its technical and operational systems with the capacity to absorb the operations of Cablevisión, (ii) the execution of a definitive reorganization agreement (the “Final Merger Agreement”), as required under Argentine law; and (iii) the receipt of the authorization from ENACOM.  Telecom currently expects that the Merger will be completed as of the date (the “Merger Completion Date”) on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Merger and (ii) the registration of the Final Merger Agreement with the Public Registry of Commerce of the City of Buenos Aires.  In addition, pursuant to Argentine antitrust law, the Merger needs to be notified to the Argentine Comisión Nacional de Defensa de la Competencia (“CNDC”) and is subject to the approval of the Argentine Secretary of Commerce (Secretaría de Comercio Interior) with the prior favorable opinion of the CNDC (the “Antitrust Approval”).  Effectiveness of the Merger is not subject to the Antitrust Approval, which may be obtained after the effective date of the Merger, but it is expected that the Antitrust Approval is obtained prior to the Merger Completion Date.

If the Merger is consummated, CVH will become the controlling shareholder of Telecom.  In case such change of control effectively occurs and Argentine law so requires at such time, CVH will launch a mandatory tender offer for the acquisition of all Telecom Class B Shares not held by CVH or Fintech as required by the then applicable Argentine regulations in respect of mandatory tender offers.

For further information on the terms and conditions of the Merger, see “The Merger” in this prospectus and the information relating to Cablevisión, including the Cablevisión Unaudited Financial Statements, the Cablevisión Audited Financial Statements and Telecom’s Unaudited Pro Forma Consolidated Financial Information, incorporated herein by reference to the Merger 6-K.

Corporate Structure Before and After the Reorganization

* Class C shares represent 0.03% of Capital Ownership, Economic Interest and Voting Rights

(1) Only includes Fintech Telecom’s beneficial ownership through Sofora.

(2) Float includes 6.0% pre-transaction direct ownership holding of Fintech Telecom in Telecom.

Corporate Structure After the Reorganization and the Merger*

* Class C Shares represent 0.01% of Capital Ownership, Economic Interest and Voting Rights. Capital Ownership sum may not add up due to rounding.

(1) Only includes Fintech Telecom ownership through Sofora Telecomunicaciones.

(2) Float includes former Nortel Preferred Class B shares and shares held by the ANSES.

(3) Float includes 6.0% pre-transaction direct ownership holding of Fintech Telecom in Telecom (which is equivalent to 2.7% post-Merger holding of the combined company).

(4) On July 7, 2017, CVH accepted a call option (“Call Option”) offer granted by the Fintech Parties (as defined herein) for the right to purchase interests in Telecom representing 13.51% of the total outstanding capital stock of Telecom (after giving effect to the Reorganization but prior to the Merger) or approximately 6% of the post-Merger shares of the combined companies.  If the call option is exercised in accordance with the terms and conditions of the offer, CVH will hold 39% of the total capital stock in the combined company and the holdings of the Fintech Parties in the combined company shall be reduced accordingly.

Telecom Class B Shares and Telecom ADSs Distribution

In the Reorganization, each holder of Nortel Preferred Shares will be entitled to receive Telecom Class B Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio).  Holders of Nortel Preferred Shares will not receive any additional distribution or consideration in cash or in kind in connection with the Reorganization (other than as a result of the conversion of Telecom Class A Shares into Telecom Class B Shares).

No fractional Telecom Class B Shares or Telecom ADSs will be issued.  Fractional entitlements to Telecom Class B Shares and Telecom ADSs will be aggregated and sold.  The net proceeds from the sale of fractional entitlements to Telecom Class B Shares and Telecom ADSs will be distributed on a pro rata basis to the holders of Nortel Preferred Shares and Nortel ADSs, as the case may be, that otherwise would have been entitled to receive a fraction of such securities.

The Telecom Class B Shares and Telecom ADSs to be distributed in the Reorganization will have the same rights (including the right to receive dividends) as the Telecom Class B Shares and Telecom ADSs, respectively,  prior to the Reorganization, as set forth in Telecom’s bylaws, except as may be amended at an extraordinary general meeting of Telecom shareholders.  See “The Reorganization—Effects of the Reorganization—Amendment to Telecom’s Bylaws.”

Based on the number of Nortel Preferred Shares outstanding on the date hereof, after the effective time of the Reorganization, former holders of Nortel Preferred Shares and Nortel ADSs will be entitled to receive approximately 20.42% of the total outstanding capital stock of Telecom on the date hereof in the form of Class B Shares or Telecom ADSs, assuming that Telecom does not issue any additional Telecom Class B Shares between the date hereof and the Reorganization Effectiveness Date.  If the Merger is consummated, the Class B Shares and Telecom ADSs to be received by former holders of Nortel Preferred Shares and Nortel ADSs, respectively, would represent 9.19% of the total outstanding capital stock of the combined company, assuming Telecom does not issue any additional shares of common stock of Telecom aside from those to be issued in connection with the Merger.  See “The Reorganization—Reorganization Distribution” for more information.

Shareholders Entitled to Vote; Vote Required

All holders of Nortel Preferred Shares on the date that is three business days prior to the Nortel Preferred Special Meeting are entitled to vote at the Nortel Preferred Special Meeting.  See “The Nortel Preferred Special  Meeting—Who Can Vote.”

Nortel Preferred Shares generally do not have voting rights.  However, in the case of the Nortel Reorganization, (i) the Nortel Reorganization must be approved by holders representing at least two-thirds of the outstanding Nortel Preferred Shares in accordance with Section 9(i) of the terms of issuance of the Nortel Preferred Shares, and (ii) holders representing more than 50% of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting must approve the loss of preferential rights of the Nortel Preferred Shares.  The Nortel Preferred Shares will lose their preferential rights because the holders of Nortel Preferred Shares will receive Telecom Class B Shares with voting rights but no economic preferential rights as a result of the Nortel Reorganization.  In addition, holders representing at least two-thirds of the outstanding Nortel Preferred Shares are required to approve the deletion of Section 9 from the terms of issuance of the Nortel Preferred Shares.

Voting is not required by any holders of Nortel Preferred Shares with respect to the Merger and such holders were not eligible to vote at Telecom’s general ordinary and extraordinary shareholders’ meeting held on August 31, 2017 in connection with such transaction.  For further information, see the section entitled “The Merger.”

Directors and Management of the Surviving Company After the Reorganization

Immediately following the Reorganization, the senior management and executives of Telecom, as the surviving company, shall remain the same as the senior management and executive team currently in place and overseeing the operations of the Absorbed Companies and Telecom.

On the Reorganization Effectiveness Date, in accordance with the Preliminary Reorganization Agreement, the Boards of Directors of the Absorbed Companies will be suspended, and Telecom’s Board of Directors shall assume the duties and responsibilities of each of the Absorbed Companies Boards of Directors.  Following the approval of the Reorganization by the shareholders meetings of each of the Absorbed Companies and Telecom, including the Nortel Preferred Special Meeting and the Nortel Common Special Meeting, the Final Reorganization Agreement will be signed and its registration process initiated with the Public Registry of Commerce of the City of Buenos Aires.  The composition of the Telecom’s Board of Directors will not change as a consequence of the Reorganization.

See “The Reorganization— Directors and Management of the Surviving Company After the Reorganization.”

In addition, if the Merger is consummated, CVH and the Fintech Parties (as defined herein) will have the significant control to appoint certain senior management and executives as well as members of the Board of Directors of the combined company.  For further information, see “The Merger—Telecom’s Shareholders’ Agreement.”

Name and Executive Offices of the Surviving Company After the Reorganization

The surviving company shall continue to be known as “Telecom Argentina S.A.” upon the effectiveness of the Reorganization.  The executive offices of the company will continue to be located in Buenos Aires, Argentina.

Share Ownership of Directors, Executive Officers and their Affiliates

Prior to the completion of the Reorganization, Alejandro D. Quiroga López, Director of Legal and Regulatory Affairs of Telecom, Héctor Gaspar Buscalia, Director of Planning, Administration and Control, Sebastián Palla, Director of Procurement, and Roberto D. Nobile, Chief Operating Officer collectively hold less than one percent of the total outstanding shares entitled to vote at Telecom.  No other Telecom executive officer, member of Telecom’s Board of Directors or of the Supervisory Committee or their affiliates holds capital stock of Telecom entitled to vote.

Prior to the completion of the Reorganization, Christian Whamond, Alternate Director of Nortel, holds less than one percent of the total outstanding shares entitled to vote at Nortel.  No other Nortel executive officer, member of Nortel’s Board of Directors or of the Supervisory Committee or their affiliates holds Nortel Common Shares or Nortel Preferred Shares.

For comparison purposes, the voting threshold to approve the Reorganization is detailed under “Questions and Answers About the Reorganization and the Nortel Preferred Special Meeting—Q: What shareholder approvals are needed?” in this prospectus.

Stock Exchange Listings

The Telecom Class B Shares and the Nortel Preferred Shares are listed on the BYMA.  The Telecom ADSs and the Nortel ADSs are listed on the NYSE and additionally, Nortel ADSs are listed on the Luxembourg Stock Exchange.

After the Reorganization Completion Date, the Nortel Preferred Shares and Nortel ADSs will cease to exist and will no longer be admitted to trading or listed on the BYMA, Luxembourg Stock Exchange or the NYSE.

Dissenters’ Rights of Appraisal in the Reorganization

Holders of Nortel Preferred Shares and Nortel ADSs have no appraisal rights in connection with the Reorganization.

Conditions to Effectiveness of the Reorganization

The effectiveness of the Reorganization is subject to the satisfaction of the following conditions:

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Absorbed Companies and Telecom at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora;

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders at the Nortel Preferred Special Meeting and the special meeting of holders of Nortel Common Shares in the case of Nortel;

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of the Absorbed Companies;

•                  the execution of the Final Reorganization Agreement, as required under Argentine law;

•                  the receipt of the ENACOM Amortization Authorization;

•                  the receipt of the ENACOM Nortel Authorization;

•                  the receipt of the ENACOM Licenses Authorization; and

•                  amortization in full of 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock.

In addition, the Participating Companies currently expect that the Reorganization will be completed as of the Reorganization Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Reorganization and (ii) the registration of the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires, among others.

No assurance can be given as to when or whether any of these approvals and consents will be obtained or conditions satisfied, the terms and conditions that may be imposed in connection with the consents and approvals, or the consequences of failing to obtain the consents and approvals.

On May 23, 2017, the shares representing 17% ownership stake in Sofora owned by WAI were amortized.  On June 22, 2017, following the receipt of the ENACOM Amortization Authorization, the shares representing the remaining 15% ownership stake in Sofora owned by WAI were amortized.  As a result, the closing conditions relating to the ENACOM Amortization Authorization and the amortization in full of the 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock have been fully satisfied.

The shareholders of the Participating Companies approved the terms and conditions of the Reorganization, including the Preliminary Reorganization Agreement and the related documentation, at the general shareholders’ meetings held on May 22, 2017, in the case of Sofora and Nortel, and on May 23, 2017, in the case of Telecom and Personal.  In order for all shareholder approvals for the Reorganization to be approved, the Reorganization must be approved at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel.

Regulatory and Administrative Matters

The Reorganization is not subject to any additional regulatory or administrative requirements of any municipal, state, federal or foreign governmental agencies, other than those mentioned in this prospectus.  For more information, see “Regulatory and Administrative Matters.”

Taxation

The following is a summary.  U.S. holders are urged to consult their tax advisors regarding tax consequences of the Reorganization and of holding and disposing of Nortel Preferred Shares, Nortel ADSs, Telecom Class B Shares or Telecom ADSs.

U.S. Taxation

You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Argentine Taxation

You should read the section entitled “Argentine Tax Consequences” for more information on the Argentine tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Accounting Treatment

The distribution by Nortel of its Telecom Class B Shares will be accounted for under the predecessor basis of accounting, as permitted by IFRS as issued by the IASB.  Under the predecessor basis of accounting, assets and liabilities of all Participating Companies will be consolidated into Telecom at their respective carrying amounts.

Comparison of the Rights of Telecom and Nortel Shareholders

On the Reorganization Completion Date, Nortel will distribute its Telecom Class B Shares and Telecom ADSs in exchange for the Nortel Preferred Shares or Nortel ADSs, respectively.  By receiving either Telecom Class B Shares or Telecom ADSs, holders of Nortel Preferred Shares and Nortel ADSs will be entitled to certain rights as a shareholder of Telecom that are different from your rights as a shareholder of Nortel.  In addition, if the Merger becomes effective a further amendment of the Telecom’s bylaws approved by shareholders present at the ordinary and extraordinary shareholders’ meeting of Telecom held on August 31, 2017 shall also become effective.  See “Comparison of the Rights of Shareholders of Telecom and Nortel” and “Effects of the Merger—Amendment of Telecom’s By Laws” in this prospectus.

Risk Factors

In deciding whether to vote in favor of the Reorganization, you should carefully consider the following risk factors:

•                  Market fluctuations may reduce the market value of the Telecom Class B Share and Telecom ADSs that we are offering to distribute to holders of Nortel Preferred Shares and holders of Nortel ADSs, respectively, because the Preferred B Share Distribution Ratio contemplated by the Reorganization is fixed.

•                  The value of the Telecom Class B Shares, including those represented by Telecom ADSs, being offered will fluctuate due to movements in exchange rates.

•                  Investors who own Nortel Preferred Shares but who do not wish to hold Telecom Class B Shares may sell the Telecom Class B Shares they receive or expect to receive in the Reorganization or sell their Nortel Preferred Shares prior to the consummation of the Reorganization.  This may put downward pressure on the market price of the Telecom Class B Shares that holders of Nortel Preferred Shares will receive in the Reorganization.  Arbitrageurs may also adversely influence the price of the Telecom Class B Shares.

•                  The Reorganization is subject to regulatory and shareholder approvals which may not be obtained, and any delay in completing the Reorganization may reduce or eliminate the benefits expected to be achieved as a result of the Reorganization.

•                  If the Reorganization is not consummated, holders of Nortel Preferred Shares will continue to be non-voting shareholders of Nortel.

•                  The business of Telecom and Personal and the Telecom Class B Shares and Nortel Securities may be adversely impacted if the Reorganization is not consummated.

•                  Telecom may fail to realize the synergies and benefits anticipated from the Reorganization.

•                  The receipt of Telecom Class B Shares or Telecom ADSs in the Reorganization may be taxable to Nortel ADS holders under U.S. federal income tax law.

•                  Certain rights of holders of Nortel Preferred Shares and Nortel ADSs will change as a result of the Reorganization.

•                  Though the Reorganization qualifies as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment that Argentine tax authorities will give to the Reorganization.

•                  The integration of the Absorbed Companies into Telecom is a complex process that may affect the operations and results of operations of Telecom.

•                  All the conditions needed to consummate the Merger may not be satisfied, and the Merger may not be consummated even if all the conditions are satisfied.

•                  Telecom may fail to integrate its business with Cablevisión and, as a result, the combined company may not realize all of the anticipated benefits of the Merger.

•                  If the Merger is consummated, the controlling ownership of Telecom will change and the business of the combined company may be managed differently.

•                  The valuation of the combined company may change prior to the completion of the Merger and because the exchange ratio contemplated by the Merger is fixed and may only be adjusted according to certain conditions foreseen in the Preliminary Merger Agreement, the consideration for the Merger at closing may have a greater or lesser value than at the time the Preliminary Merger Agreement was signed.

•                  Telecom’s Unaudited Pro Forma Consolidated Financial Information incorporated by reference in this prospectus is presented for informative purposes only and may not be representative of our results after the Merger.

•                  Though the Merger qualifies as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment that Argentine tax authorities will give to the Merger.

See “Risk Factors” beginning on page 31.

COMPARATIVE PER SHARE MARKET DATA

The Boards of Directors of the Participating Companies approved the Preliminary Reorganization Agreement on March 31, 2017.  The following tables present the market value of the Telecom Class B Shares (on a historical basis) as of the last trading date for which stock prices were available prior to the date on which the Boards of Directors of the Participating Companies approved the Preliminary Reorganization Agreement.  Shareholders are urged to obtain current market information regarding the Nortel Securities and the Telecom Securities.  The market prices of these securities will fluctuate during the pendency of the Reorganization and thereafter, and may be different from the prices set forth below at the time you receive Telecom shares.

The Preferred B Share Distribution Ratio is 134.565053 Telecom Class B Shares for each Nortel Preferred Share and the ADS Distribution Ratio is 1.34565053 Telecom ADSs for each Nortel ADS.

Nortel Preferred Shares and Telecom Class B Shares

The following table presents the closing market prices per share as reported on the BYMA for Telecom Class B Shares and Nortel Preferred Shares as of the dates below:

	Telecom B Share		Nortel Preferred Shares		Nortel Preferred Shares
	Historical				Equivalent Basis
February 6, 2017(1)	Ps.	69.0	Ps.	8,150.0	Ps.	9,285.0
March 30, 2017(2)	Ps.	71.0	N/A		Ps.	9,554.1
June 29, 2017(3)	Ps.	81.8		N/A	Ps.	11,007.4
July 3, 2017(4)	Ps.	97.45		N/A	Ps.	13,113.4
August 28, 2017(5)	Ps.	107.2	Ps.	12,850.0	Ps.	14,425.0

(1) February 6, 2017 is the latest day prior to the announcement of the Reorganization for which trading prices are available for Nortel Preferred Shares on the BYMA.  Argentine securities markets are substantially smaller, less liquid and more volatile than major securities markets in the U.S.  Since their listing on the BYMA, the Nortel Preferred Shares have been illiquid.

(2) March 30, 2017 is the date preceding the date the Preliminary Reorganization Agreement was approved by the Board of Directors of the Participating Companies.

(3) June 29, 2017 is the date preceding (i) the date the Merger was publicly announced and (ii) the date the Preliminary Merger Agreement was approved by the Board of Directors of Telecom and Cablevisión.  See “Risk Factors—The valuation of the combined company may change prior to the completion of the Merger and because the exchange ratio contemplated by the Merger is fixed and may only be adjusted according to certain conditions foreseen in the Preliminary Merger Agreement, the consideration for the Merger at closing may have a greater or lesser value than at the time the Preliminary Merger Agreement was signed.”

(4) July 3, 2017 is the following business day after the Preliminary Merger Agreement was approved by the Board of Directors of Telecom and Cablevisión. See “Risk Factors—The valuation of the combined company may change prior to the completion of the Merger and because the exchange ratio contemplated by the Merger is fixed and may only be adjusted according to certain conditions foreseen in the Preliminary Merger Agreement, the consideration for the Merger at closing may have a greater or lesser value than at the time the Preliminary Merger Agreement was signed.”

(5) August 28, 2017 is the latest day for which trading prices are available for Nortel Preferred Shares on the BYMA.  Argentine securities markets are substantially smaller, less liquid and more volatile than major securities markets in the U.S.  Since their listing on the BYMA, the Nortel Preferred Shares have been illiquid.

The “equivalent basis share price” of Nortel Preferred Shares represents the applicable market price for Telecom Class B Shares on the corresponding date, multiplied by the Preferred B Share Distribution Ratio of 134.565053 Telecom Class B Shares for each Nortel Preferred Share.

Nortel ADSs and Telecom ADSs

The following table presents the closing market prices per share as reported on the NYSE for Telecom ADSs and Nortel ADSs as of the dates below:

	Telecom ADSs		Nortel ADSs		Nortel ADSs
	Historical				Equivalent Basis
March 30, 2017(1)	U.S.$	22.8	U.S.$	25.6	U.S.$	30.6
June 29, 2017(2)	U.S.$	24.5	U.S.$	29.9	U.S.$	32.9
July 3, 2017(3)	U.S.$	29.5	U.S.$	33.5	U.S.$	39.6

(1) March 30, 2017 is the date preceding the date the Preliminary Reorganization was approved by the Board of Directors of the Participating Companies.

(2) June 29, 2017 is the date preceding (i) the date the Merger was publicly announced and (ii) the date the Preliminary Merger Agreement was approved by the Board of Directors of Telecom and Cablevisión.  See “Risk Factors—The valuation of the combined company may change prior to the completion of the Merger and because the exchange ratio contemplated by the Merger is fixed and may only be adjusted according to certain conditions foreseen in the Preliminary Merger Agreement, the consideration for the Merger at closing may have a greater or lesser value than at the time the Preliminary Merger Agreement was signed.”

(3) July 3, 2017 is the following business day after the Preliminary Merger Agreement was approved by the Board of Directors of Telecom and Cablevisión. See “Risk Factors—The valuation of the combined company may change prior to the completion of the Merger and because the exchange ratio contemplated by the Merger is fixed and may only be adjusted according to certain conditions foreseen in the Preliminary Merger Agreement, the consideration for the Merger at closing may have a greater or lesser value than at the time the Preliminary Merger Agreement was signed.”

The “equivalent basis share price” of Nortel ADSs represents the applicable market price for Telecom ADSs on the corresponding date, multiplied by the ADS Distribution Ratio of 1.34565053 Telecom ADSs for one Nortel ADS.

COMPARATIVE HISTORICAL AND EQUIVALENT BASIS PER SHARE DATA

The following comparative historical and equivalent basis per share data should be read in conjunction with the Telecom Unaudited Financial Statement, the Telecom Audited Financial Statements, the Nortel Unaudited Financial Statements, the Nortel Audited Financial Statements and the Sofora Audited Financial Statements incorporated by reference into this prospectus.  No pro forma per share data is provided in this section for the reasons described in section “Summary Pro Forma Financial Information” below.

The following table presents historical, historical as adjusted (in the case of Sofora) and equivalent per share data.  The amounts presented for the relevant periods in the table reflect the following:

•                  Historical earnings per Telecom share (including Telecom’s Class A, B and C ordinary shares) is calculated by dividing net income attributable to Telecom (controlling interest) by the weighted average number of ordinary shares outstanding (969,159,605) during the period/year indicated.

•                  Historical earnings per Nortel Preferred Share is calculated by dividing net income attributable to Nortel Preferred Shares (approximately Ps.1,073 million) by the weighted average number of Nortel Preferred Shares outstanding (1,470,455) during the period/year indicated.

•                  Historical earnings per ordinary share of Sofora, as presented in the Sofora Audited Financial Statements, is calculated by dividing net income attributable to Sofora (controlling interest) by the weighted average number of total ordinary shares of Sofora during the relevant period.

•                  Historical dividend per Telecom share is calculated by dividing total dividends paid by Telecom to its shareholders by the weighted average number of shares outstanding during the period/year indicated.

•                  Historical dividend per Nortel Preferred Share is calculated by dividing total dividends paid to holders of Nortel Preferred Shares by the weighted average number of Nortel Preferred Shares outstanding during the period/year indicated.

•                  Historical dividend per ordinary share of Sofora is calculated by dividing total dividends paid by Sofora to its shareholders by the weighted average number of total ordinary shares of Sofora during the relevant period.

•                  Historical book value per Telecom share is computed by dividing total shareholders’ equity attributable to Telecom (controlling interest) by the number of historical shares outstanding as of the period/year indicated.

•                  Historical book value per Nortel Preferred Share is computed by dividing total shareholders’ equity attributable to Nortel Preferred Shares as of the relevant period by the number of historical Nortel Preferred Shares outstanding as of the period/year indicated.

•                  Historical book value per ordinary share of Sofora, as presented in the Sofora Audited Financial Statements, is computed by dividing total shareholders’ equity attributable to Sofora (controlling interest) by the number of total historical shares outstanding as of the relevant period.

•                  Equivalent basis information of Nortel Preferred B Shares reflects the historical amounts for Telecom Shares multiplied by the Nortel’s Preferred B Share Distribution Ratio, and the equivalent basis information of Sofora’s ordinary shares reflects Telecom’s historical amounts multiplied by the Ordinary Distribution Ratio.  For a comprehensive understanding of the Reorganization effect, this equivalent basis data should be read in conjunction with the market equivalent basis information provided in the section “Comparative per Share Market Data.”

	For the six month period ended June 30, 2017
	Telecom Shares (Classes A, B and C)		Nortel Preferred Shares
	Historical		Historical		Equivalent Basis
	(pesos)
Earnings per share (Basic and Diluted)(1)	Ps.	3.73	Ps.	664.81	Ps.	501.93
Dividend per share	Ps.	0.00	Ps.	0.00	Ps.	0.00
Book value per share	Ps.	23.73	Ps.	4,269.52	Ps.	3,193.35

(1) Since Telecom, Nortel and Sofora have no dilutive potential stock issuance, there are no dilutive earnings per share amounts.

	For the year ended December 31, 2016
	Telecom Shares (Classes A, B and C)		Nortel Preferred Shares				Sofora Ordinary Shares
	Historical		Historical		Equivalent Basis		Historical		Historical as adjusted(1)		Equivalent Basis
	(pesos)
Earnings per share (Basic and Diluted)(2)	Ps.	4.10	Ps.	729.73	Ps.	551.92	Ps.	2.64	Ps.	3.89	Ps.	4.68
Dividend per share	Ps.	2.06	Ps.	363.59	Ps.	277.69	Ps.	1.41	Ps.	2.08	Ps.	2.35
Book value per share	Ps.	19.95	Ps.	3,594.95	Ps.	2,684.75	Ps.	13.35	Ps.	19.63	Ps.	22.75

(1) Historical as adjusted data of Sofora includes the effect of the amortization in full of 140,704,640 Sofora’s ordinary shares subsequent to December 31, 2016 and prior to the Reorganization Effectiveness Date (see “The Reorganization—Conditions to Effectiveness of the Reorganization” in this prospectus).

(2) Since Telecom, Nortel and Sofora have no dilutive potential stock issuance, there are no dilutive earnings per share amounts.

UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

No pro forma financial information is presented in this section in connection with the Reorganization because there are no significant differences between the historical consolidated financial information and unaudited pro forma combined financial information of Telecom, including the pro forma adjustments giving effect to such Reorganization.

Telecom’s Unaudited Pro Forma Consolidated Financial Information showing the effects of the Merger (but not the Reorganization) on Telecom’s consolidated financial statements as of and for the period ended June 30, 2017 and for the year ended December 31, 2016 is incorporated herein by reference to the Merger 6-K.

RISK FACTORS

In addition to the other information included in this prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote to adopt the Reorganization of the Absorbed Companies into Telecom as contemplated by the Preliminary Reorganization Agreement.  You should also consider the other information in this prospectus and the other documents incorporated by reference into this prospectus, including the Preliminary Reorganization Agreement.  See “Where You Can Find More Information.”

Risks Related to The Reorganization

Market fluctuations may reduce the market value of the Reorganization consideration we are offering to holders of Nortel Preferred Shares and Nortel ADSs, respectively, because the Preferred B Share Distribution Ratio and the ADS Distribution Ratio contemplated by the Reorganization are fixed

Upon the consummation of the Reorganization, holders of Nortel Preferred Shares and Nortel ADSs will receive consideration that consists of a specified number of Telecom Class B Shares or Telecom ADSs, respectively, rather than a number of Telecom Class B Shares or Telecom ADSs with a specified market value.  As a result, the market value of Telecom Class B Shares and of Telecom ADSs that holders of Nortel Preferred Shares and Nortel ADSs receive in the Reorganization will fluctuate depending upon the market value of Telecom’s shares on the BYMA and on the NYSE, as applicable.  Accordingly, the market value of Telecom Class B Shares and of Telecom ADSs at the time at which they are received by holders of Nortel Preferred Shares Nortel ADS may vary significantly from their market value on the date of this prospectus and at the time of the closing of the Reorganization.

The value of the Telecom Class B Shares, including those represented by Telecom ADSs, being offered will fluctuate due to movements in exchange rates

There will be no adjustment to the stock consideration offered for changes in the market price of either Nortel Preferred Shares and Nortel ADSs, on the one hand, or Telecom Class B Shares and Telecom ADSs, on the other, or for movements in exchange rates.  Accordingly, the market value of the Telecom Class B Shares and Telecom ADSs that holders of Nortel Preferred Shares and Nortel ADSs, respectively, will receive upon the consummation of the Reorganization and the exchange rate between the peso and the U.S. dollar at the time could vary significantly from the market value of Telecom Class B Shares and Telecom ADSs and the peso-to-U.S. dollar exchange rate on the date of this prospectus.  The market value of the Telecom Class B Shares and Telecom ADSs to be distributed in the Reorganization and the peso-to-U.S. dollar exchange rate will also continue to fluctuate after the consummation of the Reorganization.  For historical exchange rate information, please see “Exchange Rates.”  You should obtain current market quotations for Nortel Preferred Shares and Nortel ADSs, on the one hand, and Telecom Class B Shares and Telecom ADS, on the other.

Investors who own Nortel Preferred Shares but who do not wish to hold Telecom Class B Shares may sell the Telecom Class B Shares they receive or expect to receive in the Reorganization or sell their Nortel Preferred Shares prior to the consummation of the Reorganization.  This may put downward pressure on the market price of the Telecom Class B Shares that holders of Nortel Preferred Shares will receive in the Reorganization.  Arbitrageurs may also adversely influence the price of the Telecom Class B Shares

Some holders of Nortel Preferred Shares may wish to sell their Nortel Preferred Shares prior to the consummation of the Reorganization, or, in the case of holders of Nortel Preferred Shares, the Telecom Class B Shares that they will receive in the Reorganization.  In addition, the market price of the Nortel Securities may be adversely affected by arbitrage activities prior to the consummation of the Reorganization.  These sales or the prospect of future sales, as well as arbitrage activity, could adversely affect the market price of Telecom Class B Shares.

The Reorganization is subject to regulatory and shareholder approvals which may not be obtained, and any delay in completing the Reorganization may reduce or eliminate the benefits expected to be achieved as a result of the Reorganization

The Reorganization is subject to the receipt of the requisite approvals by the shareholders of the Participating Companies, which may not be obtained or may be delayed.  In the event one or more of these approvals are not obtained, the Reorganization may not be consummated or its terms and conditions may be modified from the current agreement.

In addition to the shareholder approvals, the Reorganization requires certain regulatory and administrative approvals, some of which are beyond Telecom and Nortel’s control and any of which may prevent, delay or otherwise materially adversely affect the consummation of the Reorganization.  The consummation of the Reorganization requires certain authorizations from ENACOM, the receipt of an administrative consent from the CNV, the registration of the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires, and the cancellation of the Nortel Preferred Shares requires the approval by the BYMA.  Additional authorizations may be necessary from other governmental or regulatory entities to consummate the Reorganization.  None of the Participating Companies can predict whether or when these approvals will be obtained.  Furthermore, the requirements for obtaining the required approvals, consents or clearances could delay the consummation of the Reorganization for a significant period of time or prevent it from occurring at all.  Any delay in completing the Reorganization could prevent or delay the combined company from realizing some or all of the anticipated cost savings, synergies, growth opportunities and other benefits that Telecom and Nortel expect to achieve if the Reorganization is successfully completed within the expected time frame.

If the Reorganization is not consummated, holders of Nortel Preferred Shares will continue to be non-voting shareholders of Nortel

If the Reorganization is not consummated, holders of Nortel Preferred Shares will continue to be non-voting shareholders in Nortel with no influence to the outcome of any matters that are or can be subject to shareholder approval, except in the event of certain payment defaults or breaches of certain covenants.  Holders of Nortel Preferred Shares have no rights over the appointment of directors, acquisition or disposition of substantial assets, the issuance of capital stock and other securities and the payment of dividends on Nortel Securities, except in the event of certain payment defaults or breaches of certain covenants.

If the Reorganization is not approved, Sofora intends to retain ownership of all of its Telecom Securities and will continue to treat Telecom, Nortel and Personal as subsidiaries.  Furthermore, Sofora may decide to cause Nortel to delist from any or all of the NYSE, the BYMA and Luxembourg Stock Exchange, withdraw the Nortel Shares from the public offering regime in Argentina or terminate the Nortel Deposit Agreement and deregister the Nortel Preferred Shares and the Nortel ADSs under the Exchange Act.  The decision would depend on, among other factors, Sofora’s management’s evaluation of the public float, trading volumes and liquidity of the Nortel Securities and the expenses of the Nortel Securities listed.  In order to withdraw the Nortel Shares from the public offering regime in Argentina under Argentine law, Nortel and/or Sofora would need to initiate a mandatory tender offer whereby they offer all Nortel shareholders that voted against the withdrawal of Nortel Shares the right to sell their Nortel Shares at a fair price (precio equitativo) based on certain parameters including the six-month weighted trading average value.  The liquidity of any Nortel Security outstanding would be materially and adversely affected upon the withdrawal from the public offering regime, deregistration or delisting from either or any of the BYMA, the NYSE and the Luxembourg Stock Exchange, as holders of Nortel Securities would likely no longer have an active trading market in which to sell such securities.

The businesses of Telecom and Personal and the Telecom Class B Shares and Nortel Securities may be adversely impacted if the Reorganization is not consummated

There can be no assurance that the Reorganization will occur, as the Reorganization is subject to certain conditions including shareholders’, regulatory and administrative approvals, among others.  We cannot guarantee that these conditions will be satisfied and that the Reorganization will be successfully completed.  The failure to consummate the Reorganization will prevent Telecom from reaping the expected benefits of the Reorganization, which could adversely affect its results of operations and financial condition and could adversely affect the price of the Telecom Class B Shares and the Nortel Securities.

In the case of Nortel Preferred Shares particularly, Nortel incurs considerable costs in order to maintain the listing of these shares on the BYMA, NYSE and the Luxembourg Stock Exchange, and if the Reorganization is not consummated, Nortel may need to consider reducing the markets in which its shares are listed.

Telecom may fail to realize the synergies and benefits anticipated from the Reorganization

The Reorganization may not achieve the synergies and benefits that the Participating Companies anticipate.  Telecom may face operational challenges as a result of the Reorganization, including difficulties integrating and developing Personal’s technology platform.  If Telecom experiences significant disruptions in their technology platform as a result of new technology acquired, Telecom’s business, results of operations and financial condition could be adversely affected.  In addition, higher than expected overhead and administrative expenses or an inability to eliminate duplicative overhead and administrative functions could cause Telecom not to realize the expected cost savings and synergies and leave Telecom’s business less profitable.

The receipt of Telecom Class B Shares or Telecom ADSs in the Reorganization may be taxable to Nortel ADS holders under U.S. federal income tax law

There is no direct guidance for U.S. federal income tax purposes on the simultaneous mergers of multiple companies into a single company pursuant to the Argentine Corporations Law.  Consequently, there is no assurance that the Reorganization will be a tax-free reorganization for U.S. federal income tax purposes.

The U.S. federal income tax consequences of the Reorganization are complex.  You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Certain rights of holders of Nortel Preferred Shares and Nortel ADSs will change as a result of the Reorganization

Following completion of the Reorganization, holders of Nortel Preferred Shares and Nortel ADSs will no longer be holders of securities of Nortel.  There will be certain differences between your current rights as a holder of Nortel Preferred Shares or Nortel ADSs, on the one hand, and the rights to which you will be entitled as a holder of Telecom Class B Shares, on the other hand.  For a more detailed discussion of the differences in the rights of holders of Nortel Preferred Shares (including Nortel ADSs) and Telecom Class B Shares, see “Comparison of the Rights of Shareholders of Telecom and Nortel” in this prospectus.

Though the Reorganization qualifies as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment that the Argentine tax authorities will give to the Reorganization

Though Nortel expects that all requirements for the Reorganization to qualify as a tax-free reorganization will be met in accordance with Section 77 et seq. of the Argentine Income Tax Law, no assurances can be given as to the tax treatment that Argentine tax authorities will give to the Reorganization and whether and when those requirements will be met.  If the Reorganization qualifies as a tax-free reorganization under Argentine law, no Argentine capital gains or withholding tax would apply to investors receiving Telecom Class B Shares in the Reorganization in exchange for their Nortel Securities.  See “Argentine Tax Consequences—Tax Consequences Related to the Reorganization” for more detail on the issues related to the tax-free treatment of the Reorganization.  If the Reorganization does not qualify as a tax-free reorganization, each transfer of assets and liabilities to Telecom caused by the Reorganization shall be subject to tax in accordance with the respective applicable law and regulations and we may be required to revise Telecom’s, Nortel’s, Sofora’s and Personal’s tax return filings in order to reflect the fact that the proposed Reorganization would not be tax-free, which may have an adverse impact on Telecom’s financial condition and results of operations.

The integration of the Absorbed Companies into Telecom is a complex process that may affect the operations and results of operation of Telecom

The integration of the operations, personnel and culture of each of the Absorbed Companies is a complex process that is subject to important challenges that may not be successful, incur unforeseen costs or experience unexpected delays.  In particular, Telecom may experience difficulties in the integration of internal standards, controls, procedures, practices, policies, business systems, IT systems, customer service, personnel, networks, suppliers, technology and infrastructure.  Any of these could adversely affect the anticipated strategic and financial benefits from the Reorganization.

Risks Related to the Merger

All the conditions needed to consummate the Merger may not be satisfied, and the Merger may not be consummated even if all the conditions are satisfied

Consummation of the Merger is subject to a number of closing conditions, including the receipt of authorization from ENACOM and the execution of the Final Merger Agreement.  Additional corporate and administrative procedures must also be satisfied, including the receipt of an administrative consent from the CNV, the Antitrust Approval and the registration of the Final Merger Agreement with the Public Registry of Commerce of the City of Buenos Aires.  Other authorizations may be necessary from other governmental or regulatory entities to consummate the Merger.  Telecom cannot predict whether or when these approvals will be obtained or if such approvals may be subject to certain additional measures when obtained.

If these conditions and additional approvals and procedures are not satisfied or waived, then the Merger will not be completed, even if Telecom’s and Cablevisión’s shareholders have voted to approve the preliminary merger agreement, and the companies would have incurred significant transaction costs without consummating the transaction.  In addition, if the Merger is not completed, or if there are significant delays in completing the Merger, the market price of Telecom’s Class B shares or the Telecom ADSs, including those received in the Reorganization, may be adversely impacted as a result of negative reactions from the financial markets, including market price declines to the extent that current prices reflect a positive market assumption that the Merger will be completed.  Delays in completing the Merger may also negatively impact the respective operations and financial results of the companies due to, among other things, the diversion of management attention to the Merger rather than each company’s operations and pursuit of other opportunities that could have been beneficial to that company, which in turn may also adversely impact the market price of the Telecom Class B shares (or the Telecom ADSs).  Further, any delay in completing the Merger could cause Telecom not to realize, or delay the realization of, some or all of the benefits that Telecom expects to achieve from the Merger.

Telecom may fail to integrate its business with Cablevisión and, as a result, the combined company may not realize all of the anticipated benefits of the Merger

Telecom and Cablevisión entered into the preliminary merger agreement with the expectation that the Merger will result in various benefits, including, among other things, the ability to become a successful quadruple-play services provider in Argentina.  The success of the Merger will depend, in part, on the ability of the combined company to realize such anticipated benefits from combining the businesses of Telecom and Cablevisión and certain regulatory changes in the telecommunications sector that are scheduled to begin in January 2018.  The anticipated benefits and cost savings of the Merger may not be realized fully, or at all, or may take longer to realize than expected.  Failure to achieve anticipated benefits could result in increased costs and decreases in the amounts of expected revenues or results of the combined company.

Telecom and Cablevisión have operated independently and until the completion of the Merger will continue to operate independently.  It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures or policies that adversely affect the combined company’s ability to maintain relationship with customers and employees or to achieve the anticipated benefits of the Merger.

If the Merger is consummated, the controlling ownership of Telecom will change and the business of the combined company may be managed differently

If the Merger is consummated, the TEO Shareholders Agreement (as defined herein) shall become effective in full and CVH will become the controlling entity of Telecom.  Pursuant to the TEO Shareholders Agreement CVH will be entitled to designate a majority of the Board of Directors of Telecom as well as be entitled to designate the Chief Executive Officer and other key employees of Telecom and to appoint the majority of members of various committees of Telecom (including the executive committee, the audit committee and the supervisory committee), in each case if certain ownership thresholds are maintained in the combined company.  The Fintech Parties (as defined herein) will be entitled to appoint the Chief Financial Officer of Telecom and the internal auditor.  As a result, CVH shall be the new controlling entity of Telecom. This concentration of influence could be disadvantageous to other shareholders of Telecom with interests different from those of CVH and the Fintech Parties, including how Telecom’s business is managed.  These actions may be taken even if they are opposed by other shareholders of Telecom.  For more information on certain voting and board appointment powers over the combined company held by CVH and the Fintech Parties, see “The Merger—Telecom Shareholders’ Agreement.”

The valuation of the combined company may change prior to the completion of the Merger and because the exchange ratio contemplated by the Merger is fixed and may only be adjusted according to certain conditions foreseen in the Preliminary Merger Agreement, the consideration for the Merger at closing may have a greater or lesser value than at the time the Preliminary Merger Agreement was signed

If the Merger is completed, the existing shareholders of Telecom and Cablevisión will have shares of the combined company based on an exchange ratio. The exchange ratio is fixed such that, upon completion of the Merger, the shares of Cablevisión will receive a fixed amount of shares of Telecom. Any adjustments to the exchange ratio is limited to certain conditions foreseen and included in the Preliminary Merger Agreement. Accordingly, the consideration for the Merger to be issued to shareholders of Cablevisión could vary significantly from the valuation on the date of this prospectus or on the date of the Nortel Preferred Special Meeting. In addition, the valuation of the combined company may continue to fluctuate after the completion of the Merger and, as a result, the shareholders of the combined company could lose the value of their investment therein.

Such variations could be the result of changes in the business, operations or products of either Telecom or Cablevisión prior to the Merger and the combined company following the Merger, market assessments of the likelihood that the Merger will be completed or the timing of the completion of the Merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Telecom or Cablevisión. Because the date that the Merger will be completed will be later than the date of the Nortel Preferred Special Meeting, at the time of the Nortel Preferred Special Meeting you will not know the value of the shares of the combined company that you will have upon completion of the Merger with respect to the Merger consideration.

Telecom’s Unaudited Pro Forma Consolidated Financial Information incorporated by reference in this prospectus is presented for informative purposes only and may not be representative of our results after the Merger

Telecom’s Unaudited Pro Forma Consolidated Financial Information incorporated by reference to the Merger 6-K in this prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the transactions that we assume to have been consummated as of the dates indicated, nor is it indicative of the future operating results or financial position of Telecom after the Merger is consummated.  Telecom’s Unaudited Pro Forma Consolidated Financial Information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Telecom’s assets and liabilities because the transaction qualifies as a “reverse acquisition” in accordance with IFRS.  The purchase price allocation reflected in Telecom’s Unaudited Pro Forma Consolidated Financial Information included elsewhere in this prospectus is preliminary, and the final allocation of the purchase price will be based upon the final fair value calculations of the assets and liabilities of Telecom as of the date of the Merger Effectiveness Date.

Telecom’s Unaudited Pro Forma Consolidated Financial Information does not reflect future events that may occur, including the costs related to a potential integration and any future nonrecurring charges resulting from the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies.  Telecom’s Unaudited Pro Forma Consolidated Financial Information is based in part on certain assumptions that Telecom believes are reasonable under the circumstances.  Telecom’s assumptions may not prove to be accurate over time.

Though the Merger qualifies as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment that the Argentine tax authorities will give to the Merger

Though Telecom expects that all requirements for the merger to qualify as a tax-free reorganization will be met, in accordance with Section 77 et seq. of the Argentine Income Tax Law, no assurances can be given as to the tax treatment that Argentine tax authorities will give to the Merger and whether and when those requirements will be met.  If the Merger is recognized by the Argentine tax authorities as a tax-free reorganization under Argentine law, no Argentine capital gains or withholding tax would apply to investors receiving Telecom shares in the Merger.  See “Argentine Tax Consequences—Tax Consequences Related to the Merger” for more detail on the issues related to the tax free treatment of the Merger.

If the Merger does not qualify as a tax-free reorganization, each transfer of assets and liabilities to Telecom caused by the Merger shall be subject to tax in accordance with the respective applicable law and we may be required to revise Cablevisión’s and Telecom’s  tax return filings in order to reflect the fact that the proposed Merger would not be tax-free, which may have an adverse impact on Telecom’s financial condition and results of operations.

Risks Related to Argentina

You should read and consider the risk factors specific to Argentina.  These risks are described in the Telecom 2016 Form 20-F, the Nortel 2016 Form 20-F and in other documents that are incorporated by reference into this document.  See “Where You Can Find More Information” for more detail on the information incorporated by reference in this document.

Risks Related to Nortel’s Business

You should read and consider the risk factors specific to Nortel’s business.  These risks are described in the Nortel 2016 Form 20-F, and in other documents that are incorporated by reference into this document.  See “Where You Can Find More Information” for more detail on the information incorporated by reference in this document.

Risks Related to Telecom’s Shares and Business

You should read and consider the risk factors specific to Telecom’s shares and business.  These risks are described in the Telecom 2016 Form 20-F and in other documents that are incorporated by reference into this document.  See “Where You Can Find More Information” for more detail on the information incorporated by reference in this document.

Risks Related to Cablevisión’s Business

You should read and consider the risk factors specific to Cablevisión’s shares and business.  These risks are described in the Merger 6-K and in other documents that are incorporated by reference into this document.  See “Incorporation of Certain Documents by Reference” for more detail on the information incorporated by reference in this document.

THE NORTEL PREFERRED SPECIAL MEETING

Date, Time, Place, Purpose and Agenda

The Nortel Preferred Special Meeting will be held on         , 2017, at           , Buenos Aires time, at Alicia Moreau de Justo 50, Buenos Aires, Argentina.

The purpose of the Nortel Preferred Special Meeting is to approve the terms of the Nortel Reorganization and the loss of preferential rights of the Nortel Preferred Shares upon receiving Telecom Class B Shares.  In addition, Nortel will convene the Nortel Preferred Special Meeting to approve the deletion of Section 9 of the terms of issuance of the Nortel Preferred Shares.

Who Can Vote

All holders of Nortel Preferred Shares who are shareholders of record as of close of business, Buenos Aires time, on the date that is three business days prior to the date of the Nortel Preferred Special Meeting are entitled to vote at the Nortel Preferred Special Meeting.  Holders may cast one vote for each Nortel Preferred Share that they own on the date indicated above.  Such voting rights are governed by Section 250 of the Argentine Corporations Law and, in the case of the Nortel ADSs, the Nortel Deposit Agreement.

Holders of Nortel Preferred Shares.  Holders of Nortel Preferred Shares who intend to attend the Nortel Preferred Special Meeting must notify Nortel of their intention to do so at least three business days prior to the date of such meeting through a written notice signed by the holder of the Nortel Preferred Shares or an authorized representative acting on such holder’s behalf delivered to Nortel.  Along with the written notice, a statement of account crediting the ownership of the shares (or a beneficial interest therein) issued by Caja de Valores S.A.

Holders of Nortel ADSs.  In order to provide instructions to the Nortel ADS Depositary to exercise voting rights at the Nortel Preferred Special Meeting by proxy, holders of Nortel ADSs whose ownership is directly or indirectly recorded in the ADR Register (as defined in the Nortel ADS Depositary Agreement) of the Nortel ADS Depositary must follow the instructions described under “—Manner of Voting—Holders of Nortel ADSs Whose Ownership is Directly Recorded in the Nortel ADS Depositary’s Nortel ADR Register” or “—Manner of Voting—Beneficial Owners of Nortel ADSs Whose Ownership is Indirectly Recorded in the Nortel ADS Depositary’s Nortel ADR Register,” as applicable.

Vote Required for Adoption of Decision to Reorganize

In order to effect the Reorganization, holders of Nortel Preferred Shares and Nortel ADSs must adopt the decision to consent to the terms of the Nortel Reorganization and the loss of preferential rights of the Nortel Preferred Shares upon receiving Telecom Class B Shares at the Preferred B Share Distribution Ratio (or in the case of the holders of Nortel ADSs, at the ADS Distribution Ratio).  The decision to consent to the terms of the Nortel Reorganization requires the approval of holders representing at least two-thirds of the outstanding Nortel Preferred Shares pursuant to Section 9(i) of the terms of issuance of the Nortel Preferred Shares, and the loss of preferential rights of the Nortel Preferred Shares requires the approval of holders representing more than 50%  of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting.

In order to have a quorum at the Nortel Preferred Special Meeting, at least 50% of the outstanding Nortel Preferred Shares must be present or represented at the meeting following the first call, or at least one Nortel Preferred Share must be present or represented at the meeting following the second call if a quorum was not reached on the first call.

Manner of Voting

Holders of Nortel Preferred Shares.  Holders of Nortel Preferred Shares may submit their vote for or against the submitted proposal or abstain from voting at the Nortel Preferred Special Meeting in person or by personal proxy.  All Nortel Preferred Shares entitled to vote and represented by duly completed proxies received prior to the Nortel Preferred Special Meeting in accordance with the applicable formalities, and not revoked, will be voted at the Nortel Preferred Special Meeting as instructed on the proxies

Directors, members of Telecom’s supervisory committee, managers and other employees of Nortel may not be proxies.  Proxies may be granted through private instrument with the signature certified by a notary public and legalized by apostille if certified abroad.  This prospectus does not constitute a proxy statement.  We are not asking you for a proxy, and you are requested not to send us a proxy.

Holders of Nortel ADSs Whose Ownership is Directly Recorded in the Nortel ADS Depositary’s Nortel ADR Register.  The Nortel ADS Depositary may, after consultation with Nortel if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Nortel) for the determination of the holders of Nortel ADSs who are entitled to give instructions for the exercise of any voting right.  Only the holders of Nortel ADSs on such record date shall be entitled to give such voting instructions.

As soon as practicable after receipt from Nortel of notice of any meeting or solicitation of consents or proxies of holders of Nortel Preferred Shares, the Nortel ADS Depositary shall distribute to holders of Nortel ADSs a notice stating (i) such information as is contained in such notice and any solicitation materials, (ii) that each Nortel ADS holder on the record date set by the Nortel ADS Depositary therefor will, subject to any applicable provisions of Argentine law, be entitled to instruct the Nortel ADS Depositary as to the exercise of the voting rights, if any, pertaining to the Nortel Preferred Shares represented by the ADSs and (iii) the manner in which such instructions may be given.  Upon receipt of instructions of a Nortel ADS holder on such record date in the manner and on or before the date established by the Nortel ADS Depositary for such purpose, the Nortel ADS Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Nortel Preferred Shares to vote or cause to be voted the Nortel Preferred Shares underlying the Nortel ADSs in accordance with such instructions.  The Nortel ADS Depositary will not itself exercise any voting discretion in respect of any Nortel ADSs.

There is no guarantee that Nortel ADS holders generally will receive the notice described above with sufficient time to enable such holder to return any voting instructions to the Nortel ADS Depositary in a timely manner.

Notwithstanding anything else contained in the Nortel Deposit Agreement, the Nortel ADS Depositary shall not have any obligation to take any action with respect to any shareholders meeting, or solicitation of consents or proxies, of holders of shares if the taking of such action would violate U.S. or Argentine laws.

Beneficial Owners of Nortel ADSs Whose Ownership is Not Reflected in their Name on the Books of the Nortel ADS Depositary.  Beneficial owners of Nortel ADSs whose Nortel ADSs are held through a bank, broker, custodian or other nominee must follow voting instructions of such bank, broker, custodian or other nominee regarding how and when to provide voting instructions with respect to the Nortel Preferred Special Meeting.  Beneficial owners of Nortel ADSs should contact the bank, broker, custodian or other nominee through which their Nortel ADSs are held for relevant instructions and deadlines.

Other Shareholders Meetings of the Absorbed Companies

In addition to the Nortel Preferred Special Meeting and the Nortel Common Special Meeting, each of the Absorbed Companies convened the required general shareholders’ meetings to approve the Reorganization.  For more information, see “The Reorganization—Shareholders Meetings in connection with the Reorganization” in this prospectus.

THE REORGANIZATION

The following is a description of the material aspects of the Reorganization.  While we believe that the following description covers the material terms of the Reorganization, the description may not contain all the information that is important to you.  We encourage you to read carefully this entire prospectus, including the Preliminary Reorganization Agreement, a copy of which is incorporated by reference to this prospectus, for a more complete understanding of the Reorganization.

Overview

The Reorganization is subject to the terms and conditions set forth in the Preliminary Reorganization Agreement.  On March 31, 2017, each of the Boards of Directors of the Participating Companies approved the Preliminary Reorganization Agreement and the transactions contemplated thereunder as they related to their own operations.  The main purpose of the Reorganization is to absorb and consolidate the operations, assets and liabilities of the Absorbed Companies into Telecom, as the surviving entity that will continue to be known as “Telecom Argentina S.A.”  As a consequence of the Reorganization, (a) Nortel, Sofora and Personal will be dissolved without liquidation and cease to exist, (b) all issued Nortel Securities, Sofora Common Shares and shares of capital stock of Personal will be cancelled and (c) Telecom will assume all of the rights and obligations of each of the Absorbed Companies.  Pursuant to the terms of the Reorganization, Nortel will (i) convert a portion of its Telecom Class A Shares to Telecom Class B Shares at the ratio of one Telecom Class B Share for each Telecom Class A Share, (ii) distribute its Telecom Class B Shares (including all of the Telecom Class B Shares resulting from the conversion of Nortel’s Telecom Class A Shares) to the holders of Nortel Preferred Shares at the Preferred B Share Distribution Ratio, (iii) distribute its remaining Telecom Class A Shares to the holders of Sofora Common Shares at the Ordinary Distribution Ratio and (iv) cancel all Nortel Securities. If the Reorganization is consummated, holders of Nortel Securities will cease to have any equity interest in Nortel.

The distribution of the Telecom Class B Shares to the holders of Nortel Preferred Shares and Nortel ADS holders will be made at the Preferred B Share Distribution Ratio and the ADS Distribution Ratio, and the distribution of the Telecom Class A Shares to Fintech Telecom, LLC (“Fintech Telecom”), will be made at the Ordinary Distribution Ratio.

Telecom will not issue new Telecom Securities in connection with the Reorganization.  Only the Telecom Securities previously issued and currently held by Nortel will be distributed to its shareholders as a result of the Reorganization.

If the Reorganization is not consummated, holders of Nortel Securities will remain holders of Nortel Shares or Nortel ADSs, as the case may be.  Currently, there are 1,470,455 Nortel Preferred Shares (representing 21.62% of the total capital stock of Nortel), of which 99.8% (representing 1,467,692 Nortel Preferred Shares or 29,353,840 ADSs) are in ADS form.

On April 5, 2017, Telecom Nortel and Personal filed a form reorganization prospectus (prospecto de fusión) with the CNV, which describes the terms of the Reorganization.  The CNV authorized publication of the Argentine prospectus related to the Reorganization on May 11, 2017.

The Participating Companies held general shareholders meetings on May 22, 2017 for Nortel and Sofora, and on May 23, 2017 for Telecom and Personal, at which their respective shareholders considered and approved the Reorganization.

Background of the Reorganization

Nortel

Nortel was organized by a consortium of Argentine and international investors to acquire a controlling interest in the common stock of Telecom as the first step in Argentina’s privatization of its fixed-link public telecommunications services and basic telephone services.  See “Item 7—Major Shareholders and Related Party Transactions” of the Nortel 2016 Form 20-F.  As of June 30, 2017, Nortel owned approximately 7.64% of Telecom Class B Shares and 100% of Telecom Class A Shares collectively representing 54.74% of the common stock of Telecom.  However, Nortel’s ownership of the outstanding Telecom Class A Shares and Telecom Class B Shares amounts to 55.60% of Telecom’s outstanding shares as of June 30, 2017 considering the 15,221,373 Class B Ordinary Shares which were repurchased by Telecom and are held in treasury.  Nortel’s sole activity is owning such stock and its sole source of cash income is cash dividends paid on such stock.  See “Item 10—Additional Information—Bylaws and Terms and Conditions of Issuance of Series B Preferred Shares—Nortel’s Capital Stock” of the Nortel 2016 Form 20-F.

Nortel is a stock corporation (sociedad anónima) organized under the laws of Argentina on October 31, 1990.  The duration of Nortel is 99 years from such date of organization.  The Company’s business offices are located at Alicia Moreau de Justo 50 (C1107 AAB) Buenos Aires, Argentina and its telephone number is (54-11) 4968-3631.  Nortel’s operations are limited only by its corporate purpose as stated in its bylaws, which is to invest in companies, other than financial services companies generally, and to invest in Telecom specifically.  Nortel Inversora S.A.’s commercial names are “Nortel Inversora” outside of Argentina and “Nortel” or “Nortel Inversora” in Argentina.

Telecom

Telecom is one of the largest private-sector companies in Argentina in terms of revenues, net income, capital expenditures and number of employees.  Telecom has a non-expiring license to provide fixed-line telecommunications services in Argentina, and it also provides other telephone-related services such as international long-distance service, data transmission, IT solutions outsourcing and Internet services.  Through its subsidiaries, it also provides mobile telecommunications services (primarily through its wholly owned subsidiary Personal) and international wholesale services.

At Telecom’s ordinary and extraordinary shareholders’ meeting held on June 22, 2015, the shareholders approved amendments to Telecom’s corporate purpose to include the provision of Audiovisual Communication Services.  Telecom obtained authorization for the amendments from the Federal Authority for Information and Communication Technologies (Autoridad Federal de Tecnologías de la Información y las Comunicaciones, or AFTIC, the predecessor of ENACOM) and the CNV.  IGJ registered the amendment to Telecom’s bylaws on September 26, 2015.

Telecom is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Telecom is 99 years from the date of registration with the Public Registry of Commerce of the City of Buenos Aires (July 13, 1990).  Telecom conducts its business under the commercial name “Telecom.”  Its principal executive offices are located at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB).  Telecom’s telephone number is (54-11) 4968-4000.  Its website address is www.telecom.com.ar.  None of the information available on Telecom’s website or elsewhere will be deemed to be included or incorporated by reference into this prospectus.

Sofora

The purpose of Sofora is to invest in Nortel.  Sofora owns 100% of the common stock of Nortel as of June 30, 2017.  Sofora’s sole activity is owning such stock and its sole source of cash income is cash dividends paid on such stock.

Sofora is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Sofora is 99 years from the date of registration (September 25, 2003).

Personal

Personal is a wholly owned subsidiary of Telecom that provides mobile telecommunications services in Argentina and Paraguay and mobile financial services in Paraguay.

Reorganization Distribution

Pursuant to the terms and conditions of the Reorganization, the Telecom Class A Shares and the Telecom Class B Shares held by Nortel will be distributed among its respective shareholders as follows, (i) holders of Nortel Preferred Shares will receive Telecom Class B Shares at the Preferred B Share Distribution Ratio, and (ii) Fintech Telecom as indirect holder of 100% of the ordinary voting shares of Nortel, through Sofora, will receive Telecom Class A Shares at the Ordinary Distribution Ratio.  As a result, up to 197,871,855 Telecom Class B Shares, representing approximately 20.42% of the total outstanding capital stock of Telecom, shall be distributed to holders of Nortel Preferred Shares.  In order to effect such distribution to Nortel Preferred Shares under the form of Telecom Class B Shares, (i) Nortel will convert up to 161,039,447 of its Telecom Class A Shares to Telecom Class B Shares for distribution to holders of Nortel Preferred Shares, and (ii) Nortel will distribute to holders of Nortel Preferred Shares and Nortel ADSs all of the 36,832,408 Telecom Class B Shares held by Nortel.

No additional distribution or consideration in cash or in kind will be made or paid by Nortel or Telecom to the shareholders of Nortel in connection with the Reorganization or Nortel’s distribution of Telecom Class B Shares (other than as a result of the conversion of Telecom Class A Shares into Telecom Class B Shares).  No fractional Telecom B Shares or Telecom ADSs will be issued.  Fractional entitlements to Telecom Class B Shares and Telecom ADSs will be aggregated and sold.  The net proceeds from the sale of fractional entitlements to Telecom Class B Shares and Telecom ADSs will be distributed on a pro rata basis to the holders of Nortel Preferred Shares and Nortel ADSs, as the case may be, that otherwise would have been entitled to receive a fraction of such securities.

The Telecom Class B Shares to be distributed by Nortel in connection with the Reorganization will have the same rights (including the right to receive dividends) as the Telecom Class B Shares prior to the Reorganization, as set forth in Telecom’s bylaws (estatutos sociales), except as may be amended at an extraordinary general meeting of Telecom Shareholders.  See “The Reorganization—Effects of the Reorganization—Amendment to Telecom’s Bylaws.”

The cancellation of Nortel Securities and their exchange for Nortel’s Telecom Class B Shares as a result of the Reorganization will take place after the receipt of the administrative consent from the CNV in connection with the Reorganization and the Final Reorganization Agreement is registered with the Public Registry of Commerce of the City of Buenos Aires.

The Telecom Class B Shares to be distributed in the Reorganization will be entitled to receive dividends in the same manner as the other Telecom Class B Shares in circulation prior to the Reorganization.

Effects of the Reorganization

General Effects

As a result of the Reorganization, Telecom will assume all of the assets, liabilities and operations of Sofora, Nortel and Personal, other than the shares of Telecom held by Nortel prior to the Reorganization.  Telecom will not be required to issue new shares of its capital stock in connection with the Reorganization.

Personal’s Debt Obligations

On December 10, 2015, Personal issued (i) Class I notes with an initial par value of Ps.571,505,000 due June 12, 2017, (ii) Class II notes with an initial part value of Ps.149,000,000 due December 10, 2018, (iii) Class III notes with an initial part value of Ps.721,969,404 due May 16, 2018 and (iv) Class IV notes with an initial par value of U.S.$77,900,400 due November 16, 2018 (collectively, the “Notes”).

In connection with the Reorganization, Telecom has agreed to assume on the Reorganization Effectiveness Date all of Personal’s rights and obligation arising from the Notes and their trust or fiscal agency agreements, if any.  As a result of such assumption and the universal succession by Telecom of all assets and liabilities of Personal pursuant to the terms of the Reorganization and Argentine law, the Reorganization is a merger authorized by the terms and conditions of the Notes and their holders will not have opposition rights with respect to the Reorganization.

In October 2016, Personal and the International Finance Corporation entered into a U.S.$400 million, six-year loan agreement (the “IFC Loan”), payable in eight equal semi-annual installments beginning in the first quarter of 2019.  The proceeds from the IFC Loan were used to deploy the 4G network and to refinance short-term financial liabilities.

Additionally, in April 2017, Personal and the Inter-American Investment Corporation, a member of the Inter-American Development Bank Group, entered into a U.S.$100 million, six-year loan agreement (the “IIC Loan”), payable in eight equal semi-annual installments beginning in the first quarter of 2019.  The IIC Loan will be used to expand the 4G LTE network and to finance working capital and other financial needs.

As a result of the Reorganization, Telecom shall assume all obligations of Personal, including payment obligations and covenants, under the Notes, the IFC Loan and the IIC Loan.

Sofora’s Bono de Goce

In March 2017, W de Argentina—Inversiones S.A. (“WAI”) offered to Sofora and Sofora accepted with the consent of Fintech Telecom, the controlling shareholder of Sofora, an offer to amortize, in two tranches, all of the shares of capital stock issued by Sofora and owned by WAI, equal to 140,704,640 shares.  As a result of the amortization, Sofora agreed to pay WAI an amount equal to the par value of WAI’s shares of capital stock issued by Sofora, such amount being equivalent to Ps.140,704,640, and issue in the name of WAI one or more dividend certificates (any such certificate, a “Bono de Goce”) evidencing WAI’s rights to dividends up to an aggregate amount of up to U.S.$470 million less the amounts paid to amortize the shares of Sofora owned by WAI, plus certain incremental amounts, with preference over the Telecom Class A Shares to be received by the shareholders of Sofora in the Reorganization.   The amortization of the first tranche of shares of capital stock of Sofora owned by WAI and representing 17% of the issued and outstanding capital stock of Sofora occurred on May 23, 2017, at which time a Bono de Goce in the amount of U.S.$245,036,017 was issued to WAI.  The amortization of the second tranche of shares of capital stock of Sofora owned by WAI and representing an additional 15% of the issued and outstanding capital stock of Sofora occurred on June 22, 2017, at which time an additional Bono de Goce was issued in an amount equal to U.S.$216,280,387.  As a result of the amortization, Fintech Telecom owns 100% of the capital stock of Sofora, and WAI is no longer a shareholder of Sofora.

The principal terms and conditions of each Bono de Goce provide that: (i) dividend payments of up to the maximum amount under the Bono de Goce will be made only if and when Sofora resolves to pay a dividend, (ii) dividend payments made by Sofora shall be paid to the holder of the Bono de Goce with priority over to all other shareholders of Sofora, (iii) all dividends to be paid under the Bono de Goce will be paid by Sofora with liquid and realized profits (ganancias realizadas y líquidas, (iv) the maximum amount of dividends to be collected under the Bono de Goce shall accrete every year on June 1 on the amount of dividends that remain unpaid by Sofora as of May 31 of the relevant year at a rate of 2% per annum, (v) Sofora has a right to redeem the Bono de Goce at any time after the later of (x) 36 months from the date of issuance or (y) the payment of 60% of the maximum amount of dividends under the Bono de Goce and (vi) in the event that Sofora is absorbed by Telecom pursuant to the Reorganization, the preference over dividends provided in the Bono de Goce  will extend only to the shares received by Fintech Telecom as a result of the Reorganization, which will be the Telecom Class A Shares (which will be distributed exclusively to Fintech Telecom) but not to the Telecom Class B Shares.

If the Reorganization is consummated, Telecom will assume, by universal succession, all of the assets, liabilities, operations and activities, and will succeed to all of the rights and obligations, of Sofora as issuer of the Bono de Goce.  In no event shall the dividend rights under the Bono de Goce affect the dividend rights of holders of Telecom Class B Shares.

Amendment to Telecom’s Bylaws

In accordance with the terms and conditions of the Preliminary Reorganization Agreement, the ordinary and extraordinary general shareholders’ meeting of Telecom held on May 23, 2017, approved an amendment of its bylaws such that: (i) the clauses regulating the amortization of shares and the issuance of bonos de goce in accordance with Sections 223 and 228 of the Argentine Corporations Law are in alignment with terms of Sofora’s Bono de Goce, (ii) the conversion of shares in one class of shares to another class of shares may be done more expeditiously by notice to the Board of Directors without the need for a shareholders meeting, and (iii) the Telecom Class A Shares may be converted into Telecom Class B shares for distribution to holders of Nortel Preferred Shares.

In addition, in connection with the Merger, the shareholder of Telecom approved at the general shareholders’ meeting held on August 31, 2017 an additional amendment to the Telecom’s bylaws which will become effective on the Merger Effectiveness Date.  See “The Merger—Amendment to Telecom’s Bylaws.”

Applicable Legal Framework

The Reorganization will be implemented in accordance with Sections 82 and 83 and the remaining applicable provisions of the Argentine Corporations Law, Section 77 et seq. of the Argentine Income Tax Law, and applicable rules from the CNV and BYMA.

Preliminary Reorganization Agreement

On March 31, 2017, the Boards of Directors of the Participating Companies approved the execution of the Preliminary Reorganization Agreement and the filing with the CNV and BYMA of the prior authorization request for the Reorganization by filing, among other documentation, a form of reorganization prospectus (prospecto de fusión).

The following summary describes the material provisions of the Preliminary Reorganization Agreement, a complete translated copy of which is incorporated by reference into this prospectus.  This summary is qualified in its entirety by reference to the complete text of the Preliminary Reorganization Agreement and may not contain all the information about the Preliminary Reorganization Agreement that is important to you.

•                  The Distribution: Nortel will distribute to holders of Nortel Preferred Shares and Nortel ADSs all of its Telecom Class B Shares, including Telecom Class B Shares held by Nortel following the conversion of certain Telecom Class A Shares currently held by Nortel, in exchange for their Nortel Preferred Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio).  Nortel will also distribute the remaining portion of Telecom Class A Shares that it holds to Fintech Telecom.

•                  The Reorganization: Each of the Absorbed Companies will merge into Telecom, by way of a consolidation of their operations, assets and liabilities into Telecom, and Telecom will assume, by succession, the rights and obligations of each of the Absorbed Companies.  The surviving company will continue to be known as “Telecom Argentina S.A.”

•                  Purpose of the Reorganization: The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies’ creditors into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

•                  Reorganization Effectiveness Date:  The Reorganization Effectiveness Date is the date in which all of the conditions to effectiveness of the Reorganization are satisfied.  See “—Conditions to Effectiveness of the Reorganization” below.

•                  Management of the Absorbed Companies: As of the Reorganization Effectiveness Date, Telecom’s Board of Directors will be responsible for the management and administration of each of the Absorbed Companies’ operations, assets and liabilities, and the Board of Directors of the Absorbed Companies will be suspended pursuant to the Argentine Corporations Law.

•                  Reorganization Distribution Ratios: A holder of Nortel Preferred Shares will receive the Preferred B Share Distribution Ratio, which equals 134.565053 of Telecom Class B Shares for each Nortel Preferred Shares (or 1.34565053 Telecom ADS for each Nortel ADS).  A holder of Nortel Common Shares will receive the Ordinary Distribution Ratio, which equals 1.14046108 Telecom Class A Shares for each Sofora Common Share.

•                  No Capital Increase: The terms of the Reorganization permit Sofora and Nortel to make certain distributions to their respective shareholders prior to the consummation of the Reorganization.  As a consequence of such permitted distributions and the assumption of all the operations, assets and liabilities of each of the Absorbed Companies by Telecom, Telecom will not need to increase its capital stock in connection with the Reorganization.

•                  Applicable legal framework: With respect to Argentine law, the Reorganization will be carried out pursuant to the provisions of Sections 82 to 87 of the Argentine Corporations Law, the CNV regulations and the regulations of the Public Registry of Commerce of the City of Buenos Aires.  The Reorganization is also carried on as a tax-exempted corporate reorganization within the framework set forth by Sections 77 and 78 of the Argentine Income Tax Law and other Argentine tax regulations.

Pursuant to Section I, Chapter XI, Title II of the CNV Rules, (approved by CNV Resolution 622/2013), when a public company decides to merge with another company (public or not), it is required to make a filing with the CNV at least 30 business days prior to the date of the shareholders meeting that will consider and approve the Reorganization. The filing consists of a prospectus describing the Reorganization that shall contain, among other items:

(a)         a description of the shares that will be issued in exchange for the shares of the absorbed company; form of the shares; exchange ratio and conditions of the exchange, grounds for the determination of the exchange ratio and a certification of an independent auditor regarding the exchange ratio;

(b)         decision to request the public offering of the new shares;

(c)          explanation about the reasons of the Reorganization and business, economic and financial impact of the Reorganization in the absorbing and absorbed company;

(d)         the limitations agreed by the merging companies regarding the administration and management of the business and their granting of guarantees for fulfillment of normal activity during the time which will elapse until the Reorganization is registered;

(e)          draft of amendment to the corporate bylaws of the absorbing company (if necessary); and

(f)           special purpose unconsolidated statement of financial position for the Reorganization from each company, and consolidated statement of financial position, prepared pursuant to Section 83 of the Argentine Corporations Law and the accounting standards and regulations of the CNV.

Shareholders Meetings in connection with the Reorganization

On May 22, 2017, each of Sofora and Nortel held an extraordinary general shareholders’ meeting to vote upon the Reorganization and other related matters.  At each meeting, shareholders, (i) approved the Reorganization, (ii) approved the Preliminary Reorganization Agreement, (iii) authorized Sofora and Nortel (as applicable) to sign the Final Reorganization Agreement, (iv) approved the dissolution (without liquidation) of Sofora and Nortel (as applicable) as a result of the Reorganization and (v) authorized Sofora and Nortel (as applicable) to obtain all approvals and necessary authorizations to consummate the Reorganization.

On May 23, 2017, Telecom held an ordinary and extraordinary general shareholders’ meeting and Personal held an extraordinary general shareholders’ meeting to vote upon the Reorganization and other related matters.  At each meeting, shareholders (i) approved the Reorganization, (ii) approved the Preliminary Reorganization Agreement, (iii) authorized Telecom and Personal (as applicable) to enter into the Final Reorganization Agreement and (vi) authorized Telecom and Personal (as applicable) to obtain all approval and necessary authorizations to consummate the Reorganization.  At the ordinary and extraordinary general shareholders’ meeting of Telecom, shareholders of Telecom also approved the conversion of 161,039,447 Telecom Class A Shares to 161,039,447 Telecom Class B Shares and approved certain amendments to Telecom’s Bylaws (see “The Reorganization—Effects of the Reorganization—Amendments to Telecom’s Bylaws”).  At the extraordinary general shareholders’ meeting of Personal, shareholders of Personal also authorized the dissolution (without liquidation) of Personal as a result of the Reorganization.  Nortel’s Board of Directors caused Nortel to vote the 502,034,299 Telecom Class A Shares and the 36,832,408 Telecom Class B Shares that it directly beneficially owns, representing 55.60% of the total outstanding capital stock of Telecom, in favor of the Reorganization and the other matters proposed at the ordinary and extraordinary general shareholders’ meeting of Telecom.  In addition, Telecom voted all of the capital stock of Personal in favor of the Reorganization at the ordinary and extraordinary shareholders’ meeting of Personal.

No matters voted on at such aforementioned meetings will affect the rights of  the Nortel Preferred Shares unless they are also approved by the Nortel Preferred Shares at the Nortel Preferred Special Meeting.

The Nortel Preferred Special Meeting will be held on         , 2017. All holders of the Nortel Preferred Shares who are entitled to vote are eligible to attend this meeting, have one vote allocated per Nortel Preferred Share held, in order to consider the terms of the Nortel Reorganization and the loss of preferential rights of the Nortel Preferred Shares upon receiving Telecom Class B Shares (and the deletion of Section 9 of the terms of issuance the Nortel Preferred Shares.

The Nortel Common Special Meeting will be held on or prior to the date of the Nortel Preferred Special Meeting. All holders of the Nortel Common Shares will be entitled to vote at this Meeting, with one vote allocated per share held, in order to consider the dilution of the voting rights of the Nortel Common Shares as a result of holders of Nortel Preferred Shares receiving Telecom Class B Shares, with voting rights, in the Reorganization.

Conditions to Effectiveness of the Reorganization

The effectiveness of the Reorganization is subject to the satisfaction of the following conditions:

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Absorbed Companies and Telecom at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora;

•      approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders at the Nortel Preferred Special Meeting and the special meeting of holders of Nortel Common Shares in the case of Nortel;

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of the Absorbed Companies;

•                  the execution of the Final Reorganization Agreement, as required under Argentine law;

•                  the receipt of the ENACOM Amortization Authorization;

•                  the receipt of the ENACOM Nortel Authorization;

•                  the receipt of the ENACOM Licenses Authorization; and

•                  amortization in full of 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock.

In addition, the Participating Companies currently expect that the Reorganization will be completed as of the Reorganization Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Reorganization and (ii) the registration of the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires and (iii) any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

No assurance can be given as to when or whether any of these approvals and consents will be obtained or conditions satisfied, the terms and conditions that may be imposed in connection with the consents and approvals, or the consequences of failing to obtain the consents and approvals.

On May 23, 2017, the shares representing 17% ownership stake in Sofora owned by WAI were amortized.  On June 22, 2017, following the receipt of the ENACOM Amortization Authorization, the shares representing the remaining 15% ownership stake in Sofora owned by WAI were amortized.  As a result, the closing conditions relating to the ENACOM Amortization Authorization and the amortization in full of the 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock have been fully satisfied.

The shareholders of the Participating Companies approved the terms and conditions of the Reorganization, including the Preliminary Reorganization Agreement and the related documentation, at the general shareholders’ meetings held on May 22, 2017, in the case of Sofora and Nortel, and on May 23, 2017, in the case of Telecom and Personal.  In order for all shareholder approvals for the Reorganization to be approved, the Reorganization must be approved at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel.

Termination

The Preliminary Reorganization Agreement between each of the Absorbed Companies and Telecom does not contain any termination provisions for the agreement.  However, under Argentine law, the Preliminary Reorganization Agreement may be terminated if: (i) the shareholders of any of the Participating Companies do not approve the Reorganization, including the holders of Nortel Preferred Shares at the Nortel Preferred Special Meeting or the holders of Nortel Common Shares at the Nortel Common Special Meeting; (ii) any of the Participating Companies do not hold the required shareholders meetings and approve the Preliminary Reorganization Agreement within three months of its execution; (iii) the resolution adopted at the shareholders’ meeting of the Participating Companies approving the Reorganization is duly revoked by a new shareholders’ meeting prior to the execution of the Final Reorganization Agreement; (iv) the Final Reorganization Agreement is declared void or terminated by a competent court for justified causes before its registration with the Public Registry of Commerce of the City of Buenos Aires; (v) the CNV rejects the administrative consent of the Reorganization; (vi) the Final Reorganization Agreement is not registered with the Public Registry of Commerce of the City of Buenos Aires; or (vii) any other governmental or regulatory authorization that may be necessary to consummate the Reorganization is not obtained.

Effect of Termination

If the Preliminary Reorganization Agreement is terminated or the Reorganization cannot be consummated for any reason:

•                  The Preliminary Reorganization Agreement will have no effect and there shall be no consequence for any of the Absorbed Companies;

•                  All the acts performed by Telecom from the Reorganization Effectiveness Date as a consequences of the management of business to be merged, shall be considered as performed on behalf of each of the Absorbed Companies; and

•                  The companies will continue to run their business as they did prior to the execution of the Preliminary Reorganization Agreement.

Reasons for the Reorganization from the Boards of Directors

The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies’ creditors into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

Directors and Management of the Surviving Company After the Reorganization

Immediately following the Reorganization, the senior management and executives of Telecom, as the surviving company, shall remain the same as the senior management and executive team currently in place and overseeing the operations of the Absorbed Companies and Telecom.

On the Reorganization Effectiveness Date, in accordance with the Preliminary Reorganization Agreement, the Boards of Directors of the Absorbed Companies will be suspended, and Telecom’s Board of Directors shall assume the duties and responsibilities of each of the Absorbed Companies Boards of Directors.  Following the approval of the Reorganization by the shareholders’ meetings of each of the Absorbed Companies and Telecom, including the Nortel Preferred Special Meeting and Nortel Common Special Meeting, the Final Reorganization Agreement is expected to be signed and filed with the CNV, and after the CNV grants its administrative conformity to the Reorganization, registered with the Public Registry of Commerce of the City of Buenos Aires.  The composition of the Telecom’s Board of Directors will not change as a consequence of the Reorganization.

Share Ownership of Directors, Executive Officers and their Affiliates

Prior to the completion of the Reorganization, Alejandro D. Quiroga López, Director of Legal and Regulatory Affairs of Telecom, holds 10,873 Telecom Class B Shares, Héctor Gaspar Buscalia, Director of Planning, Administration and Control, holds 2,000 Telecom Class B Shares and 650 Telecom ADSs, Sebastián Palla, Director of Procurement, holds 4,200 ADSs and Roberto D. Nobile, Chief Operating Officer, holds 4,000 Telecom ADSs.  Collectively, they hold less than one percent of total outstanding shares entitled to vote at Telecom.  No other Telecom executive officer, member of Telecom’s Board of Directors or Supervisory Committee or their affiliates holds capital stock of Telecom entitled to vote.

Prior to the completion of the Reorganization, Christian Whamond, Alternate Director of Nortel, holds 2,457 Nortel ADSs, or less than one percent of the total outstanding shares entitled to vote at Nortel.  No other Nortel executive officer, member of Nortel’s Board of Directors or of the Supervisory Committee or their affiliates holds Nortel Common Shares or Nortel Preferred Shares.

For comparison purposes, the voting threshold to approve the Reorganization is detailed under “Questions and Answers About the Reorganization and Nortel Preferred Special Meeting—Q: What shareholder approvals are needed?” in this prospectus.

Taxation

For a description of certain material tax consequences of the Reorganization to the holders of Nortel Preferred Shares and Nortel ADSs, see “U.S. Federal Income Tax Consequences” and “Argentine Tax Consequences.”

Accounting Treatment

The distribution by Nortel of its Telecom Class B Shares will be accounted for under the predecessor basis of accounting, as permitted by IFRS as issued by the IASB.  Under the predecessor basis of accounting, assets and liabilities of all Participating Companies will be consolidated into Telecom at their respective carrying amounts.

Stock Exchange Listings

The Telecom Class B Shares and the Nortel Preferred Shares are listed on the BYMA.  The Telecom ADSs are listed on the NYSE, and the Nortel ADSs are listed on the NYSE and the Luxembourg Stock Exchange.

Following the consummation of the Reorganization, the Nortel Preferred Shares and Nortel ADSs will cease to exist and will no longer be admitted to trading or listed on the BYMA (in the case of the Nortel Preferred Shares), or the NYSE or the Luxembourg Stock Exchange (in the case of the Nortel ADSs).

Dissenters’ Rights of Appraisal in the Reorganization

Holders of Nortel Preferred Shares and Nortel ADSs have no appraisal rights in connection with the Reorganization.

Agreements Between Nortel and Telecom Related to the Reorganization

For a summary of the agreements between Nortel and Telecom related to the Reorganization, see “Material Relationships among Telecom, Nortel and their Executive Officers, Directors, and Major Shareholders—Past Contacts, Transactions, Negotiations and Agreements with the Absorbed Companies.”

Regulatory and Administrative Matters

The Reorganization is subject to obtaining the ENACOM Amortization Authorization, the ENACOM Nortel Authorization and the ENACOM Licenses Authorization.  The filings with ENACOM for the ENACOM Amortization Authorization was made on March 30, 2017 and the approval was received on June 21, 2017.  The filings with ENACOM for the ENACOM Nortel Authorization and the ENACOM Licenses Authorization were made on May 17, 2017.

In addition, Telecom must obtain the administrative consent (conformidad administrativa) of the CNV with respect to the Reorganization, register the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires (Inspección General de Justicia) and receive any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

For more information, see “Regulatory and Administrative Matters.”

THE MERGER

The following is a description of the material aspects of the Merger.  While we believe that the following description covers the material terms of the Merger, the description may not contain all the information that is important to you.  We encourage you to read carefully this entire prospectus, including the Preliminary Merger Agreement, which is incorporated by reference to this prospectus, as well as the Telecom Shareholders’ Agreement, which are incorporated by reference herein, for a more complete understanding of the Merger.

Overview

On June 30, 2017, Telecom announced its agreement to merge with Cablevisión.  Pursuant to the terms of the preliminary merger agreement, Cablevisión will be merged by way of absorption into Telecom, which will be the surviving entity, in accordance with Section 82 and 83 of the Argentine Corporations Law, Section 77 et seq. of the Argentine Income Tax Law and the CNV regulations.  The plan to merge their respective operations will enable them to provide “quadruple play” services, combining the provision of fixed and mobile telecommunications services as well as pay television and Internet services, pursuant to a new regulatory framework scheduled to take effect in January 2018.

As a result of the Merger, Telecom will increase its capital stock by 1,184,528,406 ordinary shares of common stock in the form of Telecom Class A Shares and Telecom Class D Shares (as may be adjusted in accordance with the Preliminary Merger Agreement), which will be issued as consideration to the shareholders of Cablevisión according to a fixed exchange ratio.  The exchange ratio approved by the Board of Directors of Telecom and Cablevisión is 9,871.07005 Telecom Class A Shares or Telecom Class D Shares per share of Cablevisión.

If the Merger is completed under the terms of the preliminary merger agreement, CVH, the controlling shareholder of Cablevisión, and Fintech Media, the minority shareholder of Cablevisión, will receive, directly and indirectly, through their joint-ownership of VLG, a combined total participation in Telecom equivalent to 55% of the combined company’s total outstanding capital stock after considering the aforementioned capital stock increase.  The shareholders of Telecom will retain the remaining 45% of the capital stock of the combined company as a result of the Merger.

Holders of Nortel Preferred Shares and Nortel ADSs are not being asked to vote on the Merger and furthermore are not eligible to vote at Telecom’s general ordinary and extraordinary shareholders’ meeting in connection with such transaction, which has already been approved at such meeting held on August 31, 2017.

Even if the Reorganization is consummated, the Merger may not be consummated.  See “Risk Factors—Risks Related to the Merger.”

About Cablevisión

Cablevisión is the largest operator of cable television services and data cable transmission systems in Argentina and one of the largest providers of cable services in Latin America in terms of subscribers.  Cablevisión engages in the installation, operation and development of cable television and data cable transmission services.  It is the largest multiple system operator (“MSO”) in Argentina and Latin America in terms of subscribers.  An MSO is a company that owns multiple cable systems in different locations under the control and management of a single, common organization.  Cablevisión’s cable networks are one of the most technologically advanced in Argentina and Uruguay.  As of June 30, 2017, Cablevisión’s networks passed through approximately 7.9 million homes in Argentina and Uruguay (homes are considered passed through if Cablevisión can connect them to their distribution system without further extending the transmission lines).  Cablevisión can deliver a two-way bandwidth capacity of more than 750 MHz to approximately 79% of the homes passed through by Cablevisión’s networks, reaching approximately 6.2 million homes.  Through these networks, Cablevisión offers not only cable services and broadband services but also additional revenue-generating services and products, such as premium services and pay-per-view, as well as high-speed data transmission and Internet access using two-way high-speed cable modems.

According to International Data Corporation (IDC), Dataxis and Cablevisión estimates, as of June 30, 2017, Cablevisión served approximately 38% of the Argentine pay television market and more than 31% of the Argentine Internet broadband market, in each case in terms of the number of subscribers.

For more information on Cablevisión, see the information incorporated herein by reference in the Merger 6-K.

Effects of the Merger

General Effects

As a result of the Merger, Telecom will assume all of the assets, liabilities and operations of Cablevisión.  Telecom will issue 1,184,528,406 ordinary shares of common stock in the form of Telecom Class A Shares and Telecom Class D Shares in connection with the Merger (or the number of shares  resulting from the exchange ratio adjustments in accordance with the Preliminary Merger Agreement).

Amendments to Telecom’s Bylaws

In accordance with the terms and conditions of the preliminary merger agreement and the resolution of the ordinary and extraordinary shareholders’ meeting of Telecom held on August 31, 2017, Telecom will amend its bylaws such that as of the Merger Effectiveness Date:

•                  Telecom will create a new class of ordinary shares, the Telecom Class D Shares, which will be issued in exchange for the direct and indirect participation of CVH  in Cablevisión at the time of issuance;

•                  Telecom Class A Shares, Class “C” shares of Telecom (“Telecom Class C Shares”) and Telecom Class D Shares may be converted only into Telecom Class B Shares at a ratio of one to one upon notice to the Board of Directors without the need for a shareholders meeting;

•                  Holders of Telecom Class A Shares and Telecom Class D Shares will have certain supermajority rights with respect to certain matters, including:

•                  amendments to Telecom Bylaws;

•                  certain increases in key employees’ compensation;

•                  the merger or consolidation of Telecom, with limited exceptions;

•                  certain acquisitions or dispositions of Telecom or its subsidiaries;

•                  the issuance, redemption or repurchase by Telecom of any of its capital stock;

•                  the incurrence of indebtedness above certain thresholds;

•                  the making of capital expenditures not contemplated in a business plan or annual budget in excess of U.S.$45 million in the aggregate in a given fiscal year, excluding certain capital expenditures made for improvement or maintenance purposes;

•                  the entering into of certain material contracts;

•                  new lines of business or discontinuation of the existing ones;

•                  any transaction with affiliates of certain shareholders;

•                  the deregistration of any securities of Telecom; and

•                  certain modifications to Telecom’s dividend policy;

•                  Telecom will be jointly-represented by the Chairman and the Vice-Chairman of the Board of Directors; and

•                  Telecom’s Executive Committee will consist of five (5) board members.

Applicable Legal Framework

The Reorganization will be implemented in accordance with Sections 82 and 83 and the remaining applicable provisions of the Argentine Corporations Law, Section 77 of the Argentine Income Tax Law, the Regulatory Decree and applicable rules from the CNV and BYMA.

Taxation

See “U.S. Federal Income Tax Consequences” and “Argentine Tax Consequences” for a description of certain U.S. and Argentine tax consequences related of the Merger.

Accounting Treatment

The Merger will be accounted for using the acquisition method, as outlined by IFRS 3.  IFRS 3 requires, in a business combination effected through an exchange of equity interests, all relevant facts and circumstances to be considered when identifying the acquirer.  Based on the terms of the preliminary merger agreement, Cablevisión (the legally absorbed entity) is to be considered the accounting acquirer and Telecom (the surviving entity) is to be considered the accounting acquire, which qualifies the transaction as a “reverse acquisition” in accordance with IFRS.  The factors that were relied upon to determine that Cablevisión should be treated as the accounting acquirer in the Merger were (1) the relative voting rights in the surviving entity (55% for the current shareholders of Cablevisión and 45% for the current shareholders of Telecom), (2) the composition of the board of directors in the surviving entity and other committees (audit, supervisory and executive), (3) the relative fair value assigned to Cablevisión and Telecom and (4) the composition of senior management of the surviving entity.  Accordingly, the assets and liabilities of Cablevisión will be recognized and measured in the consolidated financial statements at their pre-Merger carrying amounts, while the identifiable assets and liabilities of Telecom will be recognized at fair value at acquisition date.  Goodwill resulting from the application of the acquisition method will be measured as the excess of the fair value of the consideration paid over the net fair value of Telecom’s identifiable assets and liabilities.

The retained earnings and other equity balances recognized in the consolidated financial statements of the combined entity are those of Telecom and Cablevisión immediately before the Merger.

Preliminary Merger Agreement

On June 30, 2017, Telecom and Cablevisión entered into a preliminary merger agreement, which set forth the preliminary terms and conditions, as approved by the Board of Directors of each company, of the Merger.  The consummation of the Merger is subject to the receipt of certain corporate regulatory and administrative approvals, including the receipt of the authorization from ENACOM, and the approval by the shareholders of Telecom at its ordinary and extraordinary shareholders’ meeting and of Cablevisión at its extraordinary shareholders’ meeting which were granted at their respective shareholders’ meetings held on August 31, 2017.  If the Merger is successfully completed:

•                  Cablevisión will dissolve without liquidation and transfer all of its rights, obligations, assets and liabilities to Telecom;

•                  Cablevisión will merge into Telecom, and Telecom would become the surviving entity;

•                  Shareholders of Cablevisión will be considered shareholders of Telecom as of the Merger Effectiveness Date;

•                  Telecom will amend its bylaws, which will become effective as of the Merger Effectiveness Date (see “The Merger—Effects of the Merger—Amendments to Telecom’s Bylaws”);

•                  Telecom will create a new class of shares of the Telecom’s capital stock, Telecom Class D Shares, that will have the same voting and economic rights as Telecom Class A Shares, Telecom Class B Shares and Telecom Class C Shares, and pursuant to the amended bylaws of Telecom, the holders of, and the directors nominated by holders of, Telecom Class A Shares and Telecom Class D Shares will have supermajority rights with respect to certain matters.  See matters listed in “—Amendments to Telecom’s Bylaws” above.

•                  The Telecom Class A Shares and the Telecom Class D Shares will not be registered with the U.S. Securities and Exchange Commission and will not be listed on any U.S. stock exchange;

•                  Telecom will increase its share capital and issue additional Telecom Class A Shares and Telecom Class D Shares, each of which will be convertible to Telecom Class B Shares;

•                  Telecom’s new shares will be allocated based on a fixed exchange ratio of 1 share of Cablevisión for every 9,871.07005 Telecom Class A Shares or Telecom Class D Shares, among Fintech Media, a shareholder of Cablevisión and VLG, CVH, a shareholder of Cablevisión and VLG, and VLG, a shareholder of Cablevisión; and

•                  The additional Telecom Class A Shares and the Telecom Class D Shares will be distributed as follows:

•                  Fintech Media to receive 169,900,858 Telecom Class A Shares;

•                  CVH to receive 406,757,183 Telecom Class D Shares; and

•                  VLG to receive 607,870,365 new shares, comprised of Telecom Class A Shares and Telecom Class D Shares equivalent to the respective ownership of Fintech Media and CVH in VLG at the time of issuance.

Fintech Media, an affiliate of Fintech Telecom, currently holds approximately 14.34% of the common stock of Cablevisión directly and holds 50% of the membership interest in VLG, which owns 51.32% of the common stock of Cablevisión.  CVH holds approximately 34.34% of the common stock of Cablevisión directly and holds 50% of the membership interest in VLG.  As a result of the Merger, (i) Fintech Media would be entitled to receive Telecom Class A Shares representing approximately 7.89% of the post-Merger capital stock of Telecom, (ii) VLG would be entitled to receive a combination of Class A shares and Class D shares of Telecom representing approximately 28.22% of the post-Merger capital stock of Telecom and (iii) CVH would be entitled to receive Telecom Class D Shares representing 18.89% of the post-Merger capital stock of Telecom.

Fintech Media and CVH have agreed in the TEO Shareholders’ Agreement to split-off VLG in proportion to their respective holdings.

Telecom Shareholders’ Agreement

The Shareholders Agreement, dated July 7, 2017 (the “TEO Shareholders Agreement”), among Fintech Telecom, Fintech Advisory Inc. (“FAI”), Fintech Media (together with Fintech Telecom and FAI, the “Fintech Parties”), VLG and CVH, regulates certain matters as to the corporate governance of Telecom which will become effective upon the Merger Effectiveness Date, while other provisions shall become effective simultaneously, upon the execution of the TEO Shareholders Agreement.  The Telecom Shareholders Agreement provides, among other matters, the following:

•                  Any capital stock of Telecom as the surviving company, upon effectiveness of the Merger (such capital stock, “Post-Merger Shares”), owned by VLG will be split off pro rata between Fintech Media and CVH based on their holdings of VLG membership interests as of the date of the split off;

•                  Any shareholder party to the TEO Shareholders Agreement (any such shareholder, a “SHA Party”) is subject as of the date of the agreement to restrictions on the transfer of all their shares of Telecom upon effectiveness of the Merger, including (i) the right of first refusal to purchase such shares from a selling SHA Party, (ii) certain tag-along rights of each other SHA Party and (iii) so long as a SHA Party holds at least a certain minimum amount of Post-Merger Shares, such SHA Party will be entitled to certain drag-along rights pursuant to which it will be able to require the other SHA Parties to sell, together with the dragging SHA Party, a number of shares that represents in the aggregate at least fifty-one percent (51%) of the Post-Merger Shares;

•                  The Fintech Parties and CVH (i) will each deposit certain Post-Merger Shares in a voting trust (the “Voting Trust”), which, when added to the Post-Merger Shares held by CVH, will exceed fifty percent (50%) of the outstanding Post-Merger Shares, and (ii) will each appoint a co-trustee who will be designated to vote the shares in accordance with the terms of a voting trust agreement to be entered into by the SHA Parties.  The Voting Trust will cause its Post-Merger Shares to be voted pursuant to the instructions of the CVH co-trustee, except with respect to certain veto matters, in which case the Fintech Parties co-trustee will determine how the Voting Trust’s Post-Shares will be voted;

•                  The Board of Directors of Telecom will consist of an odd number of members between 11 to 17.  Each of the Fintech Parties, CVH and the Voting Trust will vote their Post-Merger Shares in favor of the election of directors designated by the Fintech Parties and CVH, a majority of which will be designated by CVH subject to CVH and the Fintech Parties satisfying certain ownership thresholds of the Post-Merger Shares;

•                  Subject to CVH and the Fintech Parties satisfying certain ownership thresholds of the Post-Merger Shares, CVH will be entitled to designate the Chief Executive Officer and other key employees of Telecom and FAI will be entitled to designate the Chief Financial Officer and the Internal Auditor;

•                  An executive committee of Telecom will be established consisting of five (5) board members, of which three will be designated by CVH and two will be designated by the Fintech Parties, in each case subject to the SHA Party maintaining certain ownership thresholds of Post-Merger Shares.  In addition, CVH will be entitled to designate two members of Telecom’s statutory audit committee and three members of Telecom’s statutory supervisory committee (comisión fiscalizadora) and FAI will be entitled to designate one member of the of statutory audit committee and two members of the statutory supervisory committee;

•                  Prior to each shareholder meeting or any other meeting of Telecom upon which certain veto matters will be decided, CVH and the Fintech Parties agree to hold meetings at which their representatives will determine how CVH and the Fintech Parties, and the Voting Trust, if in effect, will vote their Post-Merger Shares at such meeting in accordance with the provisions of the TEO Shareholders Agreement;

•                  Telecom is required to maintain a listing of the Telecom Class B Shares and the Telecom ADSs on the BYMA and the New York Stock Exchange, respectively;

•                  Each SHA Party and its respective affiliates is prohibited from acquiring any capital stock of Telecom (prior to the Merger), any Post-Merger Shares (upon effectiveness of the Merger) in each case from a third party without (i) proper notice to the other SHA Parties and (ii) the right for such other SHA Parties to purchase fifty percent (50%) of the shares to be purchased from the third-

party; provided that CVH may acquire an additional two percent (2%) of any Post-Merger Shares without complying with the foregoing obligations;

•                  In the event that a public acquisition offer in Argentina (oferta pública de adquisición) is required in connection with the change of control triggered by the Merger, CVH will launch such public acquisition offer to acquire Telecom Class B Shares, and the Fintech Parties will be jointly and severally liable for payment for, and will receive following the closing of such public acquisition offer, fifty percent (50%) of any Telecom Class B Shares tendered in such public acquisition offer;

•                  Subject to satisfying certain ownership thresholds of the Post-Merger Shares, each of the Fintech Parties and CVH, and certain other shareholders of Telecom that subsequently become a SHA Party, will have certain supermajority rights over corporate governance matters of Telecom, including those supermajority rights under the summary of the amendments to Telecom’s bylaws above;

•                  The SHA Parties agree to cause Telecom to declare and pay dividends if its consolidated operating cash flows exceed a certain threshold, after taking into consideration certain adjustments. The Fintech Parties will be entitled to cause Telecom to make dividend payments in excess of Telecom’s dividend policy for so long as any Bono de Goce Class A (to be assumed by Telecom in connection with the Reorganization) remains outstanding; and

•                  Each SHA Party will have certain registration rights with respect to Telecom Class B Shares subject to the SHA Party satisfying certain ownership thresholds of the Post-Merger Shares.

The SHA Parties have also covenanted to use their respective reasonable best efforts to cause Telecom to become a party to the Telecom Shareholders Agreement.

Conditions to Effectiveness of the Merger

The effectiveness of the Merger is subject to the satisfaction of the following conditions:

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of Cablevisión;

•                  the execution of the Final Merger Agreement, as required under Argentine law; and

•                  the receipt of the authorization from ENACOM.

Telecom currently expects that the Merger will be completed as of the Merger Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Merger, (ii) the registration of the Final Merger Agreement with the Public Registry of Commerce of the City of Buenos Aires and (iii) any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Merger.  Pursuant to Argentine antitrust law the Merger needs to be notified to the CNDC and is subject to the Antitrust Approval.  Effectiveness of the Merger is not subject to the Antitrust Approval, which may be obtained after the effective date of the Merger, but it is expected that the Antitrust Approval is obtained prior to the Merger Completion Date.

U.S. FEDERAL INCOME TAX CONSEQUENCES

This summary describes certain U.S. federal income tax consequences of the Reorganization that may be relevant to you if you are a beneficial owner of Nortel Preferred Shares or Nortel ADSs that is a U.S. holder (as defined below) that receives Telecom Class B Shares or Telecom ADSs in exchange for Nortel Preferred Shares or Nortel ADSs pursuant to the Reorganization and that will hold Telecom Class B Shares or Telecom ADSs as capital assets for tax purposes.  This summary does not address the Medicare tax on net investment income and does not apply to investors that are members of a class of holders subject to special rules, such as:

•                  a dealer in securities or currencies;

•                  a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•                  a bank;

•                  a life insurance company;

•                  a tax-exempt organization;

•                  an entity treated as a partnership for U.S. federal income tax purposes, or a partner therein;

•                  a person that holds Nortel Securities that are a hedge or that are hedged against interest rate or currency risks;

•                  a person that holds Nortel Preferred Shares, Nortel ADSs, Telecom Class B Shares or Telecom ADSs as part of a straddle or conversion transaction for tax purposes;

•                  a person who is liable for the alternative minimum tax;

•                  a person whose functional currency for U.S. tax purposes is not the U.S. dollar;

•                  a person that owns or is deemed to own 5% or more of Telecom’s voting stock; or

•                  a holder that is part of the affiliated group of Telecom.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as currently in effect.  These authorities are subject to change, possibly on a retroactive basis.  In addition, this summary assumes the Nortel Deposit Agreement, and all other related agreements, will be performed in accordance with their terms.  No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES OF THE REORGANIZATION AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NORTEL PREFERRED SHARES, NORTEL ADSs, TELECOM CLASS B SHARES OR ADSs IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

For purposes of this summary, an investor is a “U.S. holder” if such investor is a beneficial owner of Nortel Preferred Shares or Nortel ADSs and is:

•                  an individual citizen or resident of the United States;

•                  a U.S. domestic corporation; or

•                  otherwise subject to U.S. federal income tax on a net income basis with respect to income from the Nortel Preferred Shares or Nortel ADSs.

Consequences of the Reorganization and the Merger for U.S. Holders

Telecom believes that the Reorganization qualifies as a tax-free transaction for U.S. federal income tax purposes for a U.S. holder.  For U.S. federal income tax purposes, a merger generally will be a tax-free reorganization if, as a result of the operation of statutory law, all of the assets and liabilities of the business entities that are parties to the merger become the assets and liabilities of one of those entities, and the business entities that transfer their assets and liabilities simultaneously cease their separate legal existence, and certain other conditions are met.  While there is no guidance that applies these rules to the simultaneous merger of multiple holding companies into a single company in transaction governed by the Argentine Corporations Law, Telecom believes that the Reorganization qualifies as tax-free reorganization for U.S. federal income tax purposes, and the Merger is intended not cause the Reorganization to be taxable to a U.S. holder.  Consequently, if such is the case, we expect that (i) U.S. holders will recognize no gain or loss for U.S. federal income tax purposes in connection with the Telecom Class B Shares or Telecom ADSs received, except for any gain or loss that may result from your receipt of cash instead of fractional shares of Telecom Class B Shares or fractional interests in Telecom ADSs, (ii) a U.S. holder’s holding period in the Telecom Class B Shares or Telecom ADSs will include the holding period of the Nortel Preferred Shares or Nortel ADSs exchanged therefor and (iii) a U.S. holder’s tax basis in the Telecom Class B Shares or Telecom ADSs will be the same as the holder’s tax basis in the Nortel Preferred Shares or Nortel ADSs, as applicable, at the time of the distribution of Telecom Class B Shares or Telecom ADSs to the holder.

A U.S. holder will generally recognize capital gain or loss on any cash received in lieu of a fractional share of Telecom B Shares or Telecom ADSs.  The gain or loss will be equal to the difference between the amount of cash received and the tax basis allocated to the fractional share.  The gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period in the Nortel Securities surrendered in the Reorganization is greater than one year as of the date of the Reorganization.

Taxation of Telecom Class B Shares or ADSs Received Pursuant to the Reorganization

In general, if an investor is the beneficial owner of Telecom ADSs, the investor will be treated as the beneficial owner of the Telecom Class B Shares represented by those Telecom ADSs for U.S. federal income tax purposes, and the discussion above will apply to the receipt of Telecom ADSs in exchange for Nortel ADSs.

Dividends

Subject to the discussion below concerning passive foreign investment company status, to the extent paid out of our current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), the gross amount of distributions made with respect to Telecom Class B Shares or ADSs will generally be included in the income of a U.S. holder as ordinary dividend income.  Because Telecom does not maintain calculations of its earnings and profits under U.S. federal income tax principles, U.S. holders should expect that a distribution will generally be treated as a dividend.  The amount of a dividend will include any amounts withheld by Telecom or the appropriate withholding agent in respect of Argentine taxes Dividends will generally be treated as foreign-source and “passive category” income to U.S. holders and will not be eligible for the “dividends-received deduction” generally allowed to U.S. corporations under the Code.  Dividends will be included in a U.S. holder’s income on the date of the U.S. holder’s (or in the case of Telecom ADSs, the depositary’s) receipt of the dividend.  The amount of the distribution will equal the U.S. dollar value of the pesos received (including amounts withheld in respect of Argentine Taxes), calculated by reference to the exchange rate in effect on the date such distribution is received (which, for holders of Telecom ADSs, will be the date such distribution is received by the depositary), whether or not the depositary or U.S. holder in fact converts any pesos received into U.S. dollars.  If the distribution is converted into U.S. dollars on the date of receipt, U.S. holders should not be required to recognize foreign currency gain or loss in respect of the dividend income.  Any gains or losses resulting from the conversion of pesos into U.S. dollars after the date on which the distribution is received will be treated as ordinary income or loss of the U.S. holder and will be U.S.-source income or loss for foreign tax credit purposes.

Subject to certain exceptions for short-term (60 days or less) positions, the U.S. dollar amount of dividends paid to certain individuals or other non-corporate U.S. holders will be taxable at the preferential rates if the dividends are “qualified dividends.”  Dividends paid on ADSs are generally treated as “qualified dividends” if (1) the ADSs are readily tradable on a securities market in the United States (such as the New York Stock Exchange, where the Telecom ADSs are currently traded) and (2) the issuer is not, in the year prior to the year in which the dividend was paid, and is not in the year in which the dividend is paid, a PFIC.  Based on the Telecom Audited Financial Statements and relevant market data, we believe that Telecom was not a PFIC for U.S. federal income tax purposes with respect to our 2016 taxable year.  In addition, based on our current expectations regarding the value and nature of Telecom’s assets, the sources and nature of Telecom’s income, and relevant market data, we do not anticipate Telecom becoming a PFIC for its 2017 taxable year or the foreseeable future, although there can be no assurance in this regard.  If Telecom is a PFIC for U.S. federal income tax purposes for any taxable year, U.S. holders of Telecom ADSs could be subject to adverse U.S. federal income tax consequences.

Because the Telecom Class B Shares are not themselves listed on a U.S. exchange, dividends received with respect to the Telecom Class B Shares or Telecom ADSs may not be treated as qualified dividends.  U.S. Holders of Telecom Class B Shares or Telecom ADSs should consult their own tax advisors regarding the availability of the reduced dividend tax rate in the light of their own particular circumstances.

Distributions of additional Telecom Class B Shares in respect of Telecom Class B Shares that are made as part of a pro-rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax.

Sale or Other Disposition

Gain or loss realized by a U.S. holder on the sale or other disposition of Telecom Class B Shares or Telecom ADSs will be subject to U.S. federal income tax as U.S.-source capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the shares for more than one year (including the holding period of the Nortel Securities exchanged therefor).  The amount of the gain or loss will be equal to the difference between the U.S. holder’s tax basis in those Telecom Class B Shares or Telecom ADSs and the amount realized on the disposition, in each case as determined in U.S. dollars.  Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates.  The deductibility of capital losses is subject to limitations.  If an Argentine tax is withheld, or otherwise paid, on the sale or disposition of Telecom Class B Shares or Telecom ADSs, a U.S. holder’s amount realized will include the gross amount of the proceeds of the sale or disposition before deduction of the Argentine tax.  See “Argentine Tax Consequences—Certain Tax Consequences Related to the Telecom Class B Shares—Capital gains” for a description of when a disposition may be subject to taxation by Argentina.

Foreign Tax Credit Considerations

Subject to applicable limitations and conditions that may vary depending upon the U.S. holder’s circumstances, Argentine income taxes withheld from cash dividends on ADSs or Class B shares will be creditable against a U.S. holder’s U.S. federal income tax liability, so long as such holder has owned the ADSs or Class B shares (and not entered into specified kinds of hedging transactions) for at least 16 days during the 31-day period beginning on the date which is 15 days before the ex-dividend date.  In addition, amounts paid on account of the personal assets tax (as described in “Argentine Tax Consequences—Certain Tax Consequences Related to the Telecom Class B Shares—Personal assets tax”) generally will not be treated as an income tax for U.S. federal income tax purposes and will consequently not be eligible for credit against a U.S. holder’s federal income tax liability.  Instead of claiming a credit, U.S. holders may elect to deduct otherwise creditable Argentine income taxes in computing taxable income, subject to generally applicable limitations.  An election to deduct foreign taxes instead of claiming foreign income tax credits applies to all income taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.  The rules governing foreign tax credits are complex, and U.S. holders should consult their tax advisors regarding the creditability and deductibility of foreign taxes in their particular circumstances.  Because any gain realized on the sale or other disposition of Telecom Class B Shares or Telecom ADSs will be treated as U.S. source, an investor generally would not be able to use the foreign tax credit arising from any Argentine tax imposed on such disposition unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Foreign Financial Asset Reporting

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets.  “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Telecom Class B Shares) that are not held in accounts maintained by financial institutions.  Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals.  Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria.  U.S. holders who fail to report the required information could be subject to substantial penalties.  In addition, the statute of limitations for assessment of tax would be suspended, in whole or part.  Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Telecom Class B Shares or Telecom ADSs, including the application of the rules to their particular circumstances.

U.S. Information Reporting and Backup Withholding Rules

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting unless the holder is an exempt recipient and may also be subject to backup withholding unless the holder (1) provides its taxpayer identification number and certifies that it is not subject to backup withholding or (2) otherwise establishes an exemption from backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

ARGENTINE TAX CONSEQUENCES

The following description of certain Argentine tax matters is based upon the tax laws of Argentina and regulations thereunder as of the date of this prospectus and is subject to any subsequent change in Argentine laws and regulations that may come into effect after such date.  This section is the opinion of Errecondo, González & Funes Abogados insofar as it relates to matters of Argentine tax law.  This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a holder of Telecom Class B Shares or Nortel Preferred Shares.  No assurance can be given that the courts or Argentine tax authorities responsible for the administration of the laws and regulations described in this prospectus will agree with this interpretation.

Tax Consequences Related to the Reorganization

The Reorganization of the Absorbed Companies and Telecom qualifies as a “tax-free reorganization” under the Argentine Income Tax Law, the Regulatory Decree, judicial decisions, and published rulings of the AFIP; therefore, we believe the shareholders will not have to recognize any Argentine-source income in connection with the exchange of Nortel Preferred Shares for Telecom Class B Shares in the Reorganization.

Pursuant to Section 77 of the Argentine Income Tax Law, and among other requirements, for a two-year period following the Reorganization Effectiveness Date, the surviving company must (i) continue with the activities of the restructured companies prior to the Reorganization and (ii) maintain the listing of its shares on a stock market.

Even though Telecom expects that these requirements will be met, no assurance can be given as to this fact.  Since applicable regulations do not provide that the AFIP must issue a resolution confirming that the surviving company has effectively complied with the abovementioned requirements and that, therefore, the Reorganization effectively qualifies as a “tax-free reorganization,” there can be no assurance that the AFIP will not challenge the Reorganization based on their interpretation that such requirements were not properly satisfied, until the five-year statute of limitations has lapsed.

If the Reorganization qualifies as a tax-free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Telecom Class B Shares in the Reorganization in exchange for their Nortel Preferred Shares.  In addition, the exchange of the Nortel Securities in the Reorganization is exempted from value added tax pursuant to Section 7(b) of the Argentine Value Added Tax Law (Ley de Impuesto al Valor Agregado No. 23,349).

Tax Consequences Related to the Merger

The Merger qualifies as a “tax free reorganization” under the Argentine Income Tax Law, the Regulatory Decree, judicial decisions, and published rulings of the AFIP; therefore, we believe the shareholders will not have to recognize any Argentine source income in connection with the Telecom shares received in the Merger.

Pursuant to Section 77 of the Argentine Income Tax Law, and among other requirements, for a two year period following the Merger Effectiveness Date, the surviving company must (i) continue with the activities of the restructured companies prior to the Merger and (ii) maintain the listing of its shares on a stock market.

Even though Telecom expects that these requirements will be met, no assurance can be given as to this fact.  Since applicable regulations do not provide that the AFIP must issue a resolution confirming that the surviving company has effectively complied with the abovementioned requirements and that, therefore, the Merger effectively qualifies as a “tax free reorganization,” there can be no assurance that the AFIP will not challenge the Merger based on their interpretation that such requirements were not properly satisfied, until the five year statute of limitations has lapsed.

If the Merger qualifies as a tax free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Telecom shares.

Certain Tax Consequences Related to the Telecom Class B Shares

The following is a description of the principal Argentine tax consequences of the acquisition, ownership and disposition of Telecom Class B Shares, but it does not purport to be a comprehensive description of all the Argentine tax considerations that may be relevant for the holder of Telecom Class B Shares and/or Telecom ADSs.

Taxation of Dividends

Pursuant to Law No. 26,893, dividends and other profits paid in cash or in kind—except for stock dividends or quota dividends—by companies and other entities incorporated in Argentina referred to in Sections 69 (a)(1), (2), (3), (6) and (7), and Section 69(b) of the Argentine Income Tax Law, were subject to income tax at a 10% rate except for those beneficiaries that were domestic corporate taxpayer.  Law No. 27,260 repealed this withholding tax as of July 23, 2016.  Consequently, there is currently no withholding tax levied on dividends distributed to either Argentine or non-Argentine resident shareholders.

Under the Argentine Income Tax Law, a corporation that makes a distribution of dividends to its shareholders in excess of the amount of its accumulated taxable net income at the close of the previous taxable year, as determined by application of the Argentine Income Tax Law, must withhold a 35% tax from such excess.  For purposes of this rule, the amount of income to be considered shall be determined by (1) deducting from taxable income (calculated under the general rules of the Argentine Income Tax Law) the income tax paid by the company and (2) adding the dividends and profits not subject to tax received as distributions from other corporations.  If the distribution is in-kind, then the corporation must pay the tax to the Argentine tax authorities and will be entitled to seek reimbursement from the shareholders.

Capital gains

The results derived from the transfer of shares and other equity interests, bonds and other securities of Argentine companies are subject to Argentine capital gains tax, regardless of the type of beneficiary who realizes the gains.  Capital gains obtained by Argentine taxpayers (in general, entities organized or incorporated under Argentine law and local branches of non-Argentine entities) derived from the sale, exchange or other disposition of shares are subject to income tax at the rate of 35% on net income.

Income derived by Argentine resident individuals from the sale of shares and other securities is subject to income tax at a 15% rate on the net gain, unless such securities were traded in stock markets and/or have public offering authorization, in which case an exemption applies.  The implementing Decree No. 2,334/13 introduced a provision stating that the exemption applies to gains derived from the sale of shares and other securities made through a stock exchange market duly authorized by the CNV.

It is not clear whether the term “includes” (as used in the implementing Decree No. 2,334/13) means that the exemption only refers to sales of securities made through a stock exchange market duly authorized by the CNV or whether the implementing Decree No. 2,334/13 intended to clarify that such sales were just one of the possibilities that may be covered by the exemption (in addition to publicly offering authorized securities, as provided in the Argentine Income Tax Law).

Capital gains obtained by non-Argentine residents from the sale, exchange or other disposition of shares and other equity interests, bonds and other securities of Argentine companies are subject to capital gains tax.  In such cases, gains are subject to Argentine tax at a rate of 15% on the net presumed gain provided by the Argentine Income Tax Law for this type of transaction, which is 90% of the transaction’s price, resulting in an effective rate of 13.5%.  The nonresident seller may opt to be taxed on the net gain resulting from the deduction of the expenses incurred in Argentina necessary for its obtaining, maintenance and conservation, as well as the deductions admitted by the Argentine Income Tax Law.  For that purpose, the nonresident seller has to furnish the purchaser with supporting evidence of the amounts to be deducted from the transaction’s price as it is  regulated in General Resolution (AFIP) 4094.  When both the seller and the buyer are non-Argentine residents, the person liable to pay the tax shall be the buyer of the shares, equity interests or other securities transferred.

General Resolution 4094-E (released on July 18, 2017) regulates the mechanism to pay the tax and distinguishes between transactions executed through a stock exchange market or agency authorized by the CNV and those that are executed privately:

(i) Transactions executed through the CNV:  The authorized agent from the stock exchange market or agency that is involved in the transaction representing the nonresident seller is responsible for withholding and paying the tax.

(ii) Privately executed transactions:  The purchaser, regardless of whether the purchaser is a resident taxpayer or a nonresident entity or individual is responsible for paying the tax.  If the buyer is a nonresident entity or individual, the buyer must order an international wire-transfer to the AFIP’s Argentine bank account in U.S. dollars on or before the fifth business day following the closing of the sale.

Additionally, under the new regulation, the local entity responsible for “registering the sale of shares with the competent official registry” must report the details of the transaction to the AFIP.  These details include the identity of the relevant parties and a record of the international wire transfer or receipt of payment by the AFIP.  The Resolution anticipates that this information regime will be further regulated in the future.

In addition, Argentine entities whose shares, quotas or other equity participations are being transferred must request the receipt of payment of the income tax derived from the transaction as well as the details of the transaction from the buyer.

The new regulation will become enforceable on July 18, 2017 and applies to transactions executed on or after September 23, 2013.  Regarding those transactions completed before the date of the entry into force, i.e. transactions completed between September 23, 2013 and July 18, 2017, the payment of the tax will be considered timely if ordered on or before September 29, 2017, in which case neither interest nor fines are applicable.  However on July 20, 2017, pursuant General Resolution 4095-E, General Resolution 4094-E has been suspended for the term of 180 days.

Following the amendments made by Law No. 26,893, and its implementing Decree No. 2,334/13, the tax treatment applicable to gains obtained by non-residents from the sale of ADSs is open to interpretation.  Thus, regarding the sale of ADSs taking place between non Argentine parties, if such sale is deemed to give rise to Argentine source income, then tax should arise.  Conversely, if the sale of ADSs is deemed to give rise to foreign source income, no income tax would apply.  Therefore, holders of the Class B Shares underlying ADSs or ADS are encouraged to consult a tax advisor as to the particular Argentine income tax consequences derived from holding and disposing of not only the Class B Shares underlying ADSs but also the ADSs.

Personal assets tax

Argentine companies, such as us, have to assess and pay the personal assets tax corresponding to their shareholders that are Argentine individuals and non-Argentine resident persons.  The tax rate in effect through December 31, 2015 was 0.50%.  As of December 31, 2016, Law No. 27,260 lowered the rate to 0.25%, which is to be assessed on the proportional net worth value (valor patrimonial proporcional), of the shares as per the Argentine entity’s last financial statements prepared under Argentine GAAP.  Pursuant to the Personal Assets Tax Law, the Argentine company is entitled to seek reimbursement of such paid tax from the applicable Argentine domiciled individuals and/or foreign domiciled shareholders.

Pursuant to Law No. 27,260, Argentine companies that have properly fulfilled their tax obligations during the two fiscal year periods prior to the 2016 fiscal year and comply with certain other requirements may qualify for an exemption from the personal asset tax for the 2016, 2017 and 2018 fiscal years.  The request for this tax exemption should be filed before March 31, 2017.  Telecom has filed the request.  Notwithstanding, we cannot assure that in the future, Telecom can fulfill those requirements and maintain the referred exemption.

Telecom has, from time to time, requested that its shareholders reimburse the amounts of personal assets tax paid on their behalf and has received partial reimbursement of such taxes, however no assurances can be made that Telecom will be successful in seeking reimbursement of all such taxes paid from holders of ADSs and Class A, B, and C shares.  The amount paid by Telecom and pending collection from its shareholders as of December 31, 2016, was approximately Ps.26 million, of which Ps.18 million are included in the allowance for doubtful accounts, based on the recoverability assessment made by Telecom.  Whenever applicable, personal assets tax paid on behalf of Telecom’s shareholders is deducted from the cash dividend payment.

Value added tax

The sale, exchange or other disposition of Telecom’s shares and ADSs, and the distribution of dividends in connection therewith are exempted from the value added tax.

Tax on Deposits to and Withdrawals from Bank Accounts

The tax on deposits to and withdrawals from bank accounts under Law No. 21,526 applies to certain deposits to and withdrawals from bank accounts with Argentine financial institutions and to other transactions that, due to their special nature and characteristics, are similar or could be used in lieu of a deposit to or withdrawal from a bank account.  Therefore, any deposit to or withdrawal from a bank account opened in an institution regulated by Law No. 21,526, or any transaction deemed to be used in lieu of a deposit to or withdrawal from a bank account, is subject to the tax on deposits and withdrawals unless a particular exemption is applicable.  The tax rate in effect since August 1, 2001 has been 0.6% of the transaction volume.

Decree No. 534/04 provides that owners of bank accounts subject to the general tax rate of 0.6% may take into account as a tax credit of 34% of the tax originated in credits on such bank accounts.  This amount may be computed as a credit for the income tax and tax on minimum presumed income.  The amount computed as a credit is not deductible for income tax purposes.

Tax on minimum presumed income

Companies located in Argentina are required to pay an amount equal to the greater of the income tax or the tax on minimum presumed income.  The tax on minimum presumed income is computed based on 1% of the value of our assets.  The value of our assets is determined in accordance with the criteria established under Argentine tax laws.  The amount of any income tax paid during the fiscal year may be applied against the tax on minimum presumed income that would be payable in such fiscal year.  The amount of any tax on minimum presumed income paid in excess of the income tax for such fiscal year may be carried forward for a period of up to ten years.  This excess may be treated as a credit to be applied against the income tax payable in a future year to the extent the tax on minimum presumed income for the year does not exceed income tax payable for such future year.

According to Law No. 27,260, the tax on minimum presumed income is abolished for the fiscal years beginning from January 1, 2019.

Turnover tax

Turnover tax could be applicable to Argentine residents on the transfer of shares and on the perception of dividends to the extent such activity is conducted on a regular basis within an Argentine province or within the City of Buenos Aires.  However, under the Tax Code of the City of Buenos Aires, any transactions with shares, as well as the perception of dividends are exempt from gross turnover tax.  Holders of the Class A, B and C Shares or ADSs are encouraged to consult a tax advisor as to the particular Argentine gross turnover tax consequences derived from holding and disposing of the Class A, B and C Shares or ADSs or ADSs.

Stamp taxes

Stamp tax is a provincial tax that is levied based on the formal execution of public or private instruments.  Documents subject to stamp tax include, among others, all types of contracts, notarial deeds and promissory notes.  Each province and the City of Buenos Aires have its own stamp tax legislation.  Stamp tax rates vary according to the jurisdiction and type of agreement involved.  In certain jurisdictions, acts or instruments related to the negotiation of shares and other securities duly authorized for its public offering by the CNV are exempt from stamp tax.

Other taxes

There are no Argentine federal inheritances or succession taxes applicable to the ownership, transfer or disposition of Class A, B and C Shares.

Tax treaties

Argentina has signed tax treaties for the avoidance of double taxation with several countries, although there is currently no tax treaty or convention in effect between Argentina and the United States.  On December 23, 2016, Argentina and the United States signed an agreement for the exchange of information relating to taxes.

REGULATORY AND ADMINISTRATIVE MATTERS

The Reorganization will be subject to the Participating Companies obtaining the following authorizations from ENACOM:

•                  the ENACOM Amortization Authorization;

•                  the ENACOM Nortel Authorization; and

•                  the ENACOM Licenses Authorization.

The filings with ENACOM for the ENACOM Amortization Authorization was made on March 31, 2017 and the approval was received on June 21, 2017.  The filings with ENACOM for the ENACOM Nortel Authorization and the ENACOM Licenses Authorization were made on May 17, 2017.

The following administrative authorizations and approvals are also required:

•                  obtaining the administrative consent (conformidad administrativa) of the CNV with respect to the Reorganization;

•                  the registration of the Final Reorganization Agreement with the Public Registry of Commerce of the City of Buenos Aires (Inspección General de Justicia); and

•                  any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

MATERIAL RELATIONSHIPS AMONG TELECOM, NORTEL AND THEIR EXECUTIVE OFFICERS,

DIRECTORS AND MAJOR SHAREHOLDERS

Telecom’s Major Shareholders

Telecom’s principal shareholder is Nortel.  As of June 30, 2017, Nortel owned all of Telecom’s Class A Ordinary Shares (51% of Telecom’s total capital stock) and approximately 7.64% of the Class B Ordinary Shares (3.74% of Telecom’s total capital stock) which, in the aggregate, represented approximately 54.74% of the total capital stock or 55.60% of the total outstanding shares considering the 15,221,373 Class B Ordinary Shares which were repurchased and are held in treasury.  Telecom is directly controlled by Nortel by virtue of Nortel’s ownership of a majority of Telecom’s capital stock; however, Nortel’s controlling interest is subject to certain agreements among Sofora’s shareholders.

In the event of certain payment defaults or breaches of covenants, holders of Nortel’s preferred stock collectively have the right to elect one director of Nortel and obtain voting rights.

If the Merger is consummated, Telecom’s principal shareholders will be CVH and the Fintech Parties.  As a result of the Merger, CVH and Fintech Media will receive, directly and indirectly, though their joint-ownership of VLG, a combined total participation in Telecom equivalent to 55% of the combined company’s total outstanding capital stock.

In addition, Cablevisión Holding has accepted the Call Option granted by the Fintech Parties for the acquisition of a participation equal to 13.51% of the total outstanding capital of Telecom (after giving effect to the Reorganization but prior to the Merger) at an exercise price of U.S.$634,275,282, plus interest at a rate of 6% per annum, which will be reduced by any adjustments for the payment of dividends paid by Telecom and certain liabilities of the relevant parties.  The shares underlying the call option represent a participation of approximately 6% of the post-Merger shares of the combined companies. If the Call Option is exercised in accordance with the terms and conditions of the offer, CVH will hold 39% of the total capital stock in the combined company and the holdings of the Fintech Parties in the combined company shall be reduced accordingly.

For additional information on Telecom’s major shareholders, see “Item 7—Major Shareholders and Related Party Transactions” of the Telecom 2016 Form 20-F and “The Merger—Telecom Shareholders’ Agreement.”

Nortel’s Major Shareholders

As of June 30, 2017, Nortel’s capital stock was represented by ordinary shares (78.38% of the capital stock) and Nortel Preferred Shares (21.62% of the capital stock).  All of Nortel’s ordinary shares are owned by Sofora.  Nortel Preferred Shares generally have no voting rights except under limited circumstances.  See “Item 10-Additional Information—Bylaws and Terms and Conditions of Issuance of Series B Preferred Shares—Nortel’s Capital Stock—Voting Rights” of the Nortel 2016 Form 20-F.

The ownership of Nortel’s shares of common stock as of April 26, 2017 was as follows:

Shareholder	Percentage of capital
Sofora	100.0%

According to the ownership reports of shares or other securities or rights in Nortel Securities prepared by Telecom’s directors and members of senior management and provided to us, none of Telecom’s directors or executive officers entered into any transactions in Nortel Securities during the past six months.

For additional information on Nortel’s major shareholders, see “Item 7—Major Shareholders and Related Party Transactions” of the Nortel 2016 Form 20-F.

Past Contacts, Transactions, Negotiations and Agreements with the Absorbed Companies

Telecom has been involved in a number of transactions with related parties during the periods for which financial statements are presented.

Our policy is to make transactions with related parties on arm’s-length basis.  In addition, Section 72 of Law No. 26,831 provides that before such company whose stock is publicly-listed may enter into an act or contract involving a “relevant amount” with a related party or parties, the publicly-listed company must obtain approval from its Board of Directors and obtain a valuation report from its Audit Committee or two independent valuation firms that  states that the terms of the transaction are consistent with those that could be obtained at an arm’s-length basis.  If the Audit Committee or two independent valuation firms do not find that the terms of the contract are consistent with those that could be obtained on an arm’s-length basis, approval must be obtained from the shareholders.  “Relevant amount” means an amount which exceeds 1% of the issuers’ equity as contained in the latest approved financial statements.

Transactions with related parties of Sofora, Fintech, W de Argentina Inversiones S.A. (related party up to May 23, 2017) and/or their respective affiliates and other related parties resulted in expenses and finance costs of approximately Ps.108 million for the six-months period ended June 30, 2017.  Of that amount, Ps.106 million were incurred with W de Argentina Inversiones S.A. for insurance, advertising, labor costs and finance costs; and Ps.2 million were incurred with other parties.

Transactions with related parties of Sofora, Fintech, W de Argentina Inversiones S.A. (related party up to May 23, 2017) and/or their respective affiliates and other related parties resulted in income for services rendered by us of approximately Ps.8 million for the six-months period ended June 30, 2017, corresponding to services rendered to W de Argentina Inversiones S.A. of approximately Ps.7 million and services rendered to other related parties of approximately Ps.1 million.

Transactions with related parties of Fintech for the six months ended June 30, 2017 resulted in income for telecommunication services rendered by us of approximately Ps.47 million and expenses for telecommunications services received of approximately Ps.15 million.

Most of these agreements were submitted to an independent firm for evaluation, which found them to be “reasonable” and “in accordance with market practice in all material respects.”  These agreements were also submitted to the review of the Audit Committee of the board of directors of Telecom and were approved by Telecom’s board of directors.

As of June 30, 2017, Telecom had no loans outstanding to the executive officers of Telecom.

Directors and Senior Management

For information on the members of the Board of Directors and Senior Management of Telecom and Nortel, including information related to share ownership, compensation and related party transactions, see “Item 6—Directors, Senior Management and Employees” and “Item 7—Major Shareholders and Related Party Transactions” of the Telecom 2016 Form 20-F and the Nortel 2016 Form 20-F.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF
TELECOM AND NORTEL

The following is a summary of all material differences between the rights of shareholders of Nortel Preferred Shares and Telecom Class B Shares arising from the differences between the corporate bylaws of the two companies.  Because it is a summary, it does not contain all the information that may be important to you.  For more complete information, you should read the translations of Telecom’s bylaws, which are included as exhibits to the Reorganization Form F-4 and of the bylaws of Nortel, which are filed as exhibits to the Nortel 2016 Form 20-F.  To find how to obtain these documents see “Where You Can Find More Information.”

Telecom is a sociedad anónima organized under the laws of Argentina, and the rights of its shareholders are governed by the Argentine Corporations Law, the Capital Markets Law and by the provisions of its bylaws.  Telecom’s bylaws with all amendments thereto were registered in the Public Registry of Commerce of the City of Buenos Aires on January 8, 2016 under number 447, book 77 of Corporations.

Nortel is a sociedad anónima organized under the laws of Argentina, and the rights of its shareholders are governed by the Argentine Corporations Law, the Capital Markets Law and by the provisions of its bylaws.  Nortel’s bylaws with all amendments thereto (except for the amendments approved in connection with the Reorganization and the Merger) were registered in the Public Registry of Commerce of the City of Buenos Aires on December 10, 2010 under number 23647, book 52 of Corporations.

Nortel Preferred Shares	Telecom Class B Shares
Voting Rights

Holders of Nortel Preferred Shares generally do not have any voting rights. Pursuant to Sections 217 and 244 of the Argentine Corporations Law, non-voting preferred shares, including Nortel Preferred Shares, are entitled to vote on certain corporate decisions, including a merger (except when Nortel is the surviving company), a spin-off or the dissolution of Nortel. In addition, under the terms of issuance of the Nortel Preferred Shares, holders of Nortel Preferred Shares have one vote per share and the right to elect, voting together as a single class, one member to the Board of Directors of Nortel.

Each holder of Telecom Class B Shares is entitled to one vote per share.

In connection with the Merger, an additional amendment to Telecom’s bylaws will be effective on the Merger Effectiveness Date pursuant to which Telecom Class A Shares and Telecom Class D Shares will have certain supermajority voting rights with respect to the matters described in “Effects of the Merger—Amendment of Telecom’s by Laws.”  Also, such amendment provides that Class B Shares may not be converted into another class of shares.

Dividend Rights

Every holder has the right to obtain dividends, and the dividend is allocated as a fixed amount per Nortel Preferred Share, with holders receiving a dividend in proportion to their pro rata share of Nortel Preferred Shares. The aggregate amount of dividends allocated to Nortel Preferred Shares is equal to 48.96% of the total amount of dividends approved by Nortel.

The amount and payment of dividends are determined by majority vote of the holders of Nortel Common Shares at the annual shareholders meeting, considering the recommendation of the Board of Directors of Nortel.

Any modifications to the preferential rights of Nortel Preferred shares require a majority vote of the holders of preferred shares passed at a special shareholders’ meeting of preferred shares held  in accordance with the terms of Section 243 of the Argentine Corporations Law.

Every shareholder has the right to obtain dividends, the dividend is allocated as a fixed amount per share, with shareholders receiving a dividend in proportion to their shareholding.

The amount and payment of dividends are determined by majority vote of the shareholders at the annual shareholders meeting, considering the recommendation of the board of directors

Nortel Preferred Shares	Telecom Class B Shares
Liquidation Preference
The terms of issuance of the Nortel Preferred Shares provide holders of Nortel Preferred Shares the right to receive, in the aggregate, 48.96% of the liquidation proceeds of Nortel.	Bylaws provide no liquidation preference.
Mandatory Tender Offer Requirements
CNV rules do not require a mandatory tender offer of Nortel Preferred Shares for so long as they remain non-voting shares, in the case of a direct or indirect change of control of Nortel.

CNV rules require a mandatory tender offer for all of the outstanding Telecom Class B Shares in case any person or group of persons acquires a significant participation in Telecom, currently defined as at least 35% in the voting rights, resulting in a direct or indirect change of control of Telecom.

Limitations on Share Ownership
There is no limitation in the bylaws.	There is no limitation in the bylaws.
Capital Increases and Preemptive and Accretion Rights

Nortel Preferred Shares have preemptive and accretion rights only with respect to capital increases of Nortel Preferred Shares.

Nortel will not issue any additional Nortel Preferred Shares in excess of 1,470,455 shares, other than Nortel Preferred Shares issued (i) pursuant to the preemptive rights of holders of Nortel Preferred Shares in connection with the issuance of new Nortel Common Shares, in which case holders of Nortel Preferred Shares will have the right to subscribe such number of additional Nortel Preferred Shares necessary to preserve its participation in the earnings of Nortel and the liquidation value of the Nortel Preferred Shares held prior to the new issuance of Nortel Common Shares; or (ii) fully paid to holders of Nortel Preferred Shares as a result of the capitalization of  reserves, revaluation surpluses or similar concepts.

Telecom Class B Shares have preemptive and accretion rights with respect to each new issuance of Telecom Class B Shares.  Pursuant to Section 5 of Telecom’s bylaws, all capital increases shall be made maintaining the same proportion of Telecom Class A Shares, Telecom Class B Shares, Telecom Class C Shares (and after the Merger is effective, Telecom Class D Shares), existing at the time of deciding the relevant capital increase.  To the extent that a capital increase is made through the issuance of shares of any other class that would result in a change in the proportion of Telecom Class B Shares relative to other classes of Telecom capital stock, Telecom Class B Shares shall have preemptive and accretion rights with respect to such  issuance of shares of any other class of Telecom capital stock as if Telecom Class B Shares and such other class of shares were the same class.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Telecom is incorporated under the laws of Argentina.  Substantially all of Telecom’s and Telecom’s subsidiaries’ assets are located outside the United States.  All of Telecom’s directors and all Telecom’s officers and certain advisors named in this prospectus reside in Argentina.  As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or Telecom in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

Argentine counsel, Errecondo, González & Funes Abogados, has advised Telecom that it may be difficult for an investor to bring in an Argentine court an original action predicated solely upon the civil liability provisions of U.S. federal securities laws against us, Telecom’s directors and/or Telecom’s officers.  There is doubt as to whether Argentine courts would permit such actions or enforce any civil liabilities thereon.

If enforcement of a judgment issued by a U.S. court is sought before federal courts or courts with jurisdiction in commercial matters of the City of Buenos Aires, such judgment will be subject to the requirements set out in Articles 517 through 519 of the Argentine Federal Civil and Commercial Procedure Code.  Such requirements are as follows: (1) the judgment, which must be valid and final in the jurisdiction where rendered, was issued by a competent court in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property which was transferred to Argentine territory during or after the prosecution of the foreign action, (2) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action, (3) the judgment does not violate the principles of public policy of Argentine law, and (4) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court. Any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto) requires filing with the relevant court of a duly legalized translation by a sworn public translator into the Spanish language.

The filing of claims with the Argentine judicial system is subject to the payment of a court tax to be paid by the person filing a claim.  Such tax rate varies from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed, in conformity with Article 2 of Argentine Law No. 23,898).  Furthermore, pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

Subject to compliance with Article 517 of the Argentine Federal Civil and Commercial Procedure Code described above, a judgment against Telecom or the persons described above and obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

Telecom has been further advised by Argentine counsel that the ability of a judgment creditor or the other persons named above to satisfy a judgment by attaching certain assets of Telecom’s, Telecom’s directors, Telecom’s executive officers and/or the advisors named in this prospectus, respectively, may be limited by provisions in Argentine law.

A plaintiff (whether Argentine or non-Argentine) residing outside Argentina during the course of litigation in Argentina may be required to provide a bond to guarantee court costs and legal fees incurred under such litigation, if the plaintiff owns no real property in Argentina that could secure such payment.  The aforementioned bond should have a value at least sufficient to pay for court fees and defendant’s attorney fees in the corresponding litigation, as determined by the Argentine judge.  This requirement does not apply to the enforcement of foreign judgments.

LEGAL MATTERS

Certain matter of New York law will be passed upon for Telecom by Cleary Gottlieb Steen & Hamilton LLP.  Errecondo, González & Funes Abogados, Telecom’s Argentine legal counsel, will provide an opinion regarding the validity of the Telecom Class B Shares under Argentine law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Telecom Audited Financial Statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Telecom’s Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Nortel Audited Financial Statements incorporated in this prospectus by reference to Nortel’s Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Cablevisión Audited Financial Statements incorporated in this prospectus by reference to Nortel’s report on Form 6-K, furnished to the SEC on September 11, 2017, have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Sofora Audited Financial Statements incorporated in this prospectus by reference to Telecom’s Form F-4 filed on May 17, 2017 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Under Argentine law, any provision, whether contained in the articles of association of a company or in any agreement, exempting any officer or director or indemnifying any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, default, misfeasance, breach of duty or trust, is void.  A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor.  Telecom maintains an officers’ and directors’ insurance policy covering claims brought against its officers and/or directors relating to the performance of their duties.  At present, the total amount covered by this insurance is U.S.$75,000,000.  Also, at Telecom’s shareholders meeting held on April 8, 2016, its shareholders approved the grant of indemnity to (1) the regular and alternate members of Telecom’s board of directors and of supervisory committee that have resigned their positions due to the change of Telecom’s indirect controlling shareholder and (2) Telecom’s former directors and supervisory committee members nominated or appointed, directly or indirectly, by the former controlling shareholder (the “persons subject of indemnity”) in relation to their acts and omissions that occurred before or on March 8, 2016, in the case of the directors, and before or on April 8, 2016, in the case of supervisory committee members, to the extent and as far as it is allowed by Argentine law and by Telecom’s bylaws, and for a six-year period beginning on the abovementioned dates.

Item 21.  Exhibits and Financial Statement Schedules

(a)                                 The Exhibit Index is incorporated herein by reference.

See the Exhibit Index attached to this registration statement, which is incorporated herein by reference.

(b)                                 Financial Statements Schedule has been omitted as the information has been otherwise supplied in the financial statements or notes to the financial statements.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 22.  Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes that:

(1)         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1

Preliminary Reorganization Agreement among Telecom, Nortel, Sofora and Personal, dated March 31, 2017 (included as Annex A of the Registration Statement on Form F-4 filed by Telecom on May 17, 2017 and incorporated by reference herein).*

2.2

Preliminary Merger Agreement between Telecom and Cablevisión, dated June 30, 2017, and the related exhibits thereto (previously furnished on Form 6-K (File No. 001-13464) on August 28, 2017 and incorporated by reference herein).*

3.1	Bylaws (estatutos sociales) of Telecom, as amended (English translation) (previously furnished on Form 6-K (File No. 001-13464) on February 5, 2016 and incorporated by reference herein).*
3.2	Amendment to the bylaws (estatutos sociales) of Telecom (English translation) (previously furnished on Form 6-K (File No. 001-13464) on September 7, 2017 and incorporated by reference herein).
4.1

Amended and Restated Shareholders’ Agreement between Telecom Italia S.p.A., Telecom Italia International N.V. and W de Argentina—Inversiones S.L., dated August 5, 2010 (“Shareholders’ Agreement”) (previously filed as Exhibit 3 to Telecom Italia S.p.A.’s Schedule 13D filed on October 22, 2010 and incorporated by reference herein).*

4.2

First Amendment to the Shareholders’ Agreement, dated October 13, 2010 (previously filed as Exhibit 4 to Telecom Italia S.p.A.’s Schedule 13D filed on October 22, 2010 and incorporated by reference herein).*

4.3

Second Amendment to the Shareholders’ Agreement, dated March 9, 2011 (previously filed as Exhibit 3 to Telecom Italia S.p.A.’s Schedule 13D/A filed on March 10, 2011 and incorporated by reference herein).*

4.4

Third Amendment to the Shareholders’ Agreement, dated November 13, 2013 (previously filed as Exhibit 6 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).*

4.5

Mutual Shareholder Release to the Shareholders’ Agreement, dated November 13, 2013 (previously filed as Exhibit 7 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).*

4.6

Deed of Adherence to the Shareholders’ Agreement, dated November 13, 2013 (previously filed as Exhibit 8 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).*

4.7

Telecom Shareholders’ Agreement among VLG Argentina LLC, CVH, Fintech Telecom, LLC, Fintech Media, LLC and Fintech Advisory Inc., dated July 7, 2017 (previously filed as Exhibit 32 to Telecom’s Schedule 13D filed on July 10, 2017 and incorporated by reference herein).*

5.1	Opinion of Errecondo, González & Funes Abogados, Telecom’s Argentine counsel, as to the validity of Nortel’s distribution of Telecom Class B Shares.
8.1	Opinion of Errecondo, González & Funes Abogados, Telecom’s Argentine counsel, as to Argentine tax matters.
8.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, Telecom’s U.S. counsel, as to U.S. tax matters.**
21.1	List of subsidiaries of Telecom (previously filed as Exhibit 8.1 to the Telecom 2016 Form 20-Fand incorporated by reference herein).*
23.1	Consent of Errecondo, González & Funes Abogados (included in Exhibit 5.1 and Exhibit 8.1).
23.2	Consent of Price Waterhouse & Co. S.R.L. with respect to the Telecom Audited Financial Statements.
23.3	Consent of Price Waterhouse & Co. S.R.L. with respect to the Nortel Audited Financial Statements.
23.4	Consent of Price Waterhouse & Co. S.R.L. with respect to the Sofora Audited Financial Statements.
23.5	Consent of Price Waterhouse & Co. S.R.L. with respect to the Cablevisión Audited Financial Statements.
23.6	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 8.2).**
24.1	Power of Attorney (included in the signature page of the Registration Statement on Form F-4 filed by Telecom on May 17, 2017).*
99.1

Consolidated Financial Statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 of Sofora Telecomunicaciones S.A. (included as Annex B of the Registration Statement on Form F-4 filed by Telecom on May 17, 2017 and incorporated by reference herein).*

*Previously filed.

**To be filed by amendment.

SIGNATURES OF TELECOM

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Buenos Aires, Argentina on September 11, 2017.

TELECOM ARGENTINA S.A.

By:	/s/Pedro G. Insussarry
	Name:	Pedro G. Insussarry
	Title:	Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 11, 2017 by the following persons in the capacities and on the dates indicated in respect of Telecom.

Signature	Title

*	Chairman of the Board of Directors
Mariano Marcelo Ibañez

*	Director
Baruki Luis Alberto González

*	Director
Carlos Alejandro Harrison

*	Director
Martín Héctor D’Ambrosio

*	Director
Alejandro Macfarlane

*	Director
Pedro Angel Costoya

*	Director
Darío Leandro Genua

*By:	/s/Germán H. Vidal
Germán H. Vidal

Signature of Authorized Representative of Telecom

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Telecom, has signed this registration statement or amendment thereto, as the case may be, in Newark, Delaware, on September 11, 2017.

Signature	Title

/s/Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi